      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1998



                                                      REGISTRATION NO. 333-45693

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               WALBRO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE

                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                      3714

                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)
                                   38-1358966

                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

        6242 GARFIELD STREET, CASS CITY, MICHIGAN 48726, (517) 872-2131

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               FRANK E. BAUCHIERO


                     CHIEF EXECUTIVE OFFICER AND PRESIDENT

                               WALBRO CORPORATION
                              6242 GARFIELD STREET
                   CASS CITY, MICHIGAN 48726, (517) 872-2131
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                            HOWARD S. LANZNAR, ESQ.
                             KATTEN MUCHIN & ZAVIS
                       525 WEST MONROE STREET, SUITE 1600
                            CHICAGO, ILLINOIS 60661
                                 (312) 902-5200

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS


                               WALBRO CORPORATION

                               OFFER TO EXCHANGE

                    10 1/8% SENIOR NOTES DUE 2007, SERIES B

          FOR ALL OUTSTANDING 10 1/8% SENIOR NOTES DUE 2007, SERIES A
WALBRO LOGO


        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,


                       ON JUNE 30, 1998, UNLESS EXTENDED.


     Walbro Corporation (the "Company") hereby offers, upon the terms and subject to conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"; together with the Prospectus, the "Exchange Offer"), to exchange up to an aggregate principal amount of $100,000,000 of its 10 1/8% Senior Notes Due 2007, Series B (the "Exchange Notes") for up to an aggregate principal amount of $100,000,000 of its outstanding 10 1/8% Senior Notes Due 2007, Series A (the "Old Notes"). The terms of the Exchange Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Exchange Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the Old Notes. The Exchange Notes and the Old Notes are sometimes referred to collectively as the "Notes".


     The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on June 30, 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). The Expiration Date will not in any event be extended to a date later than December 27, 1998 (180 days after the initial Expiration Date). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return the Old Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Old Notes may be tendered only in integral multiples of $1,000.



     The Old Notes were sold by the Company on December 16, 1997 to Salomon Brothers Inc (the "Initial Purchaser") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchaser subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors (as defined below) under the Registration Rights Agreement dated December 11, 1997 by and among the Company, the Guarantors and the Initial Purchaser in connection with the Initial Offering (the "Registration Rights Agreement"). See "The Exchange Offer."


     The Exchange Notes will be senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future senior unsecured obligations of the Company. The Exchange Notes will be guaranteed (the "Guarantees") on a senior unsecured basis, jointly and severally, by each of the Company's principal wholly-owned domestic operating subsidiaries (the "Guarantors").


     The Exchange Notes and Guarantees will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and its subsidiaries. The Exchange Notes will rank pari passu in right of payment with the Old Notes. As of March 31, 1998, the Company and its subsidiaries had approximately $80.4 million of secured indebtedness outstanding. Giving effect to the Refinancing (as defined herein), as of March 31, 1998, the Company and its subsidiaries would have had approximately $88.4 million of secured indebtedness outstanding. In addition, the Exchange Notes will be effectively subordinated in right of payment to all existing and future liabilities, including trade payables, of the Company's subsidiaries which are not Guarantors, which, as of March 31, 1998, totalled approximately $186.7 million (excluding intercompany liabilities).


                         (Cover continued on next page)
                            ------------------------


      SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS JUNE 3, 1998.

                             (Continued from Cover)


     Interest on the Old Notes accrued, and interest on the Exchange Notes will accrue, from the date of issuance and will be payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1998. Holders of the Exchange Notes will receive interest on December 15, 1998 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.


     The Exchange Notes are subject to redemption on or after December 15, 2002 at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued interest to the date of redemption. In addition, prior to December 15, 2000, the Company may, at its option, redeem up to an aggregate of 30% of the principal amount of the Exchange Notes issued with the net proceeds from one or more Public Equity Offerings (as defined herein) at the redemption price set forth herein plus accrued interest to the date of redemption. In the event of a Change of Control (as defined herein), the Company will be obligated to make an offer to purchase all of the outstanding Exchange Notes at a redemption price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase. In addition, the Company will be obligated to make an offer to repurchase the Exchange Notes in the event of certain asset sales. See "Description of the Exchange Notes."


     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by respective holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of the Exchange Notes and is not engaged in and does not intend to engage in a distribution of the Exchange Notes. Notwithstanding the foregoing, each broker-dealer that receives the Exchange Notes in exchange for the Old Notes acquired for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer to satisfy the prospectus delivery requirements in connection with resales of the Exchange Notes. The Company has agreed that, for a period of 180 days after the Registration Statement (as defined herein) is declared effective by the Commission, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


     Prior to the Exchange Offer, there has been no public market for the Exchange Notes. Although the Company has agreed pursuant to the Registration Rights Agreement to use its best efforts to cause the Exchange Notes to be listed on the New York Stock Exchange, there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders to sell the Exchange Notes, or the price at which holders would be able to sell the Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Exchange Notes, if such market develops, will not be subject to similar disruptions. The Initial Purchaser has advised the Company that it currently intends to make a market in the Exchange Notes offered. However, the Initial Purchaser is not obligated to do so and any market making may be discontinued at any time without notice.

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to pay the expenses incident to the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

     Holders of the Old Notes not tendered and accepted in the Exchange Offer will continue to hold the Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF THE OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR ITS ACCEPTANCE WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF THAT JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK-ENTRY; DELIVERY AND FORM," THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED HEREIN), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTEREST IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFER THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK-ENTRY; DELIVERY AND FORM."

     PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY NOR ANY OF THE GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

                             AVAILABLE INFORMATION


     The Company and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Company is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the regional offices of the Commission at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission in its Washington, D.C office at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The internet address of the site is http://www.sec.gov.



     The Company has agreed to file with the Commission, to the extent permitted, and distribute to holders of the Notes reports, information and documents specified in Sections 13 and 15(d) of the Exchange Act so long as the Notes are outstanding, whether or not the Company is subject to such informational requirements of the Exchange Act. While any Notes remain outstanding, the Company will make available, upon request, to any holder of the Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to the Secretary of the Company at 6242 Garfield Street, Cass City, Michigan 48726 (telephone number
(517) 872-2131).


                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference and made a part of this Prospectus.


          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and



          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.



     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to the Secretary of the Company at 6242 Garfield Street, Cass City, Michigan 48726 (telephone (517) 872-2131).

                           FORWARD-LOOKING STATEMENTS


     The statements contained in this Prospectus that are not historical facts are forward-looking statements subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Whenever possible, the Company has identified these forward-looking statements by words such as "anticipating," "believes," "estimates," "expects," and similar expressions. The Company cautions readers of this discussion that a number of important factors could cause the Company's actual consolidated results for 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. These important factors include, without limitation, changes in demand for automobiles and light trucks, relationships with significant customers, price pressures, the timing and structure of future acquisitions or dispositions including the restructuring program announced during the fourth quarter of 1997, impact of environmental regulations, the year 2000 issue, continued availability of adequate funding sources, currency and other risks inherent in international sales, and general economic and business conditions. See "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements of the Company and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references in this Prospectus to the Company or Walbro refer to Walbro Corporation and its consolidated subsidiaries.

                                  THE COMPANY


     Walbro is a global leader in the design, development and manufacture of precision fuel storage and delivery systems and products for automotive and small engine markets worldwide. The Company manufactures plastic fuel tanks, fuel pumps, fuel modules, plastic fuel rails and fuel level sensors for sale to automotive original equipment manufacturers ("OEMs"). Products manufactured for the small engine market include carburetors and ignitions for chain saws, outboard marine engines, two-wheeled vehicles, industrial engines and lawn and garden equipment, such as lawn mowers and weed trimmers. From 1992 to 1997, the Company increased net sales at the compound rate of approximately 21% per year. This growth was primarily due to the introduction of new automotive products, penetration of additional automotive platforms, the Dyno (as defined below) acquisition and a recovery in the small engine industry from depressed levels in the late 1980s. The Company had net sales of $619.9 million and $585.4 million in 1997 and 1996, respectively; and net sales of $169.3 million for the three months ended March 31, 1998.


WALBRO AUTOMOTIVE


     Approximately 74% of the Company's net sales for 1997 were generated by Walbro Automotive. Through Walbro Automotive, the Company designs, develops and manufactures fuel storage and delivery systems and components for a broad range of U.S. and foreign manufacturers of passenger automobiles and light trucks (including minivans). The Company and its joint ventures hold a strong market position in North America, Europe and South America and a growing market presence in Asia. In July 1995, the Company substantially expanded its European automotive business by acquiring the fuel systems business of Dyno Industrier A.S ("Dyno") of Oslo, Norway (the "Dyno Acquisition"). In 1997, management estimates that the Company supplied Chrysler with approximately 79% of its fuel pump and fuel module requirements, including all requirements for Chrysler's passenger cars and minivans and approximately 48% of the requirements for Chrysler's light trucks. Management believes that the Company manufactures substantially all of the fuel tank systems for Saab and Volvo light vehicles and all of the fuel tanks for the Mercedes-Benz C Class, Volkswagen Polo and Renault Twingo. Other automotive customers of the Company and its joint ventures include Audi, Daewoo, Fiat, Ford, General Motors, Hyundai, Kia, Nedcar, Peugeot and Rover.


     The Company's growth strategy is to position itself as a global supplier to the automotive industry through the design, development and manufacture of technologically advanced fuel systems and components which are delivered worldwide. Due to the increasing demand by OEMs for the supply of integrated automotive systems, Walbro is supplying OEMs with an increasing number of fuel storage and delivery components with the ultimate goal of being responsible for the complete fuel storage and delivery systems ("FSDS") which would integrate all of the components necessary for fuel delivery. By assuming responsibility for the development of complete systems, the Company allows its OEM customers to reduce their internal engineering costs, use fewer suppliers and assemble systems rather than components. Once an OEM designates the Company to supply FSDS components for a new vehicle program, the OEM usually will continue to purchase those components from the Company for the life of the program.

     The Company and its joint ventures in Europe, South America and Asia design, develop, manufacture and distribute fuel delivery components and systems worldwide to support OEMs as they produce vehicles for the global automotive market. The Company's product development efforts focus on the regulatory and competitive challenges facing its customers worldwide. For example, the Company has used its technical skills to develop multi-layer plastic fuel tanks and onboard running and vapor recovery ("ORVR") devices, which are designed, in part, to assist OEMs in complying with increasingly strict emission regulations.

WALBRO ENGINE MANAGEMENT


     Approximately 20% of the Company's net sales for 1997 were generated by Walbro Engine Management. Through Walbro Engine Management, the Company designs, develops and manufactures diaphragm carburetors for portable engines (such as those used in chain saws and weed trimmers), float feed carburetors for ground supported engines (such as those used in lawn mowers and marine engines) and ignition systems and other components for a variety of small engine products. The Company believes that it is the world's largest independent manufacturer of small engine carburetors, with an approximate 72% share of the global diaphragm carburetor market including sales to such leading chain saw and weed trimmer manufacturers as Poulan/Weedeater, Deere and Company (Homelite), Stihl Incorporated, McCulloch Corporation, Ryobi Ltd. and Kioritz (Echo) Corporation. The Company believes it has an approximate 10% share of the global float feed carburetor market, including sales to Briggs & Stratton Corporation, the world's largest small engine manufacturer, Kohler Company, Tecumseh Products Co., and Mercury Marine, a major manufacturer of outboard marine engines. The Company also produces substantial volumes of float feed carburetors for the Chinese two-wheeled vehicle market.


     The Company's strategy in the small engine sector is to enhance its presence as a leading supplier of small engine carburetors, ignition systems and other small engine products through the development of system technologies which assist customers in complying with new emission standards. The Company's strategy also includes increasing its global presence, particularly in developing countries such as the People's Republic of China and India, to profit from the growing market for carburetors for two-wheeled vehicles, gasoline-powered portable tools used for infrastructure development and other small engine applications.

AFTERMARKET


     The remaining 6% of the Company's net sales for 1997 were primarily related to replacement products for both the automotive and small engine aftermarkets. The Company has recently begun pursuing initiatives to expand its aftermarket customer base and product lines in an effort to grow this segment of its business.



RECENT EVENTS



     On May 29, 1998, the Company entered into a $150 million line of credit from NationsBank, N.A. consisting of a $125 million revolving line of credit (the "Revolving Credit Facility") and a $25 million capital expenditure facility (the "Capital Expenditure Facility")(the Revolving Credit Facility and the Capital Expenditure Facility are collectively referred to as the "New Credit Facility"). On May 29, 1998, proceeds of the Revolving Credit Facility were used to repay the indebtedness outstanding under the Company's Comerica Bank credit facility (the "Credit Facility") (including the repayment of a $6.3 million industrial revenue bond issued by the City of Ligonier, Indiana for construction of the facility at Sharon Manufacturing Company) and the purchase money facility issued by the same bank group that issued the Credit Facility (the "Purchase Money Facility"), as well as to repay the $45 million aggregate principal amount of the Company's 7.68% Senior Notes due 2004 (the "2004 Notes") including an early retirement premium of $2.0 million. These actions taken by the Company on May 29, 1998 are collectively referred to as the "Refinancing." The proceeds of the New Credit Facility will also be used for capital expenditures and for general working capital purposes.



     As a part of the restructuring program announced during the fourth quarter of 1997, on June 1, 1998, the Company sold substantially all of the assets of Sharon Manufacturing Company, one of the Guarantors, for a purchase price of $4.6 million. The sale of these assets was permitted by, and the Company intends to apply the proceeds of the sale in compliance with, the Indenture, as applicable.

                               THE EXCHANGE OFFER

THE EXCHANGE NOTES............   The forms and terms of the Exchange Notes are
                                 identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain interest provisions relating to the Old Notes described below under "-- Terms of the Exchange Notes."

THE EXCHANGE OFFER............   The Company is offering to exchange up to
                                 $100,000,000 aggregate principal amount of
                                 10 1/8% Senior Notes due 2007, Series B (the
                                 "Exchange Notes") for up to $100,000,000 aggregate principal amount of its outstanding
                                 10 1/8% Senior Notes due 2007, Series A (the
                                 "Old Notes"). Old Notes may be exchanged only in integral multiples of $1,000.


EXPIRATION DATE; WITHDRAWAL OF
TENDER........................   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on June 30, 1998, or such later date and time to which it is extended by the Company. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old
                                 Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.


CERTAIN CONDITIONS TO THE
EXCHANGE OFFER................   The Exchange Offer is subject to certain
                                 customary conditions, which may be waived by the Company. See "The Exchange Offer -- Certain
                                 Conditions to the Exchange Offer."


PROCEDURES FOR TENDERING OLD
NOTES.........................   Each holder of the Old Notes wishing to accept
                                 the Exchange Offer must complete, sign and date the Letter of Transmittal (or facsimile thereof) in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal (or the facsimile), or (in the case of a book-entry transfer) an Agent's Message (as defined herein) in lieu of the Letter of Transmittal, and any other required documentation to the Exchange Agent (as defined herein) at one of the addresses set forth herein prior to the Expiration Date. In addition, prior to the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address, or (b) the Old
                                 Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of the tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). By executing the Letter of Transmittal (or transmitting an Agent's Message), each holder will represent to the Company that, among other things, (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Exchange Notes, and (iii) it is not an "affiliate," as defined in Rule
                                 405 of the Securities Act, of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See "The Exchange Offer --
                                 Procedures for Tendering; -- Resale of the
                                 Exchange Notes."


INTEREST ON THE EXCHANGE
NOTES.........................   The Notes bear interest at the rate of 10 1/8%
                                 per annum, payable semi-annually on June 15 and December 15, commencing June 15, 1998. Holders of the Exchange Notes will receive interest on December 15, 1998 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.


SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   Any beneficial owner whose Old Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender the Old Notes in the Exchange Offer should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering the Old
                                 Notes, either make appropriate arrangements to register ownership of the Old Notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

GUARANTEED DELIVERY
PROCEDURES....................   Holders of the Old Notes who wish to tender
                                 their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent, or who cannot complete the procedure for book-entry transfer on a timely basis and deliver an Agent's Message in lieu of the Letter of Transmittal, prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."


REGISTRATION REQUIREMENTS.....   The Company has agreed to use its best efforts
                                 to consummate by July 1, 1998 the registered
                                 Exchange Offer pursuant to which holders of the Old Notes will be offered an opportunity to exchange their Old Notes for the Exchange Notes which will be issued without legends restricting transfer. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or in certain other circumstances, the Company has agreed to file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration
                                 Statement") and to use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and, subject to certain exceptions, keep the Shelf Registration Statement effective until two years after its effective date.

CERTAIN U.S. FEDERAL INCOME
TAX CONSIDERATIONS............   For a discussion of certain federal income tax
                                 considerations relating to the exchange of the Exchange Notes for the Old Notes, see "Certain
                                 U.S. Federal Income Tax Consequences."

USE OF PROCEEDS...............   There will be no proceeds to the Company from
                                 the exchange of the Old Notes pursuant to the Exchange Offer.

EXCHANGE AGENT................   Bankers Trust Company is the Exchange Agent.
                                 The address and telephone number of the
                                 Exchange Agent are set forth in "The Exchange
                                 Offer -- Exchange Agent."

                          TERMS OF THE EXCHANGE NOTES


     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that the Exchange Notes are registered under the Securities Act and, therefore, will not bear legends restricting transfer. See "Description of the Exchange Notes."


EXCHANGE NOTES................   $100 million aggregate principal amount of
                                 10 1/8% Senior Notes due 2007, Series B of the
                                 Company.

MATURITY DATE.................   December 15, 2007.


INTEREST PAYMENT DATES........   June 15 and December 15, commencing December
                                 15, 1998.



RANKING.......................   The Exchange Notes will be senior unsecured
                                 obligations of the Company ranking pari passu in right of payment with all existing and future senior unsecured obligations of the Company, including the Company's $110 million aggregate principle amount of 9.875% Senior
                                 Notes due 2005 (the "2005 Notes"), and will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and its subsidiaries. As of March
                                 31, 1998, the Company and its subsidiaries had approximately $80.4 million of secured indebtedness outstanding, including $23.0 million of aggregate indebtedness under the Credit Facility, which amount included $2.9 million outstanding under the Purchase Money
                                 Facility, and the $45 million aggregate
                                 principal amount of the 2004 Notes. After giving effect to the Refinancing, as of March
                                 31, 1998, the Company and its subsidiaries would have had approximately $88.4 million of secured indebtedness outstanding, including
                                 $78.0 million of aggregate indebtedness under the Revolving Credit Facility and no indebtedness outstanding under the Capital
                                 Expenditure Facility. All of such indebtedness was and is secured by the inventory, accounts receivable and certain intangibles of the Company and its domestic subsidiaries and by a pledge of 100% of the capital stock of the Company's wholly-owned domestic subsidiaries and of up to 65% of the capital stock of certain of the Company's wholly-owned foreign subsidiaries. In addition, the Purchase Money
                                 Facility was and the Capital Expenditure
                                 Facility is secured by certain equipment purchased with borrowings thereunder. The
                                 Credit Facility and the Purchase Money Facility are referred to as the "Credit Facilities." In addition, the Exchange Notes will be effectively subordinated in right of payment to all existing and future liabilities, including trade payables, of the Company's subsidiaries which are not Guarantors, which, as of March
                                 31, 1998, totalled approximately $186.7 million
                                 (excluding intercompany liabilities).



GUARANTEES....................   The Exchange Notes will be guaranteed on a
                                 senior unsecured basis, jointly and severally, by the Company's principal wholly-owned domestic operating subsidiaries, including
                                 Walbro Automotive Corporation and Walbro Engine
                                 Management Corporation. See "Description of the
                                 Exchange Notes -- The Guarantees" and Note 2 of the Supplemental Notes to the Company's
                                 Consolidated Financial Statements for the year ended December 31, 1997 and Note 4 of the Notes to the Company's (unaudited) Consolidated

                                 Financial Statements for the three months ended March 31, 1998, both as contained elsewhere herein.


OPTIONAL REDEMPTION...........   Except as provided below, the Exchange Notes
                                 are not redeemable at the Company's option prior to December 15, 2002. Thereafter, the
                                 Exchange Notes will be redeemable, in whole or in part, at the option of the Company, at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, prior to December 15, 2000, the Company may, at its option, redeem up to an aggregate of 30% of the principal amount of the Exchange Notes originally issued with the net proceeds from one or more Public Equity
                                 Offerings at the redemption price set forth herein plus accrued interest to the date of redemption. See "Description of the Exchange
                                 Notes -- Redemption -- Optional Redemption."

CHANGE OF CONTROL.............   In the event of a Change of Control, the
                                 Company will be obligated to make an offer to purchase all of the outstanding Exchange Notes at a redemption price of 101% of the principal amount thereof plus accrued interest to the date of repurchase. See "Description of the Exchange Notes -- Certain Covenants -- Change of Control."

OFFER TO REPURCHASE...........   The Company will be required in certain
                                 circumstances to make an offer to repurchase the Exchange Notes at a price equal to 100% of the principal amount thereof, plus accrued interest to the date of repurchase, with the net cash proceeds of certain asset sales. See
                                 "Description of the Exchange Notes -- Certain
                                 Covenants -- Disposition of Proceeds of Asset
                                 Sales."


CERTAIN COVENANTS.............   The indenture under which the Old Notes were
                                 issued and the Exchange Notes will be issued
                                 (the "Indenture") contains covenants including, but not limited to, covenants with respect to limitations on the following matters: (i) the incurrence of additional indebtedness, (ii) the issuance of preferred stock by subsidiaries,
                                 (iii) the creation of liens, (iv) sale and leaseback transactions, (v) restricted payments, (vi) the sales of assets and subsidiary stock, (vii) mergers and consolidations, (viii) payment restrictions affecting subsidiaries, and (ix) transactions with affiliates. See "Description of the Exchange Notes -- Certain Covenants."


     For additional information regarding the Exchange Notes, see "Description of the Exchange Notes."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain considerations that should be considered before tendering the Old Notes in exchange for the Exchange Notes.

                SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



     The following table sets forth summary historical financial data of the Company. The summary historical financial data of the Company for each of the five years ended December 31 was derived from the audited consolidated financial statements of the Company. The summary historical financial data of the Company for both of the three-month periods ended March 31 was derived from the unaudited consolidated financial statements of the Company which, in the opinion of the Company's management, reflect all adjustments necessary for a fair presentation of the financial position and results of operations for the periods. The information contained in this table reflects the results of Dyno subsequent to its acquisition in July 1995 and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company including the notes thereto, contained elsewhere herein.



                                   THREE MONTHS ENDED
                                        MARCH 31,                          YEAR ENDED DECEMBER 31,
                                  ---------------------   ---------------------------------------------------------
                                    1998        1997        1997        1996        1995        1994        1993
                                    ----        ----        ----        ----        ----        ----        ----
STATEMENT OF INCOME DATA:
Net sales.......................  $ 169,292   $ 154,019   $ 619,905   $ 585,389   $ 459,272   $ 325,205   $ 273,463
Cost of sales...................    144,058     129,821     538,751     488,134     377,755     261,501     216,804
Gross profit....................     25,234      24,198      81,154      97,255      81,517      63,704      56,659
Selling, administrative and
  other expenses................     16,958      15,718      78,075      69,869      57,495      39,318      33,043
Reorganization and restructuring
  charges.......................         --          --      27,000          --          --          --       1,760
Operating income................      8,276       8,480     (23,921)     27,386      24,022      24,386      21,856
Interest expense, net...........      7,503       5,892      24,736      17,117      11,111       3,771       2,559
Equity in (income) loss of joint
  ventures......................       (474)       (801)     (3,113)     (4,187)     (3,877)     (2,609)         89
Net income(1)...................        572       2,362     (36,627)     11,229      13,830      14,595       9,667
Net income per share(2).........       0.07        0.27       (4.23)       1.30        1.61        1.70        1.13
Weighted average shares
  outstanding...................  8,682,602   8,652,737   8,668,096   8,649,380   8,609,431   8,602,077   8,537,375
OTHER DATA:
Depreciation and amortization...  $   9,718   $   8,180   $  31,417   $  29,736   $  22,451   $  14,672   $  11,339
Capital expenditures............     11,826      14,232      62,019      99,147      46,240      18,844      20,260
EBITDA(3).......................     19,462      17,749       7,439      57,255      45,245      36,345      31,128
Ratio of EBITDA to interest
  expense, net(3)...............        2.6x        3.0x        0.3x        3.3x        4.1x        9.6x       12.2x
Ratio of earnings to fixed
  charges.......................        1.1x        2.5x       (0.5x)       1.3x        1.8x        4.5x        6.2x
BALANCE SHEET DATA:
  (at end of period)
Total assets....................  $ 629,506   $ 612,101   $ 610,593   $ 589,649   $ 493,473   $ 257,366   $ 215,295
Total long-term debt, less
  current portion...............    293,804     261,359     291,393     291,723     233,389      66,136      52,392
Total debt......................    331,682     284,212     331,557     314,884     249,396      81,548      58,175
Company-Obligated Mandatorily
  Redeemable Convertible
  Preferred Securities of Walbro
  Capital Trust holding solely
  Convertible Debentures........     69,000      69,000      69,000          --          --          --          --
Total stockholders'
  equity(4)(5)..................     67,187     130,982      69,866     137,733     135,427     127,915     114,146


                                                   (footnotes on following page)

-------------------------

(1) The Company adopted SFAS 106 as of January 1, 1993. As a result, the Company recorded a one-time after tax charge of $2,900 for the cumulative effect of this accounting change in the year ended December 31, 1993.


(2) Basic and diluted income per share were the same in all periods presented.


(3) "EBITDA" represents, for any period, the sum of operating income (minus foreign currency exchange losses and other expenses, net) and depreciation and amortization. EBITDA is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company has included information concerning EBITDA because it is a widely accepted financial indicator of a Company's ability to service and/or incur indebtedness. EBITDA (subject to certain adjustments) will be used to determine compliance with certain covenants contained in the Indenture.


(4) Reflects cash dividends declared for Common Stock of $0, $865, $3,474, $3,446, $3,429, $3,426 and $3,403 in the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively.


(5) The Company adopted SFAS 115 as of January 1, 1994. As a result, the Company recorded an increase to stockholders' equity of $2,096 (net of income taxes) as of January 1, 1994.

                                  RISK FACTORS

     In addition to other information contained in this Prospectus, investors should consider carefully the following risk factors before tendering the Old Notes in exchange for the Exchange Notes.

SUBSTANTIAL LEVERAGE


     After the Initial Offering, the Company has consolidated indebtedness that is substantial in relation to its stockholders' equity. As of March 31, 1998, the Company had $331.7 million of total debt, $69.0 million of Convertible Trust Preferred Securities and $67.2 million of stockholders' equity. After giving effect to the Refinancing, as of March 31, 1998, the Company would have had $333.4 million of total debt and $67.0 million of stockholders' equity.



     Additionally, as of March 31, 1998, the Company and its subsidiaries had approximately $80.4 million of secured indebtedness outstanding, including approximately $23.0 million of borrowings under the Credit Facility and $45.0 million aggregate principal amount of the 2004 Notes. After giving effect to the Refinancing, as of March 31, 1998, the Company and its subsidiaries would have had approximately $88.4 million of secured indebtedness outstanding, including approximately $78.0 million of borrowings under the New Credit Facility. Such secured indebtedness has a lien on specified assets of the Company or its subsidiaries, as the case may be. As a result, in an insolvency proceeding, holders of secured indebtedness would have claims against the assets of the Company or its subsidiaries, as the case may be, securing their indebtedness to satisfy their claims, and such assets would be applied to the payment of such claims before claims of holders of unsecured senior indebtedness, such as the Notes, would be satisfied. Because the domestic inventory, accounts receivable and certain intangibles and equipment of the Company and its domestic subsidiaries have been pledged to the banks under the New Credit Facility to secure the Company's borrowings thereunder, in the event of an insolvency of the Company, such banks would have a claim to such assets, while the holders of the Notes would have no claim over specific assets of the Company and its domestic subsidiaries.


     The Company's indebtedness will have several important consequences for the holders of the Notes, including but not limited to the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service requirements (principal and interest) on its indebtedness and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, or to refinance the Notes or for general corporate purposes may be impaired; (iii) the Company's leverage may increase its vulnerability to economic downturns and limit its ability to withstand competitive pressures; and
(iv) the Company's ability to capitalize on significant business opportunities may be limited.


     The Company's ability to make payments with respect to the Notes and to satisfy its other debt obligations will depend on its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. The Company believes, based on current circumstances, that the Company's cash flow, together with available borrowings under the New Credit Facility, will be sufficient to permit the Company to meet its operating expenses and to service its debt requirements as they become due. Significant assumptions underlie this belief, including, among other things, that the Company will succeed in implementing its business strategy and there will be no material adverse developments in the business, liquidity or capital requirements of the Company. If the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The Indenture, among other things, limits the incurrence of additional indebtedness by the Company and its subsidiaries. However, this limitation is subject to a number of important qualifications.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS


     The indenture relating to the 2005 Notes (the "2005 Notes Indenture") and the Indenture restrict the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments or investments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, or merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets. The 2005 Notes Indenture and the Indenture impose limitations on the Company's ability to restrict the ability of its subsidiaries to pay dividends or make certain payments to the Company or any of its subsidiaries. In addition, the New Credit Facility contains other and more restrictive covenants. The New Credit Facility requires the Company to maintain specified financial ratios and satisfy certain financial tests. The Company's ability to meet such financial ratios and tests may be affected by events beyond its control, and there can be no assurance that the Company will meet such tests. A breach of any of these covenants could result in an event of default under the New Credit Facility. In an event of default under the New Credit Facility, the lenders thereunder could elect to declare all amounts borrowed, together with accrued interest, to be immediately due and payable and the lenders under the New Credit Facility could terminate all commitments thereunder. Such event would constitute an event of default under the 2005 Notes Indenture entitling the holders of the 2005 Notes to declare the principal and interest on the 2005 Notes due and payable. If any such indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company. See "Description of Other Indebtedness" and "Description of the Exchange Notes -- Certain Covenants."


FRAUDULENT CONVEYANCE CONSIDERATIONS

     Under applicable provisions of the federal bankruptcy law or comparable provisions of state fraudulent transfer laws, if any Guarantor, at the time it incurs a Guarantee, (a)(i) was or is insolvent or rendered insolvent by reason of such incurrence, (ii) was or is engaged in a business or transaction for which the assets remaining with such Guarantor constituted unreasonably small capital or (iii) intended or intends to incur, or believed or believes that it would incur, debt beyond its ability to pay such debts as they mature and (b) received or receives less than reasonably equivalent value or fair consideration, the obligations of such Guarantor under its Guarantee could be avoided, or claims in respect of such Guarantee could be subordinated to all other debts of such Guarantor. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by such Guarantor as a result of the issuance by the Company of the Notes. To the extent that any Guarantee was a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would cease to have any claim in respect of a Guarantor and would be solely creditors of the Company and any other Guarantors whose Guarantees were not avoided or held unenforceable. In such event, the claims of the holders of the Notes would be subject to the prior payment of all liabilities of the Guarantor whose Guarantee was avoided. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portion of a Guarantee.

     Each Guarantor agreed, jointly and severally with the other Guarantors, to contribute to the obligations of any Guarantor under a Guarantee of the Notes. Further, the Guarantee of each Guarantor provides that it is limited to an amount that would not render the Guarantor thereunder insolvent. The Company believes that the Guarantors received equivalent value at the time the indebtedness was incurred under the Guarantees. In addition, the Company believes that none of the Guarantors were, at the time of or as a result of the issuance of the Guarantees, insolvent, that none of the Guarantors was or is engaged in a business or transaction for which its remaining assets constitute unreasonably small capital and that none of the Guarantors intended or intends to incur debts beyond its ability to pay such debts as they mature. Since each of the components of the question of whether a Guarantee is a fraudulent conveyance is inherently fact based and fact specific, there can be no assurance that a court passing on such questions would agree with the Company. As a result, in rendering their opinions on the validity of the Notes, Katten Muchin & Zavis, counsel for the Company and Cahill Gordon & Reindel, counsel for the Initial Purchaser, will express no opinion as to federal or state laws relating to fraudulent transfers.

HOLDING COMPANY STRUCTURE


     The Company derives substantially all of its operating income and cash flow from its subsidiaries. The Company must rely upon cash distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes.



     Any right of the holders of the Notes to participate in the assets of a non-Guarantor subsidiary of the Company upon any liquidation or reorganization of such subsidiary will be subject to the prior claims of such subsidiary's creditors, including the lenders under the New Credit Facility and trade creditors. Accordingly, the Notes will be structurally subordinated to all liabilities, including trade payables, of the non-Guarantor subsidiaries of the Company. As of March 31, 1998, the non-guarantor subsidiaries had outstanding indebtedness of approximately $186.7 million, which includes trade payables and accrued expenses of approximately $74.8 million (excluding intercompany liabilities). In addition, 100% of the capital stock of the Company's wholly-owned domestic subsidiaries and up to 65% of the capital stock of its wholly-owned foreign subsidiaries are pledged as collateral to the lenders under the New Credit Facility. Accordingly, upon any liquidation or reorganization of the Company, the holders of the Notes will have no claim against such capital stock until the lenders under the New Credit Facility are paid in full.


DEPENDENCE ON CUSTOMER RELATIONSHIPS


     Sales to Chrysler, the Company's largest customer, accounted for 19%, 20% and, 19% of the Company's consolidated net sales for the years ended 1997, 1996 and 1995, respectively. Although the Company has ongoing supply relationships with Chrysler and certain of its other OEM customers, there can be no assurance that sales to these customers will continue at current levels. Further, continuation of the Company's customer relationships is dependent upon the customers' satisfaction with the price, quality and delivery of the Company's products and the Company's ability to execute new product launches successfully, none of which can be assured. While management believes its relationships with its customers are mutually satisfactory, if Chrysler or any of the Company's other significant customers were to reduce substantially or discontinue its purchases, the Company would be adversely affected. See "Business -- Walbro Automotive -- Automotive Markets and Customer Base."


COMPETITION

     The automotive fuel system and small engine industries in which the Company operates are highly competitive. There can be no assurance that the Company's products will continue to compete successfully with the products of other companies, including the automotive OEMs themselves, many of whom are significantly larger and have greater financial and other resources available to them. In addition, the Company is under constant pressure from its major customers to reduce product costs. Management believes that the Company's experience in engineering and implementing cost reduction programs and its ability to develop proprietary new products and to control manufacturing and development costs should allow the Company's product prices to remain competitive. However, there can be no assurance that the Company will be able to improve or maintain its profit margins on sales to vehicle manufacturers and small engine producers.

CYCLICAL NATURE OF AUTOMOTIVE AND SMALL ENGINE INDUSTRIES

     The Company's principal operations are related directly to domestic and foreign automotive vehicle and small engine consumer product sales. Sales and production of automobiles and small engine products are cyclical and can be affected by the strength of a country's general economy, prevailing interest rates and by other factors which may have an adverse effect on the level of the Company's sales to automobile and small engine product manufacturers.

IMPACT OF ENVIRONMENTAL REGULATIONS

     In 1992, the California Air Resources Board promulgated comprehensive air quality regulations limiting small engine emissions, which became effective in August 1995. A more stringent phase is currently expected to become effective in 1999. In addition, the U.S. Environmental Protection Agency ("EPA") has imposed similar regulations which became effective in August 1996, with the more stringent phase expected to become effective during the 2002 to 2005 period. The implementation of the 1999 California air quality regulations and proposed EPA regulations could significantly reduce the number of units the Company sells of its current carburetor models, especially diaphragm carburetors, and the Company's resulting sales. Hand-held power equipment is most vulnerable to a decrease in demand because the cost of compliance with these emission standards could force manufacturers to replace gasoline-powered lawn and garden equipment with electrically powered equipment. There can be no assurance that the Company will develop cost effective products to meet all of these regulations or that the ultimate customer might not select electric power equipment instead. See "Business -- Walbro Engine Management -- Small Engine Industry Overview."

WARRANTY EXPOSURE AND RECALLS


     The Company warrants to its OEM customers that its products are free from defect and that they meet certain OEM designated specifications. The OEMs in turn offer product warranties to their retail customers. In some instances of common complaint, the automobile manufacturer will institute a voluntary recall or will be required by a governmental agency to conduct a recall. As a result, from time to time, the Company has received claims against it and requests for payment from its OEM customers to remedy complaints made by the ultimate consumers. The Company took a non-recurring charge in the fourth quarter of 1997 of approximately $5 million (pre-tax) as a warranty reserve related to certain product claims which became known to the Company in the fourth quarter of 1997. There can be no assurance that the Company will not incur substantial warranty or recall expense in the future. Such complaints and the related expenses may have a material adverse effect on the Company's relationship with its OEM customers, its financial condition and results of operations. See "Business -- Walbro Automotive -- Automotive Warranty and Other Product Exposure."


RISKS ASSOCIATED WITH FOREIGN OPERATIONS

     The Company has significant international operations, specifically in Europe, South America and Asia and therefore the Company is subject to various political, economic and other uncertainties. Among others, the Company's operations are subject to the risks of taxation policies, foreign exchange restrictions, changing political conditions and governmental regulations. Accordingly, no assurance can be given that any of the Company's strategies will prove to be effective or that management's goals will be achieved. In addition, the Company receives a substantial portion of its net sales in currencies other than U.S. Dollars. Fluctuations in the exchange rates of these currencies with respect to the U.S. Dollar could have an adverse effect on the Company's financial results. From time to time the Company engages in hedging programs intended to reduce the Company's exposure to currency fluctuations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Currency Transactions."

CONSEQUENCES OF FAILURE TO EXCHANGE; POSSIBLE ADVERSE EFFECT ON TRADING MARKET FOR THE OLD NOTES

     Holders of the Old Notes who do not exchange their Old Notes for the Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act and applicable state laws, or pursuant to an exemption therefrom. Subject to the obligation by the Company to file the Shelf Registration Statement in certain circumstances, the Company does not intend to register the Old Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holder of the Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Additionally, as a result of the Exchange Offer, it is expected that a substantial decrease in the aggregate principal amount of the Old Notes outstanding will occur. As a result, it is unlikely that a liquid trading market will exist for the Old Notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the Old Notes. See "The Exchange Offer" and "Registration Rights of the Old Notes."

ABSENCE OF PUBLIC MARKET

     There has not previously been any public market for the Exchange Notes. Although the Company has agreed pursuant to the Registration Rights Agreement to use its best efforts to cause the Exchange Notes to be listed on the New York Stock Exchange, there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders to sell the Exchange Notes, or the price at which holders would be able to sell the Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Exchange Notes, if such market develops, will not be subject to similar disruptions. The Initial Purchaser has advised the Company that it currently intends to make a market in the Exchange Notes offered. However, the Initial Purchaser is not obligated to do so and any market making may be discontinued at any time without notice.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the Exchange Notes offered. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive, in exchange, Old Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described under "The Exchange Offer -- Terms of the Exchange Offer." The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding debt of the Company. As such, no effect has been given to the Exchange Offer in the capitalization table.

     The Company applied the net proceeds (net of commissions and estimated expenses) from the Initial Offering to repay a portion of the borrowings under the Credit Facility.

                                 CAPITALIZATION


     The following table sets forth the actual capitalization of the Company as of March 31, 1998 and as adjusted to give effect to the Refinancing and $3.7 million in additional borrowings under the Revolving Credit Facility as of May 29, 1998. This table should be read in conjunction with "Selected Financial and Operating Data" and the consolidated financial statements of the Company and related notes thereto included elsewhere in this Prospectus.





                                                                 AS OF MARCH 31, 1998
                                                                -----------------------
                                                                 ACTUAL     AS ADJUSTED
                                                                 ------     -----------
                                                                    (IN THOUSANDS)
Total short-term debt, including current portion of
  long-term debt(1).........................................    $ 37,878     $ 31,428
Long-term debt, less current portion:
  New Credit Facility(2)....................................          --       77,952
  Credit Facilities(2)......................................      22,952           --
  7.680% Senior Notes Due 2004(3)...........................      38,550           --
  9.875% Senior Notes Due 2005..............................     109,718      109,718
  10.125% Senior Notes Due 2007.............................     100,000      100,000
  Other long-term debt, net of current portion(1)...........      22,584       16,284
                                                                --------     --------
Total long-term debt, net of current portion................     293,804      303,954
Company-Obligated Mandatorily Redeemable Convertible
  Preferred Securities of Walbro Capital Trust holding
  solely Convertible Debentures.............................      69,000       69,000
Total stockholders' equity..................................      67,187       67,187
                                                                --------     --------
Total capitalization........................................    $467,869     $471,569
                                                                ========     ========


-------------------------

(1) Of these amounts, approximately $12.3 million are secured by certain assets of the Company or its subsidiaries.



(2) As of March 31, 1998, the Credit Facility had a maximum availability of $30 million which was, and as of May 29, 1998 the New Credit Facility had a maximum availability of $125 million which is, secured by the accounts receivable, inventory and certain intangibles, and by a pledge of 100% of the capital stock of the Company's wholly-owned domestic subsidiaries and up to 65% of the capital stock of wholly-owned foreign subsidiaries. In addition, the Purchase Money Facility was and the Capital Expenditure Facility is secured by equipment purchased with borrowings thereunder. At March 31, 1998, the Company had $23.0 million outstanding under the Credit Facilities, and at May 29, 1998, the Company had $78.0 million outstanding under the New Credit Facility.



(3) The 2004 Notes were equally and ratably secured with the collateral securing the Credit Facility.

           PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA



     The following Pro Forma Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 1998 and the year ended December 31, 1997 present pro forma operating results as if the Refinancing had occurred as of January 1, 1997. The Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998 gives effect to the Refinancing as if it has occurred on that date. The pro forma adjustments are described in the notes thereto. The Pro Forma Unaudited Condensed Consolidated Financial Data should be read in conjunction with the Company's historical financial statements and related notes thereto included elsewhere in the Prospectus. The Pro Forma Unaudited Condensed Consolidated Financial Data do not purport to represent either future results or the results that would have occurred if the Refinancing had occurred on the dates indicated, nor do they give effect to any matters other than those described in the notes thereto. Non-recurring charges for the early retirement of debt have not been reflected in the pro forma statements of operations presented below.



           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                     THREE MONTHS ENDED MARCH 31, 1998
                                                                -------------------------------------------
                                                                 COMPANY        REFINANCING
                                                                HISTORICAL      ADJUSTMENTS      PRO FORMA
                                                                ----------      -----------      ---------
                                                                 (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT
                                                                                SHARE DATA)
Net sales...................................................    $  169,292         $  --         $  169,292
Cost of sales...............................................       144,058            --            144,058
                                                                ----------         -----         ----------
Gross margin................................................        25,234            --             25,234
                                                                ----------         -----         ----------
Selling and administrative expenses.........................        16,958            --             16,958
                                                                ----------         -----         ----------
Operating income............................................         8,276            --              8,276
                                                                ----------         -----         ----------
Interest expense, net.......................................         7,503           199(1)           7,702
Other expense (income), net.................................        (1,468)           --             (1,468)
                                                                ----------         -----         ----------
Income before taxes and other...............................         2,241          (199)             2,042
                                                                ----------         -----         ----------
Provision for income taxes..................................          (752)           70(2)            (682)
Minority interest...........................................        (1,391)           --             (1,391)
Equity in income of joint ventures..........................           474            --                474
                                                                ----------         -----         ----------
Net income (loss) before extraordinary charges..............    $      572         $(129)        $      443
                                                                ==========         =====         ==========
Net income per share before extraordinary charges...........    $     0.07                       $     0.05
                                                                ==========                       ==========
Basic Weighted Average Shares Outstanding...................     8,682,602                        8,682,602



                                                                       YEAR ENDED DECEMBER 31, 1997
                                                                -------------------------------------------
                                                                 COMPANY        REFINANCING
                                                                HISTORICAL      ADJUSTMENTS      PRO FORMA
                                                                ----------      -----------      ---------
                                                                 (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT
                                                                                SHARE DATA)
Net sales...................................................    $  619,905         $  --         $  619,905
Cost of sales...............................................       538,751            --            538,751
                                                                ----------         -----         ----------
Gross margin................................................        81,154            --             81,154
                                                                ----------         -----         ----------
Selling and administrative expenses.........................        78,075            --             78,075
Restructuring & impairment charges..........................        27,000            --             27,000
                                                                ----------         -----         ----------
Operating income............................................       (23,921)           --            (23,921)
                                                                ----------         -----         ----------
Interest expense, net.......................................        25,410           341(1)          25,751
Other expense (income), net.................................        (4,495)           --             (4,495)
                                                                ----------         -----         ----------
Income before taxes and other...............................       (44,836)         (341)           (45,177)
                                                                ----------         -----         ----------
Provision for income taxes..................................        10,131           119(2)          10,250
Minority interest...........................................        (5,035)           --             (5,035)
Equity in income of joint ventures..........................         3,113            --              3,113
                                                                ----------         -----         ----------
Net income (loss) before extraordinary charges..............    $  (36,627)        $(222)(3)     $  (36,849)(3)
                                                                ==========         =====         ==========
Net income (loss) per share.................................    $    (4.23)                      $    (4.25)
                                                                ==========                       ==========
Basic Weighted Average Shares Outstanding...................     8,661,432                        8,661,432

  NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                 (IN THOUSANDS)



(1) Reflects interest expense changes resulting from the Refinancing as if the Refinancing had taken place as of January 1, 1997. Amortization of deferred financing fees was calculated based on a five year amortization period for fees related to the New Credit Facility. In addition, the actual deferred financing fees amortized during each period under the Credit Facility and $45 million Senior Notes have been eliminated assuming the Refinancing had taken place as of January 1, 1997.



                                                       THREE MONTHS ENDED       YEAR ENDED
                                                         MARCH 31, 1998      DECEMBER 31, 1997
                                                       ------------------    -----------------
Interest expense under New Credit Facility,
  assuming an interest rate of 8%..................          $1,499               $ 6,080
Elimination of interest expense under Credit
  Facility.........................................            (454)               (1,840)
Elimination of interest expense under $45 million
  Senior Notes due 2004............................            (852)               (3,456)
Elimination of interest expense under $6.3 million
  industrial revenue bond..........................             (70)                 (284)
Fee amortization under New Credit Facility.........              84                   340
Eliminate fee amortization under Credit Facility
  and $45 million Senior Notes.....................              (8)                 (499)
                                                             ------               -------
                                                             $  199               $   341
                                                             ======               =======



(2) Reflects estimated income tax adjustments resulting from the pro forma adjustments at 35%.



(3) Excludes extraordinary charge of approximately $2.0 million for the early extinguishment of debt under the $45 million Senior Notes due 2004. This charge has been excluded from the pro forma presentation as it will not be a recurring charge. The Company will record this charge during the second quarter of 1998 as an extraordinary item, net of tax.

            PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET



                                                                    AS OF MARCH 31, 1998
                                                        ---------------------------------------------
                                                         COMPANY        REFINANCING
                                                        HISTORICAL      ADJUSTMENTS         PRO FORMA
                                                        ----------      -----------         ---------
                                                              (UNAUDITED DOLLARS IN THOUSANDS)
ASSETS
Cash..................................................  $  17,090         $    --           $  17,090
Accounts receivable, net..............................    160,761              --             160,761
Inventories...........................................     58,504              --              58,504
Other current assets..................................     26,903              --              26,903
                                                        ---------         -------           ---------
  Total current assets................................    263,258              --             263,258
                                                        ---------         -------           ---------
Property, plant and equipment.........................    394,761              --             394,761
Accumulated depreciation..............................   (123,962)             --            (123,962)
                                                        ---------         -------           ---------
Net property, plant and equipment.....................    270,799              --             270,799
                                                        ---------         -------           ---------
Goodwill, net.........................................     32,668              --              32,668
Other assets..........................................     62,781           1,494(1)           64,275
                                                        ---------         -------           ---------
  Total other assets..................................     95,449           1,494              96,943
                                                        ---------         -------           ---------
     Total assets.....................................  $ 629,506           1,494             631,000
                                                        =========         =======           =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt.......................................  $  37,878          (6,450)(2)       $  31,428
Other current liabilities.............................    146,065            (772)(3)         145,293
                                                        ---------         -------           ---------
  Total current liabilities...........................    183,943          (7,222)            176,721
                                                        ---------         -------           ---------
Total long-term debt, less current portion............    293,804          10,150(4)          303,954
Other long-term liabilities...........................     15,572              --              15,572
                                                        ---------         -------           ---------
  Total long-term liabilities.........................    309,376          10,150             319,526
                                                        ---------         -------           ---------
Convertible Trust Preferred Securities................     69,000              --              69,000
Total stockholders' equity............................     67,187          (1,434)(3)          65,753
                                                        ---------         -------           ---------
  Total liabilities and stockholders' equity..........  $ 629,506           1,494           $ 631,000
                                                        =========         =======           =========

       NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET


                                 (IN THOUSANDS)



(1)    Reflects the change in deferred financing fees as a results of the Refinancing as follows:
                                                                     $  1,700
       Deferred financing fees under the New Credit Facility.......
                                                                         (206)
       Write-off of remaining deferred financing fees under $45
       million Senior Notes due 2004...............................
                                                                     --------
                                                                     $  1,494
                                                                     ========
(2)    Reflects repayment of the $6.45 million current portion of
       $45 million Senior Notes due 2004 under the Refinancing.
       There will be no current portion under the New Credit
       Facility until such time as the Company borrows under the
       Capital Expenditure Facility.
(3)    Reflects the write-off of remaining deferred financing fees under the $45 million Senior Notes due 2004 of $206, net of tax effect of $72, and the recording of an early retirement premium expense of $2.0 million under the $45 million Senior
       Notes due 2004, net of tax effect of $700.
(4)    Reflects the effects of the Refinancing as follows:
                                                                     $ 78,000
       Borrowings under the New Credit Facility at closing.........
                                                                      (38,550)
       Repayment of long-term portion of $45 million Senior Notes due 2004....................................................
                                                                      (23,000)
       Repayment of Credit Facility, based on balance outstanding at 3/31/98..................................................
                                                                       (6,300)
       Repayment of $6.3 million industrial revenue bond...........
                                                                     --------
                                                                     $ 10,150
       Net increase in long-term debt..............................
                                                                     ========

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by the Company on December 16, 1997 to the Initial Purchaser. The Initial Purchaser placed the Old Notes with a limited number of qualified institutional buyers in reliance on Rule 144A under the Securities Act. Pursuant to the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchaser, the Company agreed (i) to file a registration statement with respect to an offer to exchange the Old Notes for senior debt securities of the Company with terms substantially identical to the Old Notes (except that the Exchange Notes do not contain terms with respect to transfer restrictions) within 60 days after the date of original issuance of the Old Notes, and (ii) to use its best efforts to cause the registration statement to become effective under the Securities Act within 180 days after the issue date. In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to file the registration statement containing this Prospectus or to effect the Exchange Offer, or if certain holders of the Old Notes notify the Company that they are not permitted to participate in, or would not receive freely tradeable Exchange Notes pursuant to, the Exchange Offer, the Company will use its best efforts to cause to become effective the Shelf Registration Statement with respect to the resale of the Old Notes and to keep the Shelf Registration Statement effective until two years after the effective date thereof. Upon consummation of the Exchange Offer, holders of the Old Notes not tendered and accepted in the Exchange Offer who did not notify the Company that they are not permitted to participate in, or would not receive freely tradeable Exchange Notes pursuant to, the Exchange Offer may no longer have any registration rights under the Registration Rights Agreement. The interest rate on the Old Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Registration Rights of the Old Notes." Pursuant to the Registration Rights Agreement, the Company has agreed to use its best efforts to cause the Exchange Notes to be listed on the New York Stock Exchange.

     Each holder of the Old Notes who wishes to exchange the Old Notes for the Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Exchange Notes, and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See "Registration Rights of the Old Notes."

RESALE OF THE EXCHANGE NOTES

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third-parties, the Company believes that, except as described below, the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holder's business and the holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on this interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives the Exchange Notes in exchange for the Old Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. The Letter of Transmittal states that a broker-dealer will not, by so acknowledging and by delivering a prospectus, be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of the Exchange Notes. The Company has agreed that, for a period of 180 days after the Registration Statement is declared effective by the Commission, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder and any beneficial owner(s) of the tendered Old Notes (the "Beneficial Owner(s)") in the ordinary course of business, (ii) the holder and any Beneficial Owner(s) (other than a broker-dealer referred to in the next sentence) are not engaging and do not intend to engage, in the distribution of the Exchange Notes, (iii) the holder and any Beneficial Owner(s) have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any Beneficial Owner is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder and any Beneficial Owner(s) acknowledge that if the holder or Beneficial Owner(s) participates in the Exchange Offer for the purpose of distributing the Exchange Notes they must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on these no-action letters. As indicated above, each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 in principal amount of the Exchange Notes in exchange for each $1,000 in principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. The Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes will be the same as the form and terms of the Old Notes except the Exchange Notes will be registered under the Securities Act and hence will not bear legends restricting transfer. The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of the Old Notes being tendered for exchange.

     As of the date of this Prospectus, $100,000,000 in aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of the Old Notes. There will be no fixed record date for determining registered holders of the Old Notes entitled to participate in the Exchange Offer.

     The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. The Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.

     The Company shall be deemed to have accepted for exchange properly tendered Old Notes when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent and complied with the provisions of Section 2 of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company. The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under "-- Certain Conditions to the Exchange Offer."

     Holders who tender the Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York City time on June 30, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. The Expiration Date shall not in any event be extended to a date later than December 27, 1998 (180 days after the initial Expiration Date).



     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of Old Notes of any extension by press release, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.


     The Company reserves the right, in its sole discretion, (i) to delay accepting for exchange any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the Old Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

INTEREST ON THE EXCHANGE NOTES


     The Notes bear interest at a rate of 10 1/8% per annum, payable semi-annually, on each June 15 and December 15, commencing June 15, 1998. Holders of the Exchange Notes will receive interest on December 15, 1998 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange thereof for the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.


CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange any Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of any Old Notes for exchange, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's sole judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Company's sole judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders"), or (iii) waive the unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for the Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA").

PROCEDURES FOR TENDERING

     Only a holder of the Old Notes may tender the Old Notes in the Exchange Offer. For a holder to validly tender the Old Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message (as defined below) in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at one of the addresses set forth under "-- Exchange Agent" prior to the Expiration Date. In addition, prior to the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address, or (b) the Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of the tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message, transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that the participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against the participant.

     By executing the Letter of Transmittal (or transmitting an Agent's Message in lieu thereof), each holder will make to the Company the representations set forth above in the third paragraph under the heading "-- Resale of the Exchange Notes."

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between the holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF THE OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR THE OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder of the Old Notes to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder of the Old Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the Old Notes with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal is signed by a participant in the Depository Trust Company ("DTC"), the signature must correspond with the name as it appears on the security position listing as the holder of the Old Notes and must be guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of the Old Notes, neither the Company, the Exchange Agent nor any other person is under a duty to do so or shall incur any liability for failure to give notification. Tenders of the Old Notes will not be deemed to have been made until any defects or irregularities are cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Act to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In all cases, issuance of the Exchange Notes for the Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the Old Notes or a timely book-entry confirmation of transfer of the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, in the case of book-entry transfers, an Agent's Message in lieu thereof) and all other required documents. If any tendered Old Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if the Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder (or, in the case of any Old

Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Old Notes by causing the Book-Entry Transfer Facility to transfer the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of the Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company, or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of the Old Notes and the principal amount of the Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Old Notes or a book-entry confirmation of transfer of the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation"), as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, as well as all tendered Old Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of the Old Notes), and (where certificates for the Old Notes have been transmitted) specify the name in which the Old Notes were registered, if different from that of the withdrawing holder. If certificates for the Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution. If the Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the Book- Entry Transfer Facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which were tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder, or (in the case of the Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above) the Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes, as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     Bankers Trust Company has been appointed as the Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for a Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

          By Mail:                              By Overnight or Courier:
   BT Services Tennessee, Inc.                 BT Services Tennessee, Inc.
      Reorganization Unit                     Corporate Trust & Agency Group
       P.O. Box 292737                             Reorganization Unit
 Nashville, Tennessee 37229-2737                 648 Grassmere Park Road
                                                Nashville, Tennessee 37211
  Facsimile Transmission Number:
         (615) 835-3701                            Confirm by Telephone:
                                                       (615) 835-3572
                                    By Hand:
                             Bankers Trust Company
                         Corporate Trust & Agency Group
                        Attn: Reorganization Department
                           Receipt & Delivery Window
                        123 Washington Street, 1st Floor
                            New York, New York 10006

                                  Information:
                                 (800) 735-7777

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $500,000. These expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, certificates representing the Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register the Exchange Notes in the name of, or request that the Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of the Old Notes who do not exchange their Old Notes for the Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Accordingly, the Old Notes may only be resold (i) to the Company (upon redemption or otherwise), (ii) to a "qualified institutional buyer" within the meaning of Rule 144A of the Securities Act pursuant to Rule 144A, (iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act, (iv) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, (v) pursuant to an effective registration statement, or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), in each case in accordance with any applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

                     SELECTED FINANCIAL AND OPERATING DATA
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


     The following table sets forth selected historical financial and operating data of the Company. The selected historical financial data as of and for each of the five years ended December 31 was derived from the audited consolidated financial statements of the Company. The selected historical financial data as of and for the three months ended March 31 was derived from the unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments necessary for a fair presentation of the financial position and results of operations for such periods. The information set forth below reflects the results of Dyno subsequent to its acquisition in July 1995 and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, including the notes thereto, contained elsewhere herein.



                                 THREE MONTHS ENDED
                                     MARCH 31,                              YEAR ENDED DECEMBER 31,
                               ----------------------    -------------------------------------------------------------
                                 1998         1997         1997         1996         1995         1994         1993
                                 ----         ----         ----         ----         ----         ----         ----
STATEMENT OF INCOME DATA:
Net sales..................    $ 169,292    $ 154,019    $ 619,905    $ 585,389    $ 459,272    $ 325,205    $ 273,463
Cost of sales..............      144,058      129,821      538,751      488,134      377,755      261,501      216,804
Gross profit...............       25,234       24,198       81,154       97,255       81,517       63,704       56,659
Selling, administrative and
  other expenses...........       16,958       15,718       78,075       69,869       57,495       39,318       33,043
Reorganization and
  restructuring charges....           --           --       27,000           --           --           --        1,760
Operating income...........        8,276        8,480      (23,921)      27,386       24,022       24,386       21,856
Interest expense, net......        7,503        5,892       24,736       17,117       11,111        3,771        2,559
Equity in (income) loss of
  joint ventures...........         (474)        (801)      (3,113)      (4,187)      (3,877)      (2,609)          89
Net income(1)..............          572        2,362      (36,627)      11,229       13,830       14,595        9,667
Net income per share (2)...         0.07         0.27        (4.23)        1.30         1.61         1.70         1.13
Weighted average shares
  outstanding..............    8,682,602    8,652,737    8,668,096    8,649,380    8,609,431    8,602,077    8,537,375
OTHER DATA:
Depreciation and
  amortization.............    $   9,718    $   8,180    $  31,417    $  29,736    $  22,451    $  14,672    $  11,339
Capital expenditures.......       11,826       14,232       62,019       99,147       46,240       18,844       20,260
EBITDA(3)..................       19,462       17,749        7,439       57,255       45,245       36,345       31,128
Ratio of EBITDA to interest
  expense, net(3)..........          2.6x         3.0x         0.3x        3.3x         4.1x         9.6x        12.2x
Ratio of earnings to fixed
  charges..................          1.1x         2.5x        (0.5x)       1.3x         1.8x         4.5x         6.2x
BALANCE SHEET DATA: (at end
  of period)
Total assets...............    $ 629,506    $ 612,101    $ 610,593    $ 589,649    $ 493,473    $ 257,366    $ 215,295
Total long-term debt, less
  current portion..........      293,804      261,359      291,393      291,723      233,389       66,136       52,392
Total debt.................      331,682      284,212      331,557      314,884      249,396       81,548       58,175
Company-Obligated
  Mandatorily Redeemable
  Convertible Preferred
  Securities of Walbro
  Capital Trust holding
  solely Convertible
  Debentures...............       69,000       69,000       69,000           --           --           --           --
Total stockholders'
  equity(4)(5).............       67,187      130,982       69,866      137,733      135,427      127,915      114,146


                                                   (footnotes on following page)

-------------------------
(1) The Company adopted SFAS 106 as of January 1, 1993. As a result, the Company recorded a one-time after tax charge of $2,900 for the cumulative effect of this accounting change in the year ended December 31, 1993.


(2) Basic and diluted income per share were the same in all periods presented.


(3) "EBITDA" represents, for any period, the sum of operating income (minus foreign currency exchange losses and other expenses, net) plus depreciation and amortization. EBITDA is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company has included information regarding EBITDA because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. EBITDA (subject to certain adjustments) will be used to determine compliance with certain covenants contained in the Indenture.


(4) Reflects cash dividends declared for common stock of, $0, $865, $3,474, $3,446, $3,429, $3,426 and $3,403 in the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively.


(5) The Company adopted SFAS 115 as of January 1, 1994. As a result, the Company recorded an increase to stockholders' equity of $2,096 (net of income taxes) as of January 1, 1994.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The Company's products can be classified into three segments: automotive, small engine and after-market and other. Selected financial information about the Company's continuing operations by market is set forth below:


                                          THREE MONTHS ENDED
                                               MARCH 31,               YEAR ENDED DECEMBER 31,
                                        -----------------------   ----------------------------------
                                          1998         1997         1997       1996         1995
                                          ----         ----         ----       ----         ----
                                                               (IN THOUSANDS)
Net Sales:
  Automotive..........................  $126,249     $331,569     $458,074   $438,597     $318,143
  Small Engine........................    33,323       95,867      125,934    117,100      112,567
  Aftermarket and Other...............     9,720       26,948       35,897     29,692       28,562
                                        --------     --------     --------   --------     --------
     Total............................   169,292     $454,384     $619,905   $585,389     $459,272
                                        ========     ========     ========   ========     ========
Cost of Sales:
  Automotive..........................  $109,671     $286,588     $473,179   $368,142     $264,906
  Small Engine........................    27,320       80,510      123,789     97,665       91,440
  Aftermarket and Other...............     7,067       20,071       46,858     22,327       21,409
                                        --------     --------     --------   --------     --------
     Total............................  $144,058     $387,169     $643,826   $488,134     $377,755
                                        ========     ========     ========   ========     ========
Gross Margin:
  Automotive..........................  $ 16,578     $ 44,981     $(15,105)  $ 70,455     $ 53,237
  Small Engine........................     6,003       15,357        2,145     19,435       21,127
  Aftermarket and Other...............     2,653        6,877      (10,961)     7,365        7,153
                                        --------     --------     --------   --------     --------
     Total............................  $ 25,234     $ 67,215     $(23,921)  $ 97,255     $ 81,517
                                        ========     ========     ========   ========     ========


RESULTS OF OPERATIONS


     Three Months Ended March 31, 1998 Compared to Three Months Ended March 31, 1997



     Net sales in the first quarter of 1998 increased 9.9% to $169.3 million compared to $154.0 million for the same period of 1997. Sales of automotive products increased 11.1% to $126.3 million for the first quarter of 1998 compared to $113.7 million for the same period of 1997. Sales of small engine products increased 5.7% to $33.3 million for the first quarter of 1998 compared to $31.5 million for the same period of 1997. Sales of aftermarket products increased 14.7% to $7.8 million for the first quarter of 1998 compared to $6.8 million for the first quarter of 1997.



     Sales of automotive products increased in the first quarter of 1998 primarily because of higher plastic fuel tank sales in the U.S., which were up by $18.3 million. U.S. automotive product sales in the 1998 quarter also included $5.0 million (compared to $7.0 million in the 1997 quarter) from the Company's steel fuel rail plant in Ligonier, Indiana which is being divested. Sales of plastic fuel tanks in Europe for the first quarter of 1998 decreased by 6.3% because of foreign currency exchange rates. Without the stronger dollar currency effect European sales would have increased by approximately 3%.



     Sales of small engine products increased as a result of higher sales of all products except float feed carburetors in the U.S. The largest increases in sales came from ignition system sales of 49.3% and increased sales of carburetors in the People's Republic of China by 25.8%. Sales of small engine products in Japan increased by 18.5% in spite of the lower yen/dollar exchange rate. Without the currency effect Japan sales would have increased by approximately 24%.



     Sales to the aftermarket increased 14.7% to $7.8 million for the first quarter of 1998 compared to $6.8 million for the same period of 1997. Sales of both automotive products and small engine products increased to aftermarket customers during the first quarter of 1998.

     Cost of sales for the first quarter of 1998 increased 11.0% to $144.1 million compared to $129.8 million for the same period of 1997. Cost of sales as a percent of net sales was 85.1% for the first quarter of 1998 compared to 84.3% for the same 1997 period resulting in a gross margin decline of 0.8 percentage points from 15.7% in 1997 to 14.9% in 1998. The automotive products gross margin decline resulted from slightly lower volume of fuel pumps and fuel modules in the U.S., new plant start-up costs in South Korea and the significant new volume of plastic fuel tank systems in the U.S. which carry lower margins due to purchased components. Gross margin in Europe increased by 1.3 percentage points to 12.2% as the result of cost saving initiatives and improved efficiency. The small engine products gross margin decline of 0.4 percentage points resulted from lower volume of float feed carburetors in the U.S.



     Selling and administrative ("S & A") expenses increased 6.9% for the first quarter of 1998 compared to the first quarter of 1997. S & A expenses increased due to increased staff at corporate headquarters and the Asia Pacific region including staff at the new plant in South Korea. S & A expenses as a percent of net sales were 7.7% for the first quarter of 1998 compared to 7.9% for the same period of 1997.



     Research and development ("R & D") expenses increased 19.6%. The increase was due to the new European systems center that is nearing completion in Germany.



     Interest expense increased 27.3% for the first quarter of 1998 compared to the same period in 1997 because of higher borrowings for additional working capital and for capital expenditures and because of the higher interest rate on the new $100 million of Senior Notes due 2007 that were issued in December 1997 to refinance bank borrowings.



     Other income was $1.5 million for the first quarter of 1998 compared to $1.1 million for the first quarter of 1997. The increase was due to higher income from the gain on the sale of fixed assets.



     Provision for income taxes was lower for the first quarter of 1998 compared to the same period of 1997 primarily due to lower taxable income.



     Minority Interest increased by $0.5 million in the first quarter of 1998 compared to the same period of 1997 because of the preferred dividends due on the Convertible Preferred Securities of Walbro Capital Trust issued in February 1997 were paid for the full quarter in 1998 and were paid for a partial quarter in 1997.



     The equity in income from joint ventures in the first quarter of 1998 was $0.5 million versus the comparable period income of $0.8 million in 1997, because of lower profitability at the joint ventures due to weaker foreign economies; the stronger U.S. dollar; and start-up costs of the Company's new VITEC joint venture in Detroit, Michigan.



     Net income for the first quarter of 1998 was $0.6 million compared to $2.4 million for the same period last year, as a result of the reasons described above. Net income per share for the first quarter or 1998 was $.07 compared with $.27 for the same 1997 period.



     Year Ended December 31, 1997 Compared to 1996, 1996 Compared to 1995



     Sales -- The Company reported sales in 1997 of $619.9 million, an increase of 5.9% from $585.4 million. The 1997 sales increase was generated by additional sales to the automotive market in North and South America and additional sales to the small engine market partially offset by lower sales to the Europe automotive market due to lower foreign currency exchange rates. Sales in 1996 were $585.4 million compared to sales of $459.3 million in 1995, an increase of 27.5% mostly because of the Dyno acquisition. On a percentage basis, sales to the automotive market increased 4.4% in 1997 compared to a 37.9% increase in 1996. Sales to the small engine market increased 7.5% in 1997 compared to a 4.0% increase in 1996. Aftermarket sales increased 17.5% in 1997 compared to flat sales in 1996 compared to 1995.



     Sales of the Company's original equipment automotive products were $458.0 million in 1997 compared to $438.6 million in 1996 and $318.1 million in 1995. The 1997 increase in automotive product sales resulted from increased sales of plastic fuel tank systems to both North American and South American OEM customers partially offset by lower sales of steel fuel rails in the U.S. and lower plastic fuel tank sales to European OEM customers. The entire European sales decline was due to foreign currency exchange rates which were off 16% compared to the U.S. dollar causing a $37 million decrease in sales. The increased sales of plastic fuel tank systems resulted from the launch of four new programs in the U.S. during 1997 and one new program launched in late 1996 in Brazil. The sales growth was lower in 1997 due to (i) insourcing of fuel pumps and fuel modules by one of the Company's largest customers which was completed during the first half of 1997; (ii) lower shipments to Chrysler in the second quarter because of a strike at Chrysler's Mound Road Engine Plant; and
(iii) lower production of passenger cars in the U.S. In addition, 1997 sales were lower due to the delay of one new plastic tank program and the cancellation of another new plastic tank program by a customer who decided to delay the conversion from a steel to plastic fuel tank.



     In 1996, all of the automotive product sales increase was generated by sales in Europe, as U.S. based automotive product sales declined by 2.4%. The increase was primarily the result of including a full year of Walbro Europe sales in 1996, $214.4 million, versus including only five months of Walbro Europe sales in 1995 of $88.5 million. U.S. based automotive product sales were lower in 1996 because of insourcing of fuel pumps and fuel modules by one of the Company's largest customers. The decline in U.S. based automotive product sales was substantially offset by increased sales of fuel modules to the Company's largest customer and sales of the Company's new plastic fuel rails.



     Sales of the Company's small engine products were $125.9 million in 1997, up from $117.1 million in 1996 and $112.6 million in 1995. During 1997, ignition system sales had the largest increase of 25.9% followed by float feed carburetor sales in The People's Republic of China ("PRC") with a 6.4% increase. Diaphragm carburetor sales increased 5.3% and float feed carburetor sales in the U.S. increased by 4.1%. Most of the diaphragm carburetor sales increase was in Japan which increased by 15.7% in spite of a 10% decline in the yen-dollar exchange rate. The 6.4% increase in PRC sales was less than expected because sales suffered in the second half of 1997 from a significant reduction in orders as customers were forced to reduce excess motorcycle inventories.



     In 1996, much of the increase in small engine product sales came from increased sales of ignition systems (up $6.4 million or 81.0%) and to a lesser extent float feed carburetors in the U.S. (up $1.7 million or 5.8%) and float feed carburetors in the PRC (up $1.1 million or 23.9%). These increases were partially offset by a decline in diaphragm carburetors of $4.6 million or 6.3% due to reduced demand for handheld power equipment caused by drought in the Southeast and Southwest U.S. and cold, wet spring conditions in other parts of the U.S. Sales declined in Japan because of lower demand and the lower yen-dollar exchange rate.



     Sales of small engine ignition systems were $18.0 million in 1997 compared to $14.3 million in 1996 and $7.9 million in 1995 as customer demand has grown for this expanding family of products. Management believes that ignition systems will play a more significant role in the future as small engines become subject to more stringent emissions regulations.



     In 1992, the California Air Resources Board promulgated comprehensive air quality regulations limiting small engine emissions, which became effective in August 1995. A more stringent phase is scheduled to become effective in 1999. In addition, the Environmental Protection Agency ("EPA") has imposed similar regulations which became effective in August 1996, with a more stringent phase expected to become effective during the 2002 to 2005 period. The more stringent regulations could significantly reduce the number of units currently sold, especially diaphragm carburetors, as these regulations could force manufacturers to replace low cost gasoline-powered lawn and garden equipment with electric-powered equipment.



     In response to the more stringent regulations, the Company is integrating its carburetor and ignition technology to develop an engine management system which will electronically control both fuel delivery and ignition functions to limit exhaust emissions. The Company has successfully refined existing carburetors to meet the first set of standards and company engineers are developing new technology to meet the subsequent requirements.



     The Company's aftermarket business includes both automotive and small engine products. Aftermarket sales were $29.5 million in 1997 compared to $25.1 million in 1996 and $25.2 million in 1995. The increase in 1997 sales was due to adding new customers during the year and the addition of several new products offered to aftermarket customers. Aftermarket sales declined slightly in 1996 because of increased in-house production by one of the Company's larger aftermarket customers.



     Cost of Sales -- Cost of sales was $538.8 million in 1997 compared to $488.1 million in 1996 and $377.8 million in 1995. Cost of sales as a percent of sales was 86.9% in 1997 compared to 83.4% in 1996 and 82.3% in 1995 and consequently gross margin was 13.1% in 1997 compared to 16.6% in 1996 and 17.7% in 1995. Gross margin declined in 1997 because of lower margins in both automotive and small engine products. The lower automotive gross margin was due to a change in the mix of products sold in the U.S.; the launch costs of four new multi-layer plastic fuel tank programs; start-up costs for new plants in Argentina and South Korea; relocation of two plants in Europe; and increased warranty costs.



     The change in mix of products sold involved lower steel fuel rail volume; lower volume of fuel pumps and fuel modules from customer insourcing; the Chrysler Mound Road facility strike; and lower production of U.S. passenger cars. At the same time, volume increased for new plastic fuel tank systems which carry lower gross margins because they include a high level of purchased components.



     Increased warranty costs in 1997 included $5.7 million for four product warranty issues. The warranty issues included a steel fuel rail, two plastic fuel tanks in Europe and an ignition module for the small engine market. Management believes that the technical issues have been resolved and does not expect additional charges related to these warranty claims.



     The lower gross margin in 1997 for small engine products was related primarily to lower volume in the two facilities in the PRC; the warranty cost for an ignition module previously discussed and one-time costs of moving two plants. The Mexico carburetor plant and the Mexico ignition system plant were relocated to a new larger facility in Mexico that supports both operations with lower overhead costs.



     Gross margin declined in 1996 because of lower margins in both automotive and small engine products. Lower margins in automotive products resulted from lower volumes at all of the North American facilities, new plant start-up costs in Brazil and from an increased share of European plastic fuel tank volume which carry lower margins than the Company's other automotive products. During 1996, Walbro Europe gross margins were 11.7% compared to 13.1% in 1995 and were lower primarily because of the new plant start-up costs in Belgium, lower volume at the United Kingdom plant and the Norway plant. Lower margins in small engine products resulted primarily from lower volumes of diaphragm carburetors, the new plant start-up costs in Tianjin, PRC and the weaker yen-dollar exchange rate.



     Selling and Administrative Expenses -- Selling and administrative ("S&A") expenses were $60.8 million in 1997, an increase of 16.5% compared to $52.2 million in 1996. The 1997 increase in S&A was due to new plants in South Korea and the PRC and due to higher professional fees. The increased professional fees included financing fees for modifications to bank loan agreements, legal fees, settlement of legal claims and other one-time charges. In 1996, S&A expenses increased by 28.6% (12.7% without Europe) compared to $40.6 million in 1995. The full year of Walbro Europe S&A expenses in 1996 compared to only five months in 1995 caused a large portion of the increase and the remainder of the 1996 S&A increase came primarily from new plants in Brazil, the PRC and the new Tucson Precision Products plant. As a percent of sales, S&A expenses were 9.8% in 1997, 8.9% in 1996 and 8.9% in 1995.



     Research and Development Expenses -- Research and development ("R&D") expenses were $17.3 million in 1997, a decrease of 6.0% compared to $18.4 million in 1996. In 1997, R&D resources to support small engine product development were increased because of emission regulations but overall expenses declined because automotive R&D resources were used to support many new production launches of plastic fuel tank programs and their expenses were charged to Cost of Sales. In 1996, Walbro Europe R&D expenses accounted for all of the 10.2% increase as R&D expenses excluding Europe decreased by 1.0%.



     Restructuring and Impairment Charges -- During the fourth quarter of 1997, the Company recorded a $27 million pretax charge for restructuring its operations and other actions. The charge was comprised of a $17 million charge for restructuring and a $10 million charge associated with asset impairments. The restructuring actions include divestiture of the Company's Ligonier, Indiana steel fuel rail manufacturing facility and disposition of its interest in U.S. Coexcell Inc., a manufacturer of blow-molded plastic drums in

Maumee, Ohio. In addition, the Company will consolidate its small engine operations in the Asia-Pacific region and restructure its European automotive fuel tank operations. The asset impairment charge included the write off of obsolete equipment and tooling, write off of its interest in Saginaw Plastics, an injection molder in Saginaw, Michigan and charges related to its Korean automotive activities. Lastly, the restructuring charge included a corporate-wide headcount reduction of approximately 10 percent including reductions related to the divestitures and restructuring. See Note 5 of the Notes to the Consolidated Financial Statements.



     Loss on Foreign Exchange Transactions -- The Company entered into forward foreign exchange contracts to hedge the Company's foreign currency exposure related to a sales commitment to a foreign customer. The loss on these contracts was treated as a hedge for accounting purposes and recorded as a deferred asset, which was amortized as foreign currency exchange loss in 1995 and 1996. The foreign currency exchange result was a $1.5 million loss in 1995 compared to a small gain in 1996 and 1997. See Note 12 of the Notes to the Consolidated Financial Statements.



     Net Interest Expense -- Net interest expense was $25.4 million in 1997 compared to $20.5 million in 1996 and $12.4 million in 1995. To finance the Dyno acquisition in July 1995, the Company sold $110 million in aggregate principal amount of its 9.875% senior notes and obtained a new $135 million secured Credit Facility. In December 1997, the Company sold $100 million of its 10.125% senior notes and used the proceeds to repay a significant part of the secured credit facility. Borrowing levels were higher in both 1997 and 1996 to support capital expenditures for facility expansions and for additional equipment and tooling. The additional borrowings and the shift to a higher percentage of long-term fixed rate debt raised the average cost of capital and caused the higher interest expense. The average cost of borrowing was 8.8% in 1997, 8.1% in 1996 and 7.4% in 1995. See Note 6 of the Notes to Consolidated Financial Statements for details of the borrowings.



     Income Taxes -- The provision for income taxes was a credit of $10.1 million in 1997 compared to expense of $3.1 million in 1996 and $1.3 million in 1995. The 1997 provision was a credit because of negative taxable income related to the restructuring charge and other actions with an effective tax rate of 22.6%. The provision was higher in 1996 compared to 1995 because of a lower research and development (R&D) tax credit recorded in 1996 of $1.1 million compared to $3.0 million recorded in 1995. These R&D tax credits resulted from a change by the Internal Revenue Service in defining the R&D activities which qualify for the tax credit. The $3.0 million credit in 1995 and lower taxable income caused the lower provision for income taxes in 1995. The R&D tax credits resulted in an effective tax rate of 29.6% for 1996 compared to 10.8% for 1995.



     Joint Venture Income -- The Company's equity in income of joint ventures was $3.1 million in 1997 compared to $4.2 million in 1996 and $3.9 million in 1995. The decrease in 1997 resulted from lower income at Marwal Systems (France) due to payment of royalties to the Company, start-up costs for Marwal Argentina and losses at Korea Automotive Fuel Systems. The increase in 1996 compared to 1995 resulted from increased income at Marwal Systems partially offset by losses at Korea Automotive Fuel Systems.



     Minority Interest -- Minority interest was $5.0 million in 1997 compared to $0.3 million in 1996 and $0.5 million in 1995. The 1997 increase was due to the sale of $69 million of Convertible Preferred Securities of Walbro Capital Trust in February 1997. The preferred dividends are included as minority interest.



     Net Income (Loss) and Income (Loss) Per Share -- Net loss for 1997 was $36.6 million compared to net income of $11.2 million in 1996 and $13.8 million in 1995. Net loss per share was $4.23 for 1997 compared with net income per share of $1.30 for 1996 and $1.61 for 1995. The net loss for 1997 was the result of the reasons stated above including the restructuring charge and warranty reserve.



     Inflation -- Inflation potentially affects the Company in two principal ways. First, a portion of the Company's debt is tied to prevailing short-term interest rates which may change as a result of inflation rates, translating into changes in interest expense. Second, general inflation can impact material purchases, labor and other costs. In many cases, the Company has limited ability to pass through inflation-related cost increases due to the competitive nature of the markets that the Company serves. In the past three years, however, inflation has not been a significant factor for the Company.

FOREIGN CURRENCY TRANSACTIONS



     Approximately 48% of the Company's sales during the first three months of 1998, and approximately 50% during 1997, were derived from international manufacturing operations in Europe, Asia, South America and Mexico. The financial position and the results of operations of the Company's subsidiaries in Europe (30% of sales), Japan (5% of sales), South America (2% of sales) and China (1% of sales) were measured in local currency of the countries in which they operated and translated into U.S. dollars.



     The effects of foreign currency fluctuations in Europe, South America, Japan and China are somewhat mitigated by the fact that expenses are generally incurred in the same currencies in which sales are generated and the reported income of these subsidiaries will be higher or lower depending on a weakening or strengthening of the U.S. dollar.



     For the Company's subsidiary in Singapore (2% of sales) the expenses are generally incurred in the local currency, but sales are generated in U.S. dollars; therefore, results of operations are more directly influenced by a weakening or strengthening of the local currency. The Company's subsidiary in Mexico (8% of sales) operates as a maquiladora, or contract manufacturer, where certain direct manufacturing expenses are incurred in the local currency and sales are generated in U.S. dollars. Thus, results of operations of the Company's subsidiary in Mexico are also more directly influenced by a weakening or strengthening of the local currency.



     Approximately 48% of the Company's assets at March 31, 1998, and approximately 49% at December 31, 1997, were based in its foreign operations and these assets are translated into U.S. dollars at foreign currency exchange rates in effect as of the end of each period. Accordingly, the Company's consolidated stockholders' equity will fluctuate depending upon the weakening or strengthening of the U.S. dollar. In addition, the Company has equity investments in unconsolidated joint ventures in Argentina, Brazil, France, Japan, Korea and Mexico. The Company's reported income from these joint ventures will be higher or lower depending upon a weakening or strengthening of the U.S. dollar.



     The Company's strategy for management of currency risk relies primarily upon the use of forward currency exchange contracts or option contracts to manage its exposure to foreign currency fluctuations.



THE YEAR 2000 ISSUE



     The year 2000 issue is the result of computer programs that were written using two digits (rather than four) to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures. The Company is working to resolve the potential impact of the year 2000 on the processing of date-sensitive information and is in the process of conducting an evaluation of the impact of the issue at all locations. The evaluation includes computer programs used for management information systems and computer programs used to electronically control manufacturing equipment and other devices. The evaluation has not progressed enough to allow management to assess whether the cost of addressing this issue will have a material impact on the Company's financial position, results of operations or cash flows in future periods. Management expects this evaluation to be completed during 1998.



LIQUIDITY AND CAPITAL RESOURCES



     As of March 31, 1998, the Company had outstanding $37.9 million in short-term debt, including current portion of long-term debt, and $293.8 million in long-term debt. The approximate minimum principal payments required on the Company's long-term debt in each of the five fiscal years subsequent to December 31, 1997 are $14.0 million in 1998, $7.4 million in 1999, $30.0 million in 2000,
$7.5 million in 2001, $6.8 million in 2002 and $239.6 million thereafter.



     As of December 31, 1997, the Company had $40.2 million outstanding in short-term debt, including current portion of long-term debt, and $291.4 million in long-term debt. The approximate minimum principal payments required on the Company's long-term debt in each of the five fiscal years subsequent to

December 31, 1997 are $14.0 million in 1998, $7.4 million in 1999, $30.0 million in 2000, $7.5 million in 2001, $6.8 million in 2002 and $239.6 million thereafter.



     In February 1997, the Company completed an offering of 2,760,000 shares or $69 million of Convertible Preferred Securities of Walbro Capital Trust and the proceeds were used to pay down borrowings on the $135 million secured bank credit facility (the "Credit Facility"). In December 1997, the Company issued $100 million of its 10.125% Senior Notes due 2007 and the proceeds were used to pay down borrowings on the Credit Facility. With the issuance of the 2007 Senior Notes the amount currently available under the Credit Facility was reduced to $30 million. At February 1, 1998, the Company had approximately $11 million of funds available to it under the Credit Facility. In April 1998, the Company received a commitment for a $150 million line of credit (the "New Credit Facility") consisting of a $125 million revolving line of credit and a $25 million capital expenditure facility. The New Credit Facility will be available for five years after closing. Proceeds of the New Credit Facility will be used to pay off $30 million under the Credit Facility, the Purchase Money Loan Agreement, and the 2004 Notes (described below) including an early retirement premium of approximately $2.0 million, to finance capital expenditures, and to meet working capital needs. Closing of the New Credit Facility is subject to customary conditions and is expected to occur by May 31, 1998. Failure to close the New Credit Facility would have a material adverse effect on the Company's liquidity. See Notes 6 and 21 of the Notes to Consolidated Financial Statements for the year ended December 31, 1997 for further discussion.



     The Company is a party to an Intercreditor Agreement (the "Intercreditor Agreement") dated as of July 26, 1995 and executed by and among the Company, the holders (the "2004 Noteholders") of the Senior Notes due October 1, 2004 (the "2004 Notes") and the banks which are a party to the Credit Facility (the "Banks"). The Company and the Banks and the 2004 Noteholders disagree with the interpretation of certain provisions of the Intercreditor Agreement. As a result, the Company has agreed to use its best efforts to retire the 2004 Notes by no later the May 31, 1998 and the 2004 Noteholders have agreed that, until May 31, 1998, they will forbear from taking any action under the 2004 Notes. The Company will use the New Credit Facility to provide the financing to retire the 2004 Notes.



     As of March 31, 1998, accounts receivable amounted to $160.8 million, an increase of $12.4 million, compared to March 31, 1997. The average collection period at March 31, 1998 was 82.3 days compared to 80.7 days at March 31, 1997. The increase in accounts receivable was due to higher sales, larger amounts of accounts receivable for customer tooling and the addition of foreign customers with longer payment terms.



     As of December 31, 1997, accounts receivable amounted to $145.0 million, an increase of $18.5 million, compared to $126.5 million at December 31, 1996. The average collection period at December 31, 1997 was 85.3 days compared to 81.3 days at December 31, 1996. The increase in accounts receivable was due to higher sales, larger amounts of accounts receivable for customer tooling and the addition of foreign customers with longer payment terms.



     The Company's plans for 1998 capital expenditures for facilities, equipment and tooling total approximately $50 million. The 1998 capital expenditure plan includes new processing equipment and tooling. The Company intends to finance the capital expenditures with borrowings under the New Credit Facility, potential lease financing, access to capital markets and cash from operations.



     Management believes that the Company's long-term cash needs will continue to be provided principally by operating activities supplemented, to the extent required, by borrowing under the Company's existing and future credit facilities and by access to the capital markets. Management expects to replace these credit facilities as they expire with comparable facilities.



RECENT EVENTS



     On May 29, 1998, the Refinancing occurred in which the Company entered into the New Credit Facility consisting of the Revolving Credit Facility and the Capital Expenditure Facility and in which proceeds of the Revolving Credit Facility were used to repay the indebtedness outstanding under the Credit Facility (including the repayment of a $6.3 million industrial revenue bond issued by the City of Ligonier, Indiana for construction of the facility at Sharon Manufacturing Company) and the Purchase Money Facility, as well as to repay the 2004 Notes including an early retirement premium of $2.0 million. The proceeds of the New Credit Facility will also be used for capital expenditures and for general working capital purposes.



     As a part of the restructuring program announced during the fourth quarter of 1997, on June 1, 1998, the Company sold substantially all of the assets of Sharon Manufacturing Company, one of the Guarantors, for a purchase price of $4.6 million. The sale of these assets was permitted by, and the Company intends to apply the proceeds of the sale in compliance with, the Indenture, as applicable.

                                    BUSINESS



GENERAL



     Walbro Corporation is a global leader in the design, development and manufacture of precision fuel storage and delivery systems and products for automotive and small engine markets worldwide. The Company manufactures plastic fuel tanks, fuel pumps, fuel modules, plastic fuel rails and fuel level sensors for sale to automotive OEMs. Products manufactured for the small engine market include carburetors and ignitions for chain saws, outboard marine engines, two-wheeled vehicles, industrial engines and lawn and garden equipment, such as lawn mowers and weed trimmers. From 1992 to 1997, the Company increased net sales at the compound rate of approximately 21% per year. This growth was primarily due to the introduction of new automotive products, penetration of additional automotive platforms and a recovery in the small engine industry from depressed levels in the late 1980s. The Company had net sales of $619.9 million and $585.4 million in 1997 and 1996.



     Approximately 74% of the Company's net sales for 1997 were generated by Walbro Automotive. Through Walbro Automotive, the Company designs, develops and manufactures fuel storage and delivery systems and components for a broad range of U.S. and foreign manufacturers of passenger automobiles and light trucks (including minivans). The Company and its joint ventures hold a strong market position in North America, Europe and South America and a growing market presence in Asia. In July 1995, the Company substantially expanded its European automotive business by acquiring the fuel systems business of Dyno Industrier A.S. ("Dyno"). In 1997, management estimates that the Company supplied Chrysler with approximately 79% of its fuel pump and fuel module requirements, including all requirements for Chrysler's passenger cars and minivans and approximately 48% of the requirements for Chrysler's light trucks. Management believes that the Company manufactures substantially all of the fuel tank systems for Saab and Volvo light vehicles and all of the fuel tanks for the Mercedes-Benz C Class, Volkswagen Polo and Renault Twingo. Other automotive customers of the Company and its joint ventures include Audi, Daewoo, Fiat, Ford, General Motors, Hyundai, Kia, Nedcar, Peugeot and Rover.



     Approximately 20% of the Company's net sales for 1997 were generated by Walbro Engine Management. Through Walbro Engine Management, the Company designs, develops and manufactures diaphragm carburetors for portable engines (such as those used in chain saws and weed trimmers), float feed carburetors for ground supported engines (such as those used in lawn mowers and marine engines) and ignition systems and other components for a variety of small engine products. The Company believes that it is the world's largest independent manufacturer of small engine carburetors, with an approximate 72% share of the global diaphragm carburetor market including sales to such leading chain saw and weed trimmer manufacturers as Poulan/Weedeater, Deere and Company (Homelite), Stihl Incorporated, McCulloch Corporation, Ryobi Ltd. and Kioritz (Echo) Corporation. The Company believes it has an approximate 10% share of the global float feed carburetor market, including sales to Briggs & Stratton Corporation, the world's largest small engine manufacturer, Kohler Company, Tecumseh Products Co., and Mercury Marine, a major manufacturer of outboard marine engines. The Company produces substantial volumes of float feed carburetors for the Chinese two-wheeled vehicle market.



     The remaining 6% of the Company's net sales for 1997 were primarily related to replacement products for both the automotive and small engine aftermarkets. The Company has recently begun pursuing initiatives to expand its aftermarket customer base and product lines in an effort to grow this segment of its business.



     The Company was incorporated in Michigan in 1950 and reincorporated in Delaware in 1972. The Company's principal executive offices are located at 6242 Garfield Street, Cass City, Michigan 48726-1325, and its telephone number is
(517) 872-2131.

WALBRO AUTOMOTIVE



     AUTOMOTIVE INDUSTRY OVERVIEW



     A number of trends within the global automotive market have had and will continue to have a fundamental impact on the Company's future profitability and growth prospects, including: the shift by OEMs to the purchase of "systems" rather than individual components, the globalization of the OEM supplier base, the expansion of OEM supplier responsibilities and increased emissions regulation. These trends have contributed to a consolidation of OEM suppliers which the Company expects will continue.



     Purchase of Integrated Systems. Automotive OEMs are relying increasingly on suppliers who can provide entire systems rather than a number of different parts. OEMs can reduce their own internal engineering efforts and the number of suppliers by purchasing systems rather than components. Management believes the engineering and technological challenges facing systems suppliers will continue to grow as these systems become more complex. To strengthen the Company's position as a major supplier of automotive fuel systems, the Company is investing in its engineering and testing capabilities and actively pursuing its systems philosophy. The Company believes that the systems approach is being adopted outside North America and that the Company will be able to provide systems to the European market in the future.



     Globalization of the OEM Supplier Base. Several OEMs, including Ford, General Motors and Volkswagen, are introducing automobile models which are designed for the world automotive market ("World Cars"). This departure from the historical practice of designing separate models for each regional market is requiring suppliers to establish international development and manufacturing facilities capable of providing system components with consistent quality on a worldwide basis. The Company believes it is well positioned as a major supplier of fuel storage and delivery systems ("FSDS") to the world automotive markets.



     Expansion of OEM Supplier Responsibilities. Since the 1980s, Ford, Chrysler and General Motors have been actively reducing their respective supplier bases to those who accept significant responsibility for product management and meet increasingly strict standards for product quality, on time delivery and manufacturing costs. These suppliers are expected to control all aspects of production of system components, including design, development, component sourcing, manufacturing, quality assurance, testing and delivery to the customer's assembly plant. The Company believes that many suppliers do not have the resources to meet these OEM requirements and that the automotive OEM supplier market will be divided among a smaller group of key suppliers. The Company has received a number of quality awards from its OEM customers, including the Ford Q1 Award, Chrysler QE Award and General Motors Supplier of the Year Award, and believes that this supplier consolidation provides an opportunity for the Company's increased penetration of the OEM market.



     Increasing Emissions Regulation. Beginning in the late 1970s, U.S. environmental regulations, including fuel economy regulations and the Clean Air Act and its Amendments, have had a significant impact on fuel systems and the controls placed on mobile source emissions. As a result, U.S. automotive fuel systems have evolved from mechanically controlled carbureted systems to more sophisticated, electronically controlled fuel injection systems. Governmental action in many other parts of the world is forcing a similar transition to engine management systems which produce less emissions. For example, the European Economic Community, which previously had less stringent automotive exhaust regulations, adopted exhaust standards effective January 1, 1993 which are comparable to 1983 U.S. requirements.



     Compliance with these regulations has resulted in efforts to reduce evaporative emissions and the development of new "flexible" fuels such as ethanol and methanol blends. In response to these changes, the Company has developed a number of products including electric pumps designed for electronic fuel injection systems, onboard running and vapor recovery ("ORVR") systems and plastic fuel tanks which reduce hydrocarbon permeation and are corrosion resistant to flexible fuels.

     AUTOMOTIVE BUSINESS STRATEGY



     The Company intends to capitalize on trends in the automotive industry through the development of its fuel systems technology and expansion of its product line and customer base. The key elements of the Company's strategy include:



     Systems Approach to Product Development. The Company is utilizing its expertise to develop integrated FSDS which reduce evaporative emissions, are compatible with the corrosive nature of flexible fuels and provide customers with the cost savings and convenience of purchasing complete systems rather than numerous individual components. The Company's "systems" approach to product development is designed to allow the Company to increase product content on each vehicle in which its products are installed while providing customers with substantial performance and cost benefits. This systems approach has made possible an increase in the dollar value of the Company's products per vehicle. For example, the new Dodge Durango, which began volume production in the third quarter of 1997, is equipped with the Company's fuel storage and delivery system. These products have a selling price of greater than $150, compared to a typical 1987 vehicle equipped with only $15 of the Company's products. The Company's ability to assume responsibility for the development of FSDS allows OEMs to reduce internal engineering efforts and use fewer suppliers through the purchase of systems rather than components.



     Global Capabilities. The Company's international manufacturing and market presence allows the Company to offer its current and future FSDS technology to the global automotive market. The Company's presence in Europe provides it with additional resources and marketing contacts to supply integrated fuel systems to both European and North American OEMs assembling vehicles in Europe and European OEMs assembling vehicles in the United States. The Company's international sales for 1997 were 50% of the Company's net sales (excluding joint ventures) compared to 52% in 1996. The Company's plastic tank manufacturing capability allows it to pursue its systems strategy in Europe and serve OEM customers as they confront new environmental and regulatory challenges worldwide and introduce World Cars designed for sale to the global automotive market. In addition, the Company has a market presence in Brazil, South Korea and Japan and it has entered into joint ventures with manufacturers in Brazil, France, Japan, Mexico, Argentina and South Korea which enable the Company to access those foreign markets.



     Technical and Product Development Capabilities. The Company's engineers focus their research and development efforts to respond to the technical challenges facing their customers. The Company has designed its current line of FSDS products in response to U.S. fuel economy and emission regulations and changing consumer demands over the past two decades. Management believes that the Company is well positioned to capitalize on the emergence of more stringent global emission regulations through the development of a new generation of products and systems with greater fuel efficiency, reduced component weight, improved durability, fuel vapor control and flexible fuel compatibility. An example of these products is the ORVR system which captures fuel vapors from the fuel system and routes them to a carbon canister for storage and reuse.



     The Company has made substantial investments in fuel systems technology, product design and test capability and technical personnel to advance FSDS technology and respond to customer needs. A state-of-the-art systems center in Auburn Hills, Michigan provides the Company with the full-service product management capability which OEMs require of key suppliers and provides the Company with a competitive advantage in the development of proprietary fuel systems technology. Similarly, the Company has begun construction of a new systems center in Europe to provide product design and test capabilities.



     AUTOMOTIVE PRODUCTS



     The Company's product development engineers design fuel storage and delivery systems in response to customer needs and in anticipation of evolving trends in the market. Today's electronic fuel injected engines demand an uninterrupted supply of fuel under pressure and some vehicles require complex fuel tank configurations. The Company specializes in technology employed in the FSDS and currently manufactures and sells fuel pumps, fuel modules, fuel level sensors, plastic fuel tanks, bracket assemblies and plastic fuel rails.

     In response to the environmental and fuel efficiency demands on today's automobiles, the Company has developed, and is continually taking steps to improve, an electric pump designed to deliver fuel under pressure to electronic fuel injection equipped engines. The pump is fastened to a bracket and flange assembly, which allows the pump to be mounted in the fuel tank. The assembly has been increasingly replaced with a single integrated unit, called a fuel module, which performs all of the functions of the assembly described above. The fuel module is a complete, value-added package for specific applications composed of a fuel pump, plastic reservoir, fuel level sensor and related parts. These injection-molded plastic units fit inside the fuel tank, ensuring continuous fuel delivery under low fuel conditions, maximum vehicle driving range and enhanced fuel delivery under high temperature conditions, all at a reduced noise level. Although vehicles were not equipped with fuel modules until 1988, approximately 75% of cars and light trucks sold by General Motors, Ford and Chrysler in North America in 1997 used fuel modules. In 1997, the Company supplied approximately 20% of all of the fuel modules purchased in North America, principally to Ford and Chrysler.



     Approximately 25% of North American vehicles and 72% of European vehicles produced in 1997 contained plastic fuel tanks. Plastic fuel tanks offer several advantages over conventional steel tanks, including lighter weight, greater corrosion resistance to new, cleaner-burning fuels like methanol and the ability to be produced in unusual shapes to better use available space. In anticipation of customer demand in North America for more sophisticated fuel tanks, the Company built a new facility in Ossian, Indiana in 1993 to produce plastic multi-layer fuel tanks. The Company produced three-layer plastic fuel tanks during the fourth quarter of 1994, and during 1995 and 1996 for the Ford Windstar. The multi-layer construction of the Company's new, six-layer plastic tank substantially eliminates fuel permeation, making this one of the first plastic tanks which complies with the EPA permeability requirements which became effective beginning in model year 1996. The first production run of six-layer tanks began in 1996 for the GM T600 and was followed in 1997 by production of fuel tanks for the 1998 Saturn, the 1998 GM Yukon/Tahoe and the 1998 Chassis Cab. In addition a new facility in Meriden, Connecticut began production of the fuel tanks for the 1998 Dodge Durango in September, 1997.



     The Company is currently producing mono-layer plastic fuel tanks, which include coatings and permeation barriers that meet European emission requirements, for Audi, Mercedes-Benz, Nedcar, Peugeot, Renault, Rover, Saab, Volkswagen and Volvo. As these customers require more sophisticated fuel tanks, the Company will likely supplement a portion of its mono-layer blow molding machines with multi-layer blow molding machines to provide the Company's OEM customers in Europe with advanced, plastic fuel tank technology.



     The Company also produces plastic fuel rails suitable for a variety of engine applications. An extension of the FSDS concept, these under-hood components, located on the engine, deliver fuel to the individual fuel injectors used in electronic multi-point fuel injection systems. The Company has designed a plastic fuel rail which is superior to metal fuel rails in cost, weight and handling of more corrosive flexible fuels. In 1994, Ford began to install this new rail on the 3.0 liter engine in the Windstar. In 1997 Ford began to install this new fuel rail on 3.0 liter 2-valve engines for Taurus and Sable vehicles, as well as the 3.0 liter engines in the Windstar vans.



     An important advantage of the Company's systems approach is that it assists customers in responding to developments in safety and environmental standards. For example, current environmental regulations call for a FSDS that minimizes or eliminates the escape of fuel vapors during refueling, storage and operation. In January 1994, the EPA announced regulations governing ORVR systems as mandated by the 1990 Clean Air Act. The regulations require installation of devices which trap hydrocarbon vapors on a phase-in basis for passenger cars beginning in model year 1998 and for light trucks in model year 2001. In anticipation of these regulations, the Company has developed a variety of ORVR devices which help prevent fuel vapor loss from fuel delivery systems. The first of these devices entered production during 1997.

     AUTOMOTIVE MARKETS AND CUSTOMER BASE


     The Company currently provides a wide variety of products to a diverse customer base in a number of geographic areas. The following table depicts a summary of the various customers and platforms for which the Company supplied products during 1997:


           CUSTOMER                           PLATFORM                         PRODUCT
           --------                           --------                         -------
Chrysler                           Cirrus/Stratus, Dodge Dakota,      Fuel Pump/Module Assembly
                                   Dodge Durango, Dodge B-Van,        Service Pump/Module
                                   Dodge Ram Truck
                                   K-Base Passenger Car, LH
                                   (Intrepid Vision, Concord, New
                                   Yorker and LHS), Minivan
                                   (Caravan, Voyager and Town &
                                   Country), Neon, Viper, Prowler
                                   Dodge Durango                      Plastic Fuel Tank
                                                                      Assembly
Ford                               Mustang, Ranger                    Oil Separator
                                   Sable, Taurus                      Plastic Fuel Rail
                                   F-Series, E-Series Light Trucks    Fuel Pump
                                   All North American Light           Service Fuel Pump
                                   Vehicle Platforms
                                   F-100(1), BE-6(1), CE-14(1)        Fuel Module

General Motors                     T600 Truck, Saturn,                Plastic Fuel Tank
                                   Yukon/Tahoe, Blazer/Jimmy,
                                   Chassis Cab
                                   Corvette                           Fuel Module

Fiat                               Tempra(1), Uno(1), 178(1)          Fuel Module
                                   Dedra(2),                          Fuel Pump, Bracket
                                   Miero(2), Panda(2), Punto(2),      Assembly
                                   Tempra(2), Tipo(2), Uno(2)         and Level Sensor

Land Rover/Rover                   Discovery, Defender                Plastic Fuel Tank, Fill
                                                                      Pipe and various
                                                                      blow-molded parts
                                   Rover, R-8(2), 200(2), 400(2)      Fuel Pump and Bracket
                                                                      Assembly

Mercedes-Benz                      C Class, Truck Glendewagen,        Plastic Fuel Tank, Fill
                                                                      Pipe,
                                   Light Truck                        Expansion Tank

Nedcar                             S-40                               Plastic Fuel Tank
                                   300(2), 400(2)                     Fuel Module, Fuel Pump,
                                                                      Bracket Assembly and
                                                                      Sensor

Peugeot                            306, 309, 405, 505                 Plastic Fuel Tank, Fill
                                                                      Pipe and Air Ducts
                                   106(2), 205(2), 306(2), 405(2),    Fuel Pump, Bracket
                                   504(2), 505(2), 605(2)             Assembly
                                                                      and Level Sensor

Renault                            Twingo, Safrane, Espace, Spider    Plastic Fuel Tank
                                   R-19(1), CL10(1)                   Fuel Module
                                   R-5(2), R-9/11(2), Twingo(2),      Fuel Pump/Module
                                   X-S4(2), X-06(2)

           CUSTOMER                           PLATFORM                         PRODUCT
           --------                           --------                         -------
Saab                               900, 9000, 640, 9-5                Plastic Fuel Tank, Air
                                                                      Hose,
                                                                      Air Duct and Coolant
                                                                      Reservoir
                                   900(2), 9000(2), I16(2)            Fuel Pump

Volkswagen/Audi                    Polo, Golf, Audi 100 Diesel,       Plastic Fuel Tank
                                   Audi V8, Van, GOL
                                   Golf (1), Santana(1)               Fuel Sending Unit

Volvo                              850, 1150, 940, 960, P80, S-40,    Plastic Fuel Tanks,
                                   P-2X                               various other blow-molded
                                                                      parts and Coolant
                                                                      Reservoir
                                   Heavy Truck                        Coolant Reservoir

Daewoo                             J-Car(3), T-Car(3), V-Car(3)       Fuel Module

Honda                              AWD                                Fuel Module and Air Ducts

KIA                                Various Platforms                  Fuel Pump
                                   S-2                                ORVR

Ssangyong                          FJ(3), KJ(3)                       Fuel Module

Toyota                             Carina, Corolla                    Plastic Fuel Tank
                                   Carina                             Air Duct

-------------------------
(1) South American customers supplied by Marwal do Brasil, Ltda.

(2) European customers supplied by Marwal Systems, S.N.C.

(3) Korean customers supplied through Korean Automotive Fuel Systems, Ltd.

     In addition to the customers described above, the Company also supplies a variety of its products to a number of other customers including, but not limited to, the following: IBC, Iveco, J.I. Case, Lister Petter, New Holland, Scandia, VME and Steyr-Puch.


     North America. Net sales to Chrysler, General Motors and Ford for 1997 accounted for 19%, 5% and 5% of the Company's consolidated net sales, respectively. These customers have ongoing supply relationships with the Company which are subject to continued satisfactory price, quality and delivery. The Company is the primary outside supplier of fuel pumps, the core of the FSDS, to Chrysler. In the past, the Company has capitalized on its fuel system components penetration to supply additional fuel system products, such as fuel modules and fuel rails, to Chrysler and Ford, and to assume a key role in the development of new fuel system products, such as ORVR devices. General Motors historically developed and produced substantially all of its fuel storage and delivery systems internally but recently has sourced a significant portion of plastic fuel tank programs to outside suppliers, including the Company.



     The Company has formed a joint venture with two minority business owners to produce automotive components in Detroit's Empowerment Zone ("VITEC"). VITEC is expected to manufacture FSDS products (including blow-molded plastic fuel tanks). General Motors has awarded $450 million of new business to the joint venture over a five-year period commencing in 1998. Chrysler has also awarded new business to the joint venture. In September 1996, the Company received a tax credit worth an estimated $13.6 million from the Michigan Economic Growth Authority for this new facility.



     Europe. In 1991, the Company began operations in Europe with the establishment of its Marwal Systems joint venture in France with Magneti Marelli S.p.A. of Italy to serve customers that include Fiat, Nissan, Peugeot, Renault, Rover, Saab and Volvo. The Company is the only integrated FSDS supplier in Europe, which has provided the Company with the immediate opportunity to increase its participation in the European automotive market. In addition, the Company is using its relationships in the U.S. to increase its sales to North American manufacturers in Europe. Similarly, the Company is leveraging its relationships with Mercedes-Benz, Peugeot, Renault, Saab, Volkswagen, Volvo and other European manufacturers to enhance the Company's marketing efforts with these European manufacturers around the world. Approximately 72% of the European light duty vehicles and 25% of the North American light duty vehicles are equipped with plastic fuel tanks. Management estimates that operations in Europe produced plastic fuel tanks accounting for approximately 19% of the European plastic fuel tank market in 1997.



     South America. In January 1993, operations began at the Company's Marwal do Brasil joint venture, which targets the South American automotive market of approximately two million units per year. In September 1995, the Company established Walbro Automotive do Brasil to manufacture plastic fuel tanks for the Brazilian automotive market. It began production of plastic fuel tanks for Volkswagen in November 1996. In 1996, the Company received an order from Ford for a supply of plastic fuel tanks for Ranger trucks to be produced in Argentina.



     Asia. In December 1986, the Company entered into a joint venture in Japan known as Mitsuba-Walbro, Inc. with Mitsuba Electric Manufacturing Company to manufacture fuel pump components. In November 1994, the Company established Korea Automotive Fuel Systems Ltd., a joint venture with Daewoo Precision Industries Ltd. in South Korea, to manufacture and market fuel modules for the domestic Korean automotive market and additional export markets established by Korean OEMs. As part of the Restructuring, management is currently reviewing alternatives to reduce the Company's investment in this joint venture.



     AUTOMOTIVE COMPETITION



     The Company competes with several other manufacturers, including the OEMs themselves, many of which have greater sales and financial resources than the Company. In the fuel pump market, the Company's major competitors include Robert Bosch GmbH, Denso Corp., Ltd., VDO (a division of Mannesmann), Visteon (Ford's component group) and Delphi Automotive Systems (GM's component group). In the fuel rail market, the Company's major competitors include Delphi, Visteon, Echlin Inc. and Siemens A.G. The Company has competition in the fuel module market from Delphi, Robert Bosch GmbH, Denso Corp., VDO and Visteon. The Company's largest competitors in the plastic fuel tank market include Kautex Werke Reinold Hagen A.G. (which was acquired by Textron Inc. in January 1997), Solvay S.A., Plastic Omnium Industries, Inc. and Visteon. Steel tanks, manufactured primarily by the OEMs, also compete with the Company's plastic fuel tanks.



     The Company competes for new business both at the beginning of the development of new models and upon the redesign of existing models. New model development generally begins two to three years prior to a product introduction. Once a producer has been designated to supply parts for a new program, an OEM usually will continue to purchase those parts from the designated producer for the life of the program, although not necessarily for a redesign. Competitive factors in the market for fuel storage and delivery products include product quality and reliability, cost and timely delivery, technical expertise and development capability and new product innovation.



     AUTOMOTIVE SALES AND ENGINEERING SUPPORT



     Sales of the Company's FSDS products to automotive OEMs are made directly by the Company's sales/ engineering force, who not only sell the products but assist customers with related engineering matters. Because of the automobile design process, the Company is generally able to determine a few years in advance the models for which it will supply products. The Company's sales force works closely with the Company's engineering departments and systems center in Auburn Hills in the research, design, development and improvement of its products. When the Company's systems center in Europe is completed in 1998, the Company will also have additional design and research capabilities to provide OEMs in Europe with full-service product management. Because the Company has the capability to provide comprehensive engineering resources with respect to its product line and assume increasing responsibility for the development of FSDS products, the Company has been successful in responding to the decisions by OEMs to consolidate suppliers and reduce internal engineering resources.

     AUTOMOTIVE WARRANTY AND OTHER PRODUCT EXPOSURE



     The design and manufacture of fuel systems entails an inherent risk that a governmental authority or a customer may require the recall of one of the Company's products or a product in which one of the Company's products has been installed. The Company has taken and intends to continue to take all reasonable precautions to avoid the risk of exposure to an expensive recall campaign which could have a material adverse effect on the business and financial condition of the Company.



WALBRO ENGINE MANAGEMENT



     SMALL ENGINE INDUSTRY OVERVIEW



     The small engine industry is facing a number of environmentally-driven changes which will require an increased emphasis on fuel systems technology and the development of new fuel systems products. Growth opportunities outside of the U.S. are expected to be driven by growth in the use of two-wheeled vehicles and the increased use of gasoline-powered portable equipment in developing countries.



     Emphasis on Engine Management Systems and New Product
Development. Historically, exhaust emissions of gasoline-powered small engines were unregulated. In 1992, the California Air Resources Board promulgated comprehensive air quality regulations limiting small engine emissions, which regulations became effective in August 1995. A more stringent phase is scheduled to become effective in 1999. In addition, the EPA has implemented similar regulations that became effective in August 1996, with a more stringent phase expected to be phased in beginning 2002. The products designed to meet these new emission standards in the small engine market will require more sophisticated product research and new production capabilities. The increased technological content and sophistication required to meet emission regulations is expected to result in lower unit sales with greater value added per product and higher unit prices.



     Growing Demand in Developing Countries. The Company expects significant growth in the demand for float feed carburetors in developing countries as per capita income increases and two-wheeled vehicles become more affordable. Production of two-wheeled vehicles in the People's Republic of China, for example, increased from approximately 49,000 units in 1980 to approximately 3.4 million in 1993, 5.2 million in 1994, 7.8 million in 1995, 9.3 million in 1996 and 10.0 million in 1997. In addition, management believes demand for diaphragm carburetors used in gasoline-powered portable tools will grow in these developing countries. The inaccessibility of electrical power distribution and geographic isolation of many projects, such as the clearing of land and highway construction, hinder the use of electric-powered equipment.



     SMALL ENGINE BUSINESS STRATEGY



     To respond to the promulgation of increasingly strict emission regulations in the small engine industry, the Company is working to develop a small engine management system which will comply with new emission standards. As the leading developer of fuel systems technology for portable engines, the Company is well positioned to draw upon its expertise in carburetor and ignition system design and development, as well as its experience in responding to emissions-driven challenges in the automotive sector. The Company's advanced product design and development facilities in Michigan and Japan, which are equipped with sophisticated emission measurement instruments, provide the Company with the facilities necessary to develop more sophisticated small engine management systems.



     In addition to developing new technologies, the Company intends to grow its small engine business through expansion into foreign markets. The Company's presence in developing countries such as the People's Republic of China will allow it to benefit from the growing market for carburetors for two-wheeled vehicles and from infrastructure development which requires portable power tools.



     SMALL ENGINE PRODUCTS



     The Company was founded as a manufacturer of carburetors for small engine products such as lawn mowers and marine engines, and later expanded its customer base to include manufacturers of chain saws, weed trimmers, snow blowers and two-wheeled vehicles. The Company's carburetor technology has continually evolved, with the Company now manufacturing diaphragm and float feed carburetors, ignition systems and other components for small engine products and aftermarket applications. The Company's diaphragm carburetor, float feed carburetor and ignition system sales accounted for 57%, 29% and 14%, respectively, of the Company's 1997 small engine net sales.



     The diaphragm carburetor uses a diaphragm and a series of interconnected passages to draw and regulate the amount of fuel delivered to the engine from the fuel tank. The Company manufactures several basic models of diaphragm carburetors from which are derived numerous variations. Diaphragm carburetors are used on chain saw and weed trimmer engines because they will operate in any position and minimize vapor lock. The Company believes that it is the world's largest manufacturer of small engine diaphragm carburetors.



     The float feed carburetor uses a float in a reservoir of fuel to regulate the amount of fuel delivered to the engine. In contrast to the diaphragm carburetor, which operates in all positions, the float feed carburetor operates only in an upright position. The Company manufactures several basic models of float feed carburetors from which are derived numerous variations. The Company's float feed carburetors are used on engines for lawn mowers, garden tractors, two-wheeled vehicles, marine outboard engines, generators and industrial engines.



     The ignition system uses rotating magnets in a flywheel, which induce an electrical charge in the ignition module. The ignition module releases this charge to the spark plug. The Company's ignition systems are used predominantly in chain saw and weed trimmer applications.



     In response to California and proposed EPA air quality regulations, the Company is integrating its carburetor and ignition technology to develop an engine management system which will electronically control both fuel delivery and ignition functions to limit exhaust emissions. The Company has successfully refined existing carburetors through the incorporation of extremely close tolerances which provide more accurate control of the fuel/air mixture to meet the first set of standards that became effective in California in 1995 and nationwide in 1996. Company engineers are developing new technology to meet the subsequent requirements which will become effective in California in 1999 and nationwide during the period 2002 to 2005. This development effort focuses on complete engine management systems that control air flow, fuel delivery and ignition timing to enhance fuel efficiency and reduce pollution.



     SMALL ENGINE MARKETS AND CUSTOMER BASE



     The Company sells its small engine products in a global market. Carburetors and small engine ignitions are sold by the Company's sales and engineering staff directly to engine manufacturers. The Company sells a major portion of its diaphragm carburetors to most of the leading chain saw and weed trimmer manufacturers, including Poulan/Weedeater, Deere and Company (Homelite), Stihl Incorporated, McCulloch Corporation, Ryobi Ltd. and Kioritz (Echo) Corporation. The Company sells float feed carburetors to several of the leading manufacturers of small engines, including Briggs & Stratton Corporation, the world's largest small engine manufacturer. Mercury Marine, a major outboard engine manufacturer, buys approximately 73% of its outboard engine carburetors from the Company.



     One of the Company's opportunities for growth in the small engine industry is the Chinese market. In January 1994, the Company acquired a 60% interest, increased to 70% in 1995, in Fujian Hualong Carburetor Co., Ltd. (Fujian) which manufactures and markets carburetors for two-wheeled vehicles in the People's Republic of China. In addition, the Company has built a new manufacturing facility in Tianjin to provide additional capacity to take advantage of growth in the two-wheeled vehicle market. This new facility began production in October 1996.



     SMALL ENGINE COMPETITION



     The Company has several competitors that manufacture diaphragm carburetors for the global small engine market, including Zama Industries, Ltd., Tillotson Commercial Motors Ltd. and Dell' Orto, some of which are divisions of large diversified organizations which have total sales and financial resources exceeding those of the Company. In the market for float feed carburetors, the Company has several competitors, including Briggs & Stratton and Tecumseh Products, both of which have greater sales and financial resources than the Company. The Company's major competitors in the ignition systems market are R.E. Phelon Company Inc. in the U.S.; Ikeda Denki, Oppama Kougyou, Iida Denki, Kokusan Denki in Japan; and other internal suppliers to engine manufacturers



AFTERMARKET PRODUCTS



     The Company sells automotive aftermarket products for both carbureted vehicle applications and electronic fuel injection vehicle applications through independent distributors, such as Federal-Mogul Corporation and Standard Motor Products, Inc., and jobbers and dealers worldwide. Some automotive products are also sold to national manufacturing and distribution organizations for sale under private brand names or to industrial customers for use in special applications. The Company has recently begun pursuing initiatives to expand its aftermarket customer base and product lines in an effort to grow this segment of its business. Such initiatives include entry into components for performance vehicles and recreational vehicles, as well as broader coverage of fuel pumps and fuel modules.



     The Company sells automotive aftermarket products to support its OEM customers and to benefit from higher margins on aftermarket sales. Management believes that the overall market size for automotive electronic fuel injection systems components sold to the aftermarket will continue to grow as the population of vehicles equipped with electronic fuel injection systems ages.



     The Company sells its own brand name small engine aftermarket products through independent distributors, jobbers and dealers worldwide. Some of these products are also sold to national manufacturing and distribution organizations for sale under private brand names or to industrial customers for use in special applications.



ACQUISITION AND JOINT VENTURE STRATEGY



     As part of a long-term strategy for growth and expansion into new geographic and product markets, the Company may undertake select acquisitions and strategic alliances in the form of joint ventures. The Company may make select acquisitions of companies which can enhance the Company's traditional products and technologies and can provide additional growth opportunities. These acquisitions would contribute new product technology and open new markets to the Company. In evaluating these acquisitions, the Company seeks high quality operations which fit with the Company's expertise in markets where it has an established customer base and a clear vision of opportunities, thus decreasing transition costs and other financial risks associated with corporate acquisitions. Similarly, each of the Company's joint ventures provides the Company with the opportunity to benefit from established customer relationships or a unique technological advancement which the Company could not develop on its own without the risk and expense of establishing marketing and manufacturing organizations alone. In management's opinion, the Company's joint ventures ultimately reduce the cost of penetrating new markets and limit the Company's financial exposure with respect to these operations. At the present time the Company has no specific agreements with respect to any new acquisitions or joint ventures.



MANUFACTURING AND FACILITIES



     The Company conducts operations in approximately 2.3 million square feet of space in 28 locations. Six additional sites are operated as joint venture operations. The Company believes that substantially all of its property and equipment are in good condition. The Company has not experienced significant limitations on its ability to transfer products between, or sell products in, various countries.



     Each of the Company's manufacturing facilities practices advanced inventory control procedures and has installed statistical process controls to insure high levels of quality. In that regard, some of the Company's factories have received the Ford Q1 Award and the Chrysler QE Award. In connection with its sales to Saab, which is partially owned by General Motors, the Company's Norway facility has been named a General Motors supplier of the year five years in a row beginning in 1991. In 1995, Walbro Automotive was named

Supplier of the Year by General Motors. Various other Company factories have been recognized by customers such as Mercury Marine, Stihl and Federal-Mogul Corporation for excellence in product quality and delivery.



     In addition, the Company's domestic automotive customers have cooperated in the development of a broad based quality procedure for which their suppliers are required to be certified. The procedure, known as QS 9000, has been derived from the International Standards Organization's ISO 9000 procedure. Approximately half of the Company's manufacturing locations around the world have been certified.



     When justified by volume, the Company has invested in labor-saving automated machining, assembly and testing equipment. For example, the operation in Meriden, Connecticut employs computer controlled molding machines to form the Company's plastic in-tank reservoirs. These machines are individually programmable so that variations can be reduced and refined as part of the continuous control process. Another example is the Caro, Michigan manufacturing facility's automated fuel pump assembly line, which is capable of producing 1,000 pumps per hour using only six persons. Over the past several years, the Company has reduced the cost to manufacture its fuel pumps at this facility by reducing both labor and material costs. In Ettlingen, Germany, the Company uses a fully automated assembly line for production of plastic fuel tanks for the Mercedes-Benz C Class. In addition to these examples of purchased automation, the Company designs and builds major portions of its own machining and assembly equipment. This in-house capability permits close control over the manufacturing process and helps the Company stay competitive in both cost and quality.



PATENTS, RESEARCH AND PRODUCT DEVELOPMENT



     The Company owns approximately 165 U.S. patents and 600 international patents in the fuel systems field and has a number of applications pending. These patents include proprietary ownership of designs for control devices for engines and engine systems, fuel pumps, fuel rails, fuel regulators, fuel level sensors, fuel reservoirs and fuel system vapor control devices, carburetors and throttle bodies, as well as ancillary devices for engine and vehicle applications.



     Although these patents are significant to the Company, management believes that in many cases the adaptation and use of the technology involved and the proprietary process technology employed to manufacture these products are more important. The Company maintains a systems center in Michigan for the research, design and development of new products. The Company began construction of its new European engineering center in June 1997. The Company's engineering departments also engage in design, development and testing. In 1997, 1996, and 1995, the Company spent approximately $17.3 million, $18.4 million and $16.7 million, respectively, for engineering and research and product development.



COMPONENTS, MATERIALS AND INVENTORY



     The Company has a number of sources for the components used in manufacturing its products. The suppliers who manufacture components often use tools and dies owned by the Company. If a supplier were to discontinue supplying any component, it could take the Company some time to replace the supplier; however, the Company believes its operations would not be materially adversely affected.



     The Company's principal customers provide it with estimates of their annual needs and make monthly purchase commitments. As a result, the Company does not experience material backlog. Consequently, the Company manages its manufacturing facilities on a just-in-time production basis.



EMPLOYEES



     As of December 31, 1997, the Company had approximately 5,028 employees. The Company believes that its relations with its employees are satisfactory. All of the Company's approximately 600 European plant employees are unionized under their traditional national organizations. All of the Company's United States plant employees are non-unionized except approximately 400 employees at both of its Michigan manufacturing locations. The Company's three-year contract with the bargaining unit for these Michigan plants expires in November 1998.

REGULATION



     The Company's operations are subject to increasingly stringent environmental laws and regulations governing air emissions, waste water discharges, the generation, treatment, storage, disposal and remediation of hazardous substances and wastes, and employee health and safety. Certain of these laws can impose joint and several liability for releases or threatened releases of material upon certain statutorily defined parties, including the Company, regardless of fault or the lawfulness of the original activity or disposal.



     The Company believes it is currently in material compliance with applicable environmental laws and regulations. The Company's compliance with environmental laws and regulations has not materially affected the results of its operations or the conduct of its business; however, the Company cannot predict the future effects of such laws and regulations.



LEGAL PROCEEDINGS



     Other than as set forth below, the Company is not currently a party to any litigation which in the opinion of management is likely to have a material adverse effect on the Company's business, results of operations or financial condition.



     International Container Services, Inc. v. Walbro Corporation, Walbro Automotive Corporation, and U.S. Coexcell. This case was filed in June 1997 in Michigan state court. John Hobstetter, a former Walbro employee, founded International Container Services, Inc. ("ICS") in December 1996. Hobstetter is one of the principals of ICS. ICS' Complaint alleges breach of contract, promissory estoppel, tortious interference with prospective business relationships, conversion and misappropriation of proprietary information, and requests an accounting. ICS claims its damages "exceed $10,000,000."



     Walbro, Walbro Automotive and U.S. Coexcell vigorously deny the allegations. Walbro, Walbro Automotive and U.S. Coexcell filed an Answer to ICS' Complaint on August 22, 1997. In addition to affirmatively denying all substantive allegations, Walbro, Walbro Automotive and U.S. Coexcell asserted several affirmation defenses and filed a Counterclaim against ICS. The Counterclaim against ICS alleges tortious interference with prospective business relations, conversion and misappropriation of confidential information and trade secrets, and unjust enrichment. The Counterclaim seeks damages in an amount to be determined at trial.



     Walbro, Walbro Automotive and U.S. Coexcell also filed a Third-Party Complaint against John Hobstetter and The Lovat Group, Inc. The Lovat Group has a contractual relationship with ICS. The principals of The Lovat Group own or will own an equity interest in ICS. The Third-Party Complaint alleges that Hobstetter breached confidentiality and trade secret and stock purchase agreements, breached his fiduciary duty, tortiously interfered with prospective business relations and was unjustly enriched. The Third-Party Complaint also alleges that The Lovat Group was unjustly enriched.



     Hobstetter and The Lovat Group have answered the Third-Party Complaint, and they have denied the substantive allegations therein and asserted affirmative defenses. In addition, The Lovat Group filed a Third-Party Counterclaim against Walbro, Walbro Automotive and U.S. Coexcell alleging claims virtually identical to those alleged by ICS. Walbro, Walbro Automotive and U.S. Coexcell have answered that complaint and denied all substantive allegations.



     Discovery is ongoing, and is expected to continue during at least a substantial portion of 1998. No trial date has been set.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


     The directors and principal executive officers of the Company as of May 21, 1998 are as follows:



            NAME                AGE                POSITION WITH THE COMPANY
            ----                ---                -------------------------
Frank E. Bauchiero...........   62    President, Chief Executive Officer and Director
                                      Vice President and a Director; President, Asia
Robert H. Walpole............   57    Region
Lawrence C. Ward.............   45    President, North America Region
Richard H. Whitehead, III....   52    President, Europe and South America Region
Daniel L. Hittler............   62    Chief Administrative Officer and Secretary
Michael A. Shope.............   53    Chief Financial Officer and Treasurer
William T. Bacon, Jr.........   73    Director
J. Dwane Baumgardner.........   56    Director
Vernon E. Oechsle............   55    Director
Robert D. Tuttle.............   72    Director
John E. Utley................   56    Director



     The Company's Board of Directors consists of three classes of directors serving three-year terms with one class standing for election at each annual meeting of stockholders. Messrs. Bacon, Bauchiero and Oechsle have been elected to serve for a term expiring in 1999. Messrs. Baumgardner, Tuttle and Walpole have been elected to serve a term expiring in 2000. Mr. Utley has been elected to serve for a term expiring in 2001.



     Frank E. Bauchiero became Chief Executive Officer on April 15, 1998 and has been President since August 1996. He was Chief Operating Officer from August 1996 to April 1998. He became a Director of the Company in 1990. Mr. Bauchiero served as President-Industrial, North American Operations, Dana Corporation from December 1990 until July 1996. Mr. Bauchiero was a Dana Group Vice President from 1987 to 1990. Dana Corporation manufactures automotive product systems, mobile off-highway equipment and industrial equipment. Mr. Bauchiero also serves as a director of Regal Beloit Corp., a manufacturer of power transmissions, gears and gear reducers and cutting tools.



     Robert H. Walpole has been a Vice President of the Company since 1983, President of Walbro Engine Management Corporation between 1991 and 1996, and President, Asia Region since January 1997. Mr. Walpole joined the Company in 1970 and has served as a Director since 1983. Mr. Walpole is the brother-in-law of Lambert E. Althaver, former Chief Executive Officer of the Company.



     Lawrence C. Ward has been President, North America Region since February 1998. From 1996 to 1998, Mr. Ward was Vice President -- Global Operations for Allied Signal Safety Restraints, a Division of Allied Signal Automotive (Allied Signal's Safety Restraint division was acquired by Breed Technologies Inc. in November 1997). Allied Signal Safety Restraints is a global manufacturer of automotive air-bag systems and related safety components. Mr. Ward was Vice President, Manufacturing and Services of Exabyte Corporation from 1993 to 1996 and Director, Worldwide Manufacturing and Operations of Quantum Corporation from 1992 to 1993.



     Richard H. Whitehead, III became President, Europe and South America Region in January 1997 and was a Vice President of the Company from 1988 to 1996. From 1988 to 1990, Mr. Whitehead served as the Vice President/General Manager of the Company's Automotive Division -- Whitehead in Meriden, Connecticut. Mr. Whitehead was the President of Whitehead Engineered Products, Inc. from 1980 to 1988, prior to its acquisition by the Company.



     Daniel L. Hittler has served as Chief Administrative Officer since 1994 and Secretary of the Company since 1993. He was Director of Administration from 1992 to 1993. He was the Director of Technical Planning from 1989 to 1992.

     Michael A. Shope has served as Chief Financial Officer of the Company since December 1993 and as Treasurer since April 1994. From 1986 to 1993 he was the Treasurer of Libbey-Owens-Ford Co., a manufacturer of glass for automotive and industrial applications.


     William T. Bacon, Jr. has served as a Director of the Company since 1972. Mr. Bacon has been associated with ABN AMRO since 1994. ABN AMRO is a banking services corporation with its headquarters in the Netherlands. Mr. Bacon also served as an Honorary Director of Stifel Financial Corp. from 1984 to 1994. Stifel Financial Corp. is an investment banking services corporation. Prior to 1994, he was a Managing Partner of Bacon Whipple & Co., Inc. Bacon Whipple & Co., Inc. was an investment banking services corporation which merged with Stifel Financial Corp.



     J. Dwane Baumgardner, PhD since 1996 has been Chairman, Chief Executive Officer and President of Donnelly Corporation, a manufacturer of automotive vision systems, modular window systems and coated glass products. From 1982 to 1986, he was Chief Executive Officer, President and Chief Operating Officer of Donnelley Corporation and prior to 1982 was Vice President of Technology of Donnelley Corporation. Dr. Baumgardner joined the Company's Board of Directors in October 1997, joined Donnelly in 1969 and is also a Director of SL Industries, Inc., which produces glass products for the automotive industry.



     Vernon E. Oechsle became a Director of the Company in October 1994. He has been the President, Chief Executive Officer and a Director of Quanex Corporation, a manufacturer of specialty steel and aluminum products, since 1996. He served as the Chief Operating Officer of Quanex Corporation from 1993 to 1995. From 1990 to 1992, he was Chief Executive Officer of Allied Signal Automotive. Before that he was Group Executive of Automotive and Truck for Dana Corporation and President of Hayes-Dana, Dana's Canadian subsidiary. Mr. Oechsle also has served as a director of Precision Castparts Corporation, a manufacturer of investment castings for aerospace and power generation customers, as well as for industrial, automotive, medical and other commercial applications since 1996.



     Robert D. Tuttle became a Director of the Company in 1981. Mr. Tuttle is also a Director of Woodhead Industries, Inc. From 1980 to 1991, Mr. Tuttle was Chairman, Chief Executive Officer and a Director of SPX Corporation, which produces specialty tools and equipment and distributes automotive components.



     John E. Utley became a Director of the Company in 1993. He is Senior Vice President of LucasVarity, PLC, a supplier of automotive braking systems, electrical systems and diesel systems, a position he has held since 1996. From 1994 until September 1996 he was Senior Vice President of Varity Corporation. Mr. Utley was the Chairman of the Board of Kelsey-Hayes Company from 1992 to September 1996 and was Vice Chairman and Vice President from 1989 to 1992.


     During the first quarter of 1997, the Company modified its management structure to reflect a matrix organization. In this regard, the Company appointed three regional presidents who have operating responsibilities for the North America, Europe/South America and Asia regions. In addition, global responsibility for automotive products, small engine products and the Company's strategic development activities were allocated to one of each of these three regional presidents. The Company believes that the benefits of this matrix organizational structure include (i) improved focus on the Company's customers in their local markets, (ii) better global coordination of the Company's product lines and development activities, (iii) reduced overhead expenses, (iv) avoidance of duplication of costs between the Company's product lines and (v) improved utilization of management expertise and technical facilities.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Pursuant to the provisions of the Delaware General Corporation Law ("DGCL"), the Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of their duty of due care to the fullest extent permitted by the DGCL, and which require the Company to indemnify its directors and permit the Company to indemnify its officers or employees to the fullest extent permitted by DGCL, including those circumstances in which indemnification would otherwise be discretionary, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has a directors' and officers' liability insurance policy.

EXECUTIVE COMPENSATION


     The table below provides information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995 of the persons who were at December 31, 1997 (i) the Chief Executive Officer and (ii) the four other most highly compensated (based upon combined salary and bonus) executive officers of the Company (collectively, the "Named Officers").



                           SUMMARY COMPENSATION TABLE



                                                                                LONG TERM COMPENSATION AWARDS
                                                                           ---------------------------------------
                                  ANNUAL COMPENSATION                               AWARDS
                              ---------------------------                  -------------------------     PAYOUTS
                                                               OTHER       RESTRICTED    SECURITIES    -----------
                                                               ANNUAL        STOCK       UNDERLYING       LTIP        ALL OTHER
          NAME AND                   SALARY        BONUS    COMPENSATION     AWARDS     OPTIONS/SARS     PAYOUTS     COMPENSATION
     PRINCIPAL POSITION       YEAR     ($)          ($)         ($)           (#)           (#)            ($)          ($)(1)
     ------------------       ----   ------        -----    ------------   ----------   ------------     -------     ------------
Lambert E. Althaver, (2)....  1997   450,000            0           0             0             0          1,862         9,000
  Chairman and Former         1996   450,000            0           0             0        17,647        204,379         8,870
  Chief Executive Officer     1995   375,000            0           0             0        15,625              0         9,100

Frank E. Bauchiero, (3).....  1997   375,000            0           0             0             0              0         4,500
Chief Executive Officer       1996   141,173(4)         0           0        30,000        19,607              0             0
and President

Robert H. Walpole,..........  1997   265,000      386,338(5)        0             0             0              0         9,000
Vice President                1996   265,000      283,070(5)        0             0             0              0         9,717
                              1995   254,000            0           0             0             0              0         8,550

Richard H. Whitehead, III,..  1997   200,000            0      42,929(6)          0             0              0        10,500
Vice President                1996   200,000            0      42,000(6)          0         7,843              0        10,460
                              1995   180,000            0      42,000(6)          0        10,000              0         6,040

Michael A. Shope,...........  1997   165,000       22,500           0             0             0              0         9,090
Treasurer and                 1996   150,000       27,000           0             0         3,529              0        10,035
Chief Financial Officer       1995   135,000       18,750           0             0         4,500              0         2,025


-------------------------

(1) These amounts represent matching and retirement contributions made by the Company pursuant to its salary savings plan, entitled the "Advantage Plan."



(2) Mr. Althaver retired as Chief Executive Officer of the Company effective April 15, 1998.



(3) At December 31, 1997, Mr. Bauchiero was the President and Chief Operating Officer of the Company. Effective April 17, 1998, Mr. Bauchiero was appointed to the additional position of Chief Executive Officer of the Company.



(4) Salary for the period August 16, 1996 to December 31, 1996; executive began employment on August 16, 1996.



(5) First and second of four cash bonus payments earned under the Company's Engine Management Incentive Compensation Plan covering the period July 1, 1991 to June 30, 1996.



(6) 42,000 was paid in each of 1997, 1996 and 1995, to adjust for cost of living and expatriate status. In 1997, $929 was compensation for personal use of a corporate automobile.



INCENTIVE COMPENSATION



     Beginning with fiscal year 1997, the executive officers became eligible for a restructured incentive compensation program. The program is comprised of both a short term and a long term incentive component. Short term incentive awards are based solely on the financial performance of the Company for each fiscal year.

Long term incentive awards are based in part on corporate financial performance. Accordingly, audited financials must be used to determine these awards. Since audited financials are not available until February following the close of any fiscal year, the annual award cycle has been moved from December of the fiscal year to the following February, and therefore there were no grants to the executive officer of the Company of stock options nor any awards under the Company's long term incentive plan in 1997.



     The following table provides information for the Named Officers' unexercised options at December 31, 1997. These options were granted under the Company's Equity Based Long Term Incentive Plan (the "Equity Plan").



                      AGGREGATED OPTION EXERCISES IN 1997


                        AND YEAR-END 1997 OPTION VALUES



                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                     DECEMBER 31, 1997 (#)       DECEMBER 31, 1997 ($)(1)
                                                  ---------------------------   ---------------------------
                                                  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                  -----------   -------------   -----------   -------------
Lambert E. Althaver.............................    88,621            0          $38,420            0
Frank E. Bauchiero..............................    32,514            0                0            0
Robert H. Walpole...............................         0            0                0            0
Richard H. Whitehead, III.......................    31,426            0                0            0
Michael A. Shope................................    11,338            0                0            0


-------------------------

(1) Based upon the difference between the exercise prices and the $13 7/16 closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1997.



EMPLOYMENT AND SEVERANCE AGREEMENTS



     The Company entered into employment agreements with Messrs. Hittler, Shope, Whitehead and Walpole which have terms expiring on August 16, 1998 and provides them minimum base salaries of $150,000, $150,000, $200,000 and $265,000, respectively, subject to review and increase by the Board of Directors Compensation Committee (the "Compensation Committee"). Each employment agreement is renewable automatically for twelve months, subject to cancellation by the Company prior to the anniversary date. The Company entered into employment agreements with Messrs. Bauchiero and Lawrence C. Ward which have terms expiring on October 3, 1998 and February 2, 1999, respectively, and provide them a base salary of $375,000 and $260,000, respectively, subject to review and increase by the Compensation Committee. In addition, each is entitled to participate in the Equity Plan. The Company also entered into an employment agreement with Mr. Althaver with a term expiring on August 16, 1998 which provided a minimum base salary of $450,000 and which was renewable automatically for twelve months, subject to cancellation by the Company prior to the anniversary date. However, Mr. Althaver's employment agreement was terminated by a Separation Agreement and General Release dated May 20, 1998 between the Company and Mr. Althaver in connection with Mr. Althaver's retirement from the position of Chief Executive Officer effective April 15, 1998.



     For each of the executive officers, an employment agreement is linked to a Termination and Change of Control Agreement ("COC Agreements"). In combination, these agreements provide a severance provision under the terms of which the employee is entitled to severance pay if during the initial term of the agreement or a renewal term, his employment (i) is terminated (including nonrenewal of his employment agreement) by the Company other than for cause or
(ii) is terminated voluntarily by him for good reason. The severance pay payable under the agreements is an amount equal to the annual base compensation being paid to the Named Officer at the date of termination.



     The employment agreements and the COC Agreements were the result of a determination by the Board of Directors that it was important to, and in the best interests of the Company and its stockholders, to ensure that in the event of a possible change in control of the Company, the stability and continuity of management will continue unimpaired, free of distraction incident to any such change in control.



     The COC Agreements provide that if during a three-year period following a Change in Control (as defined below) of the Company, an employee's employment is terminated by the Company for cause or if the employee terminates employment for good reason, the employee will receive (1) a single sum payment equal to three times the employee's average compensation of the prior three calendar years (including incentive bonus), (2) 36 months of additional medical, dental, life, disability and accident insurance, (3) an amount equal to the actuarial equivalent of the benefit under a SERP which the employee would receive if employment would have continued for three years, (4) acceleration of any performance awards granted prior to the extension date equal to the cash amount payable plus the value of any shares of Common Stock payable upon achievement of maximum performance, (5) a cash amount equal to the value of any phantom shares of Common Stock credited to the employee's deferral account, (6) exercisable stock options and restricted stock will be vested, (7) outplacement services at the sole discretion of employee, and (8) other perquisites substantially similar to those in effect for the employee at the time of the Change in Control of the Company. In the event the present value of these payments and benefits exceed an amount which would render them "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, the Company will pay a gross up amount to the employee to compensate him for the additional excise tax assessed thereon. Each employee agrees that following his termination of employment with the Company, he will cooperate with the Company in any litigation involving the Company, will not disclose Company trade secrets, and for a one-year period following the date of such employee's termination, will not compete with the Company. "Change in Control" of the Company is defined to include certain reorganizations, consolidations or mergers of the Company, certain sales or transfers of substantially all the assets of the Company, approval by the stockholders of the Company of its liquidation or dissolution, a change in the composition of the Company's Board of Directors such that it is comprised of directors, a majority of whom are not "Continuing Directors" as defined in the COC Agreements, or the acquisition by certain persons of twenty percent or more of the combined voting power of the Company's outstanding securities.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth as of April 30, 1998 the total number of shares of Common Stock of the Company beneficially owned, and the percentage so owned, by (i) each director of the Company, (ii) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company, (iii) each of the Company's executive officers, and
(iv) all directors and executive officers as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose.



                                                                 AMOUNT AND
                                                                 NATURE OF
                                                                 BENEFICIAL        PERCENTAGE
                            NAME                                OWNERSHIP(1)        OF CLASS
                            ----                                ------------       ----------
Franklin Resources, Inc. ...................................     1,200,500(2)         13.8%
Caisse de depot et placement du Quebec......................       713,900(3)          8.2%
David L. Babson & Co., Inc. ................................       651,900(4)          7.5%
Princeton Services, Inc. ...................................       466,900(5)          5.4%
Lambert E. Althaver.........................................       258,444(6)          2.9%
William T. Bacon, Jr. ......................................        67,775(7)            *
Frank E. Bauchiero..........................................        74,783(8)            *
J. Dwane Baumgardner........................................             0               *
Vernon E. Oechsle...........................................        15,420(9)            *
Michael A. Shope............................................        13,438(10)           *
Robert D. Tuttle............................................        20,000(11)           *
John E. Utley...............................................        17,383(12)           *
Robert H. Walpole...........................................       195,828(13)         2.3%
Richard H. Whitehead, III...................................       134,586(14)         1.5%
All Directors and Executive Officers as a Group (12
  persons)..................................................       830,241(15)         9.3%


-------------------------

  * Indicates that the percentage beneficially owned does not exceed one percent.



 (1) The named stockholders have sole voting and dispositive power over all shares except as otherwise noted and except as to those shares over which beneficial ownership is disclaimed.



 (2) As reported on a Schedule 13G dated February 11, 1998 filed with the Commission by Franklin Resources, Inc., Rupert H. Johnson, Jr., Charles B. Johnson and Templeton Investment Counsel, Inc., the securities reported therein are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. ("FRI"). According to such Schedule 13G, neither FRI, Charles B. Johnson nor Rupert H. Johnson, Jr. have any power to dispose or to direct the disposition of any of the 1,200,500 shares; Templeton Investment Counsel, Inc. has sole voting and dispositive power with respect to 518,100 shares; Templeton Management Limited has sole voting and dispositive power with respect to 302,100 shares; Templeton Global Advisors Limited has sole voting power with respect to 277,900 shares and sole dispositive power with respect to 306,300 shares; and Templeton Investment Management Limited has sole voting and dispositive power with respect to 74,000 shares. The address of FRI is 777 Mariners Island Boulevard, San Mateo, California 94404 and the address of Templeton Investment Counsel, Inc. is 500 East Broward Boulevard, Suite 2100, Ft. Lauderdale, Florida 33394.



 (3) As reported on a Schedule 13G dated November 28, 1997 filed with the Commission by Caisse de depot et placement du Quebec ("Caisse"), Caisse has sole voting power with respect to 713,900 shares. The address of Caisse is 1981 Avenue McGill College, Montreal, Quebec H3A 3C7.



 (4) As reported on a Schedule 13G dated January 20, 1998 filed with the Commission by David L. Babson & Co., Inc., David L. Babson & Co., Inc. has sole voting power and sole dispositive power with respect to all 651,900 of these shares. The address of this stockholder is One Memorial Drive, Cambridge, Massachusetts 02142-1300.

 (5) As reported on a Schedule 13G dated February 2, 1998 filed with the Commission by Princeton Services, Inc. ("Princeton"), Fund Asset Management, L.P. (d/b/a Fund Asset Management, "FAM") and Merrill Lynch Special Value Fund, Inc. (the "Fund"), Princeton reports beneficial ownership with respect to 466,900 shares (all of which Princeton disclaims beneficial ownership of), while FAM and the Fund both report beneficial ownership with respect to 434,800 of those 466,900 shares. FAM and Merrill Lynch Asset Management, L.P. d/b/a Merrill Lynch Asset Management ("MLAM") are investment advisers registered under the Investment Advisers Act of 1940 and are wholly-owned subsidiaries of Merrill Lynch & Co, Inc. ("ML&Co."). As a result of such affiliation, ML&Co. may be deemed to share with FAM and MLAM investment discretion and voting authority. FAM and MLAM act as investment advisers for certain investment companies registered under the Investment Company Act of 1940 and for private accounts. One such investment company managed by FAM is the Fund which holds 434,800 shares. On an aggregate basis FAM and MLAM hold 466,900 shares. Princeton is a parent holding company. The address of Princeton, FAM and the Fund is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.



 (6) Includes 74,643 shares owned by Mr. Althaver's wife. Mr. Althaver disclaims beneficial ownership of these shares. Also includes 88,621 shares which are covered by presently exercisable options granted under the Equity Plan and 18,224 shares held for the account of Mr. Althaver by the trustee of the Advantage Plan.



 (7) Includes 3,300 shares owned by Mr. Bacon's wife and 5,025 shares owned by Mr. Bacon's son. Mr. Bacon disclaims beneficial ownership of these shares. Also includes 10,000 shares over which Mr. Bacon shares voting power as co-trustee of two trusts for the benefit of the beneficiaries of the estate of his deceased mother. Includes 10,000 shares which are covered by presently exercisable options granted under the Equity Plan.



 (8) Includes 32,514 shares which are covered by presently exercisable options granted under the Equity Plan and 9,976 shares which represent shares convertible from the Convertible Trust Preferred Securities. Also includes 30,000 shares restricted per terms of an agreement dated October 3, 1996.



 (9) Includes 14,420 shares which are covered by presently exercisable options granted under the Equity Plan.



(10) Includes 11,338 shares which are covered by presently exercisable options granted under the Equity Plan.



(11) Includes 10,000 shares over which Mr. Tuttle shares voting power as co-trustee with his wife. Includes 10,000 shares which are covered by presently exercisable options granted under the Equity Plan.



(12) Includes 500 shares over which Mr. Utley has voting power as trustee of a trust and 15,883 shares which are covered by presently exercisable options granted under the Equity Plan.



(13) Includes 79,385 shares over which Mr. Walpole shares voting power as co-trustee of a trust for the benefit of the beneficiaries of the estate of his deceased father. Includes 13,325 shares owned by Mr. Walpole's wife. Mr. Walpole disclaims beneficial ownership of these shares. Also includes 2,093 shares held for the account of Mr. Walpole by the trustee of the Advantage Plan.



(14) Includes 31,426 shares which are covered by presently exercisable options granted under the Equity Plan. Also includes 3,160 shares held for the account of Mr. Whitehead by the trustee of the Advantage Plan.



(15) Includes 240,753 shares which are covered by presently exercisable options granted under the Equity Plan, as well as 11,618 shares which represent shares convertible from the Convertible Trust Preferred Securities. Also includes 23,477 shares held for the account of three officers of the Company by the trustee of the Advantage Plan and includes 1,238 shares held for one officer of the Company by the trustee of the Company's Employee Stock Ownership Plan.

                           INDEBTEDNESS OF MANAGEMENT



     Lambert E. Althaver, the Company's former Chief Executive Officer, as of April 2, 1998 owed $100,000 to the Company which is the maximum amount of indebtedness Mr. Althaver has had to the Company since January 1, 1997. The indebtedness relates to loans made by the Company to Mr. Althaver and to approximately 24 other employees (collectively the "Borrowers") to permit them to repay individual bank loans that came due. The bank loans originated approximately eight years ago to enable the Borrowers collectively to acquire approximately 84,500 shares of the Common Stock from UIS, Inc. which had acquired the shares in 1987 as part of an unsuccessful tender offer strategy. The loans carry interest at prime.


                       DESCRIPTION OF OTHER INDEBTEDNESS


NEW CREDIT FACILITY



     The Company entered into the New Credit Facility on May 29, 1998.



     For the first year of the New Credit Facility, the Revolving Credit Facility bears interest at either the London Interbank Offered Rate ("LIBOR"), plus 2.25% or at the Prime Rate, plus 0.25%. Availability under the Revolving Credit Facility is subject to a borrowing base, consisting of 85% of the eligible accounts receivable of the Company and certain of its subsidiaries, 60% of certain raw materials and finished goods inventory and 70% of commodity raw material resin inventory, less customary reserves. In addition, the Revolving Credit Facility provides for a $25 million sub-facility for the issuance of letters of credit. The Capital Expenditure Facility initially bears interest at the Prime Rate, plus 0.50% or LIBOR, plus 2.50%. Amounts drawn under the Capital Expenditure Facility are repayable in 20 equal quarterly principal installments, beginning one quarter after such draw.



     The New Credit Facility is available for a period of five years. If the Revolving Credit Facility is terminated by the Company during the first three years, certain pre-payment fees may be applicable.



     The New Credit Facility contains numerous covenants, including financial covenants such as a fixed charge ratio and a senior secured funded indebtedness to EBITDA (earnings before interest, taxes depreciation and amortization) ratio, and restrictions on additional indebtedness, liens, capital expenditures, mergers and sales of assets and events of default. Obligations outstanding under the Revolving Credit Facility are secured by accounts receivable, inventory and general intangibles of the Company and certain of its subsidiaries, and also are secured by a pledge of the stock of certain of the material domestic subsidiaries of the Company and 65% of the stock of the material foreign subsidiaries of the Company. Each advance under the Capital Expenditure Facility will be secured by the item of equipment purchased with the proceeds of such advance. The collateral for the Capital Expenditure Facility will not constitute collateral for the Revolving Credit Facility. In addition, certain of the subsidiaries of the Company provide guarantees of the obligations under the New Credit Facility.



     On May 29, 1998, the Refinancing occurred in which the proceeds of the New Credit Facility were used to repay the indebtedness outstanding under the Credit Facility (including the repayment of a $6.3 million industrial revenue bond issued by the City of Ligonier, Indiana for construction of the facility at Sharon Manufacturing Company) and the Purchase Money Facility, as well as to repay the 2004 Notes including an early retirement premium of $2.0 million. The proceeds of the New Credit Facility will also be used for capital expenditures and for general working capital purposes. As of May 29, 1998, $78.0 million was outstanding under the New Credit Facility.



     The occurrence of a change of control may result in the lenders under the New Credit Facility having the right to require the Company to repay all indebtedness outstanding under the New Credit Facility.


CREDIT FACILITIES


     The Credit Facility consisted of a multicurrency revolving loan facility for the Company and certain of its wholly-owned domestic and foreign subsidiaries. The Company also had the Purchase Money Facility, which was issued by the same bank group as the Credit Facility. Amounts outstanding under the Purchase Money Facility reduced availability under the Credit Facility on a dollar-for-dollar basis. The maximum amount of availability under the Credit Facility at March 31, 1998 was $30 million which was reduced from $135 million pursuant to amendment on August 27, 1997, was reduced to $35 million in conjunction with the issuance of a consent and waiver on November 13, 1997, and was reduced to $30 million in connection with an additional consent and waiver on December 12, 1997. As of March 31, 1998, there was outstanding under the Credit Facility $23.0 million in debt and $7.0 million in letters of credit.



     Borrowings under the Credit Facilities bore interest at a per annum rate equal to the agent's base rate plus 1% or the prevailing interbank offered rate in the applicable offshore currency market, plus an additional margin ranging from 0.5% to 1.75% based on certain financial ratios of the Company. The Company was also required to pay a quarterly facility fee under the Credit Facility.



     The Credit Facility was secured by first liens on the inventory, accounts receivable and certain intangibles (excluding intellectual property) of the Company and its wholly-owned domestic subsidiaries and by a pledge of 100% of the stock of wholly-owned domestic subsidiaries, and up to 65% of the stock of wholly-owned foreign subsidiaries. Collateral for the Credit Facility secured the 2004 Notes on an equal and ratable basis. In addition, the $2.9 million outstanding as of March 31, 1998 under the Purchase Money Facility was secured by the equipment purchased with the borrowings thereunder. The Company and its wholly-owned domestic subsidiaries guaranteed payment of domestic borrowings under the Credit Facilities.



     The Credit Facilities contained customary representations and warranties and events of default and required compliance with certain covenants by the Company and its subsidiaries, including, among other things: (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations; (ii) limitations on the payment of dividends, incurrence of additional indebtedness and granting of certain liens; and (iii) restrictions on mergers, acquisitions, asset sales, capital expenditures and investments.



     A portion of the proceeds of the New Credit Facility was utilized to repay the Credit Facilities (including the repayment of a $6.3 million industrial revenue bond issued by the City of Ligonier, Indiana for construction of the facility at Sharon Manufacturing Company) in full.


SENIOR NOTES DUE 2005


     In July 1995, the Company sold $110 million in aggregate principal amount of 9.875% senior notes due 2005. The 2005 Notes are general unsecured obligations of the Company with interest payable semi-annually. The 2005 Notes are guaranteed on a senior unsecured basis, jointly and severally, by each of the Company's principal wholly-owned domestic operating subsidiaries and certain of its indirect wholly-owned subsidiaries. Except as noted below, the 2005 Notes are not redeemable at the Company's option prior to July 15, 2000. Thereafter, the 2005 Notes will be redeemable, in whole or in part, at the option of the Company at various redemption prices as set forth in the 2005 Notes Indenture, plus accrued and unpaid interest thereon to the redemption date. In addition, prior to July 15, 1998, the Company may, at its option, redeem up to an aggregate of 30% of the principal amount of the 2005 Notes originally issued with the net proceeds from one or more public equity offerings at the redemption price specified of 110% plus accrued interest to the date of redemption. Also, in the event of a change in control, the Company will be obligated to make an offer to purchase all of the outstanding 2005 Notes at a redemption price of 101% of the principal amount thereof plus accrued interest to the date of repurchase. Further, in certain circumstances, the Company will be required to make an offer to repurchase the 2005 Notes at a price equal to 100% of the principal amount thereof, plus accrued interest to the date of repurchase, with the net cash proceeds of certain asset sales.


     The 2005 Notes Indenture contains customary events of default and covenants which limit (i) the incurrence of additional indebtedness; (ii) the issuance of preferred stock by subsidiaries; (iii) the creation of liens; (iv) sales of assets and subsidiary stock; (v) mergers and consolidations; (vi) payments to subsidiaries; and (vii) transactions with affiliates.

SENIOR NOTES DUE 2004


     In October 1994, the Company sold $45 million in principal amount of 7.68% senior notes due 2004. The 2004 Notes required quarterly interest payments due January 1, April 1, July 1 and October 1. The agreement required the Company to maintain consolidated adjusted net worth (as defined in the 2004 Note Agreement referred to below) of $85 million, plus 25% of cumulative net income for each year beginning in 1995, and a funded debt to total capital ratio not greater than .65 to 1. The agreement also prohibited the Company from consolidating or merging with another corporation except under certain circumstances and from disposing of substantially all of its assets. The agreement under which the 2004 Notes were issued (the "2004 Note Agreement") gave the holders of the 2004 Notes the option of having their 2004 Notes repurchased at the principal amount thereof in the event of a Change of Control (as defined in the 2004 Note Agreement). In addition, the 2004 Note Agreement contained events of default including (i) a default in the payment of interest, (ii) a default in the payment of any principal or required prepayment premium, (iii) defaults under certain other debt instruments, and (iv) certain events of insolvency or bankruptcy of the Company or its subsidiaries. The 2004 Notes were secured equally and ratably with the Credit Facility by the Company's and its domestic subsidiaries' inventory, accounts receivable and certain intangibles and by a pledge of 100% of the capital stock of wholly-owned domestic subsidiaries and up to 65% of the capital stock of wholly-owned foreign subsidiaries.



     A portion of the proceeds of the New Credit Facility was utilized to repay the 2004 Notes, plus an early retirement premium of $2.0 million, in full.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be, and the Old Notes were, issued under an indenture dated as of December 15, 1997 (the "Indenture") among Walbro Corporation (the "Company"), the Guarantors and Bankers Trust Company, as trustee (the "Trustee"). References to the Notes include the Old Notes and the Exchange Notes unless the context otherwise requires. The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part), including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

GENERAL

     The Old Notes are and the Exchange Notes will be general unsecured obligations of the Company. The maximum aggregate principal amount of Notes to be issued under the Indenture will be $100,000,000. The Notes will be guaranteed by each of the Guarantors pursuant to the guarantees (the "Guarantees") described below. The indebtedness represented by the Notes will rank pari passu in right of payment with all existing and future senior unsecured obligations of the Company. Each Guarantee will be a general unsecured obligation of the applicable Guarantor and will rank pari passu in right of payment with all existing and future senior unsecured obligations of such Guarantor.

     The Old Notes are and the Exchange Notes will be effectively subordinate in right of payment to all existing and future liabilities, including trade payables, of the Company's Subsidiaries which are not Guarantors. In addition, the Notes and the Guarantees will be effectively subordinate in right of payment to all existing and future secured Indebtedness of the Company and its Subsidiaries.

     Substantially all of the operations of the Company are conducted by Subsidiaries of the Company. As result, the Company is dependent upon the earnings and cash flow of its Subsidiaries to meet its obligations, with respect to the Notes. The Subsidiaries of the Company which are not Wholly-Owned Restricted Subsidiaries and the Subsidiaries of the Company which are not incorporated in the United States, any state therein or the District of Columbia will not guarantee the Notes. Therefore, the Indebtedness represented by the Notes will be structurally subordinated to all obligations of such Subsidiaries. See "Risk Factors -- Holding Company Structure."

     The Old Notes were and the Exchange Notes will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the office of the Company's agent in the City of New York located at the corporate trust office of the Trustee. In addition, interest may be paid, at the option of the Company, by check mailed to the person entitled thereto as shown on the register for the Notes. No service charge will be made for any transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

     Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on December 15, 2007. Interest on the Notes will accrue at the rate of 10 1/8% per annum and will be payable semi-annually on each June 15 and December 15, commencing June 15, 1998, to the holders of record of Notes at the close of business on the June 1 and December 1 immediately preceding such interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002. The Notes may be so redeemed on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning December 15 of the years indicated below:

                                                        REDEMPTION
         YEAR                                             PRICE
         ----                                           ----------
2002................................................     105.063%
2003................................................     103.375%
2004................................................     101.688%
2005 and thereafter.................................     100.000%

     Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to December 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined) to redeem up to an aggregate of 30% of the principal amount of Notes originally issued, at a redemption price equal to 110.125% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. In order to effect the foregoing redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission in accordance with the Securities Act.

     Mandatory Redemption upon a Change of Control and Certain Asset Sales. In addition, as described below, the Company is obligated (a) upon the occurrence of a Change of Control, to make an offer to purchase all outstanding Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, and (b) to make an offer to purchase Notes with a portion of the net cash proceeds of certain sales or other dispositions of assets at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "-- Certain Covenants -- Change of Control" and "-- Disposition of Proceeds of Asset Sales."

     Selection and Notice. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price therefor.

THE GUARANTEES

     Each of the Guarantors will (so long as they remain Subsidiaries of the Company) unconditionally guarantee on a joint and several basis all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. Except as provided in

"-- Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

     The Indenture provides that each Wholly-Owned Restricted Subsidiary other than any Accounts Receivable Subsidiary incorporated in the United States, any state therein or the District of Columbia which incurs (as defined below) Indebtedness (other than to the Company or a Wholly-Owned Restricted Subsidiary) in an aggregate principal amount in excess of $5,000,000 will be a Guarantor for so long as such Wholly-Owned Restricted Subsidiary has Indebtedness outstanding in excess of $5,000,000. At the Company's discretion, any other Subsidiary may be a Guarantor.

     The Indenture provides that if all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Sale, and if the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant "Disposition of Proceeds of Asset Sales," then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation or other entity acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations.

CERTAIN COVENANTS

     The Indenture contains the following covenants, among others:

     Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness), provided, however, that the Company or any Guarantor will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if, at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2:1.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, to the extent specifically set forth below, incur each and all of the following:

          (a) Indebtedness of the Company evidenced by the Notes and Indebtedness of any Guarantor evidenced by its Guarantee;

          (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date (including Indebtedness represented by the 2005 Notes and the 2005 Notes Guarantees);

          (c) Indebtedness of the Company and any Guarantor under the Credit Facility and Indebtedness of any Accounts Receivable Subsidiary in connection with any Accounts Receivable Transaction in an aggregate principal amount at any one time outstanding not to exceed the greater of
     (x) the sum of (A) 80% of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis and (B) 60% of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis, and (y) $135,000,000;

          (d) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Restricted Subsidiary of the Company and
     (ii) Interest Rate Protection Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate is otherwise permitted to be incurred under this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (e) Indebtedness of a Wholly-Owned Restricted Subsidiary owed to and held by the Company or another Wholly-Owned Restricted Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Wholly-Owned Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Wholly-Owned Restricted Subsidiary (other than to the Company or to a Wholly-Owned Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Wholly-Owned Restricted Subsidiary of Capital Stock of a Wholly-Owned Restricted Subsidiary which is owed Indebtedness of another Wholly-Owned Restricted Subsidiary such that it ceases to be a Wholly-Owned Restricted Subsidiary shall, in each case, be an incurrence of Indebtedness by such Wholly-Owned Restricted Subsidiary, subject to the other provisions of this covenant;

          (f) Indebtedness of the Company owed to and held by a Wholly-Owned Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Indenture and the Notes except that (i) any transfer of such Indebtedness by a Wholly-Owned Restricted Subsidiary (other than to another Wholly-Owned Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Wholly-Owned Restricted Subsidiary of Capital Stock of a Wholly-Owned Restricted Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly-Owned Restricted Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this covenant;

          (g) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (i) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (j) Indebtedness of Restricted Subsidiaries of the Company which are not Guarantors not to exceed the sum of (x) 90% of the accounts receivable of any such Restricted Subsidiary, (y) 70% of the inventory of any Restricted Subsidiary and (z) 10% of the Net Worth of any such Restricted Subsidiary; provided that if any such Subsidiary shall sell or otherwise transfer any of its accounts receivable, the Net Cash Proceeds from any such sale or transfer shall be used to repay any Indebtedness of such Subsidiary incurred pursuant to this clause (j);

          (k) Indebtedness incurred by the Company or any of its Restricted Subsidiaries during any period of time when the Notes are rated Investment Grade by S&P and Moody's (or if either S&P or Moody's does not make a rating of the Notes publicly available, by either S&P or Moody's and an equivalent rating by another Rating Agency) and no Default or Event of Default shall have occurred and be continuing;

          (l) Indebtedness of the Company or any Guarantor in addition to that described in clauses (a) through (k) above, in an aggregate principal amount outstanding at any time not exceeding $20,000,000; and

          (m) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary, in each case other than Indebtedness incurred under clause (c), (d), (e), (f), (g),
     (h), (i), (j) or (l) of this covenant; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (m) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of reasonable expenses in connection therewith, and (y) in the case of Indebtedness incurred by the Company or any Guarantor pursuant to this clause (m), such Indebtedness (A) has no scheduled principal payment prior to the earlier of (1) the final maturity of the Indebtedness refinanced or
     (2) the 91st day after the Final Maturity Date and (B) has an Average Life to Stated Maturity greater than either (1) the Average Life to Stated Maturity of the Indebtedness refinanced or (2) the remaining Average Life to Stated Maturity of the Notes.

     The Company will not, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company.

     Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary of the Company and (z) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company to all holders of Common Stock of such Restricted Subsidiary on a pro rata basis),

          (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Restricted Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Restricted Subsidiary),

          (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Company or a Wholly-Owned Restricted Subsidiary), or

          (d) make any Investment (other than any Permitted Investment) in any person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the 2005 Notes Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company during which the 2005 Notes Issue Date occurred and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit), plus (2) the aggregate net proceeds (the amount of such proceeds, if other than cash, shall be the Fair Market Value on the date such proceeds are received by the Company of the asset(s) comprising such proceeds) received by the Company either (x) as capital contributions to the Company after the 2005 Notes Issue Date from any person (other than a Subsidiary of the Company) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary of the Company) after the 2005 Notes Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the 2005 Notes Issue Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental proceeds received by the Company upon the conversion or exercise thereof.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary of the Company in exchange for, or out of the net proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (x) has no Stated Maturity earlier than the 91st day after the Final Maturity Date, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (z) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of any Restricted Payment by the Company or any Restricted Subsidiary of the Company during any period of time when the Notes are rated Investment Grade by S&P and Moody's (or if either S&P or Moody's does not make a rating of the Notes publicly available, by either S&P or Moody's and an equivalent rating by another Rating Agency); (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "-- Disposition of Proceeds of Asset Sales" below; (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $1,000,000 in any calendar year; and (vii) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not exceeding $5,000,000 from the 2005 Notes Issue Date. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted

Payments made under the preceding clauses (i), (iv), (vi) and (vii) shall be included and clauses (ii), (iii) and (v) shall not be so included.

     Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (x) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Notes are equally and ratably secured, except for (a) Liens existing as of the Issue Date and Liens under and as contemplated by agreements existing as of the Issue Date, including Liens on Capital Stock of Subsidiaries of the Company and accounts receivable, inventory and intangibles of the Company and its Restricted Subsidiaries securing Indebtedness (including any guarantees) under the Credit Facility and the 2004 Note Agreement; (b) Liens securing the Notes or any Guarantee; (c) Liens securing the 2005 Notes and the 1995 Guarantees pursuant to the terms of the 2005 Notes Indenture; (d) Liens in favor of the Company; (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (f) Permitted Liens.

     Change of Control. Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.


     The occurrence of a Change of Control will require the Company to offer to purchase all of the outstanding 2005 Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, and could have resulted in the lenders under the 2004 Note Agreement and the Credit Facilities having the right to require the Company to repay all Indebtedness outstanding under the 2004 Note Agreement and the Credit Facilities, respectively. The occurrence of a Change of Control may result in the lenders under the New Credit Facility having the right to require the Company to repay all indebtedness outstanding under the New Credit Facility. There can be no assurance that the Company will have adequate resources to repay or refinance all Indebtedness owing under the 2005 Notes and the New Credit Facility or to fund the purchase of the Notes upon a Change of Control.


     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above.

     Disposition of Proceeds of Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale during any period when the Notes are not rated Investment Grade by S&P and Moody's (or if either S&P or Moody's does not make a rating of the Notes publicly available, by either S&P or Moody's and an equivalent rating by another Rating Agency (such period, the

"Non-Investment Grade Period")) unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale consummated during the Non-Investment Grade Period are not required (a) to repay any Indebtedness secured by the assets subject to such Asset Sale pursuant to Liens permitted under the Indenture, (b) to repay Indebtedness incurred pursuant to clause (j) under "-- Limitation on Indebtedness," (c) to be applied to repay, and permanently reduce the commitments under, the New Credit Facility (as required by the terms thereof) or (d) repay Indebtedness under the 2005 Notes, or, in each case, are not so applied, the Company or such Restricted Subsidiary, as the case may be, may, within 365 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the businesses of the Company and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale consummated during the Non-Investment Grade Period that are neither used to repay Indebtedness, as specified in the immediately preceding sentence, nor invested in Replacement Assets within the 365-day period described above constitute "Excess Proceeds," subject to disposition as provided below.


     When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Notes, not more than 40 business days thereafter, an aggregate principal amount of Notes equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

     Limitation on Issuances and Sale of Preferred Stock by Restricted Subsidiaries. The Company (a) will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Restricted Subsidiary) and (b) will not permit any person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary of the Company owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture or (y) the issuance or sale of any Preferred Stock of a Restricted Subsidiary during any period of time when the Notes are rated Investment Grade by S&P and Moody's (or if either S&P or Moody's does not make a rating of the Notes publicly available, by either S&P or Moody's and an equivalent rating by another Rating Agency), so long as no Default or Event of Default shall have occurred and be continuing.

     Limitation on Transactions with Interested Persons. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company, unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $5,000,000, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $2,500,000, the Company shall have delivered an officers' certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the Company; provided, however, that this covenant will not restrict the Company from (i) paying dividends in respect of its Capital Stock or making Investments permitted under the covenant described under "-- Limitation on Restricted Payments" above, (ii) paying reasonable and customary fees to directors of the Company who are not employees of the Company or (iii) making loans or advances to officers, employees or consultants of the Company and its Restricted Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Restricted Subsidiary not in excess of $5,000,000 in the aggregate at any one time outstanding.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company, (c) make loans or advances to, or any investment in, the Company or any other Restricted Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company or
(e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under the Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under the Indenture and the Notes, (iv) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary of the Company (or a Restricted Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, (vi) encumbrances and restrictions under and as contemplated by agreements governing Indebtedness in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Notes than those contained in the Indebtedness so refinanced or replaced, and (vii) any Accounts Receivable Subsidiary in connection with any Accounts Receivable Transaction.

     Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions with respect to property acquired or constructed after the Issue Date; provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Restricted Subsidiary, as the case may be, and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness).

     Reporting Requirements. The Company will file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will be required to file with the Trustee and provide to each holder of Notes within 15 days after it files them with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing) copies of such reports and documents.

MERGER, SALE OF ASSETS, ETC.

     Neither the Company nor any Guarantor will, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company, the applicable Guarantor or applicable Restricted Subsidiary shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company, such Guarantor or such Restricted Subsidiary is merged or to which the properties and assets of the Company, such Guarantor or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company or such Guarantor, as the case may be, under the Notes or such Guarantor's Guarantee, as the case may be, and the Indenture, and in each case, the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness); and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions. The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Guarantor with or into another person, or the sale, lease, conveyance or disposition of all or substantially all of the assets of such Guarantor that results in such Guarantor being released from its Guarantee as provided in "-- The Guarantees".

     In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein; provided that solely for purposes of computing amounts described in subclause (C) of the covenant described under "-- Limitation on Restricted Payments" above, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

EVENTS OF DEFAULT

     The following are "Events of Default" under the Indenture:

          (i) default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (ii) default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

          (iii) failure to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture or any Guarantee (other than a default specified in clause (i) or (ii) above) and such default continues for a period of 30 days after written notice of such default requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by holders of 25% in aggregate principal amount of the Notes then outstanding; or

          (iv) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (v) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or


          (vi) either (i) the collateral agent under the New Credit Facility or
     (ii) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries shall commence judicial proceedings to foreclose upon assets of the Company or any of its Restricted Subsidiaries having a Fair Market Value, individually or in the aggregate, in excess of $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or


          (vii) any Guarantee ceases to be in full force and effect or is declared null and void, or any Guarantor denies that it has any further liability under any Guarantee or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture) and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (viii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary of the Company shall have occurred.

     If an Event of Default (other than as specified in clause (viii) above) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in clause (viii) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes,
(iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

     The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

     No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or the Notes or the Guarantees or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.

     The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within ten days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company and the Guarantors with respect to the outstanding Notes and Guarantees ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and the Guarantors with respect to certain covenants that are set forth in the Indenture, some of which are described under "-- Certain Covenants" above (including the covenant described under "--Certain Covenants -- Change of Control" above) and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity (except lost, stolen or destroyed Notes which have been replaced or paid); (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws);
(iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Notes or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; (iii) there exists no Default or Event of

Default under the Indenture; and (iv) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

     From time to time, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes or the Guarantees for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, as amended, or making any other change that does not adversely affect the rights of any holder of Notes; provided, however, that the Company has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any holder of Notes. Other amendments and modifications of the Indenture or the Notes or the Guarantees may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of the Notes, (ii) change the currency in which any Notes or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note, (iii) reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, any Guarantee or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes, (v) amend, change or modify the obligations of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the Asset Sale Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto, (vii) reduce or change the rate or time for payment of interest on the Notes, (viii) modify or change any provision of the Indenture affecting the ranking of the Notes or any Guarantee in a manner adverse to the holders of the Notes, or (ix) release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in compliance with the Indenture.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act of 1939, as amended) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

     "2004 Note Agreement" means the 2004 Note Agreement dated as of October 1, 1994 by and among the Company and the Purchasers named on Schedule I thereto, relating to the $45,000,000 aggregate principal amount of 7.68% Senior Notes due October 1, 2004 of the Company.

     "2005 Notes" means the $110,000,000 aggregate principal amount of 9.875% Senior Notes of the Company issued under the 2005 Notes Indenture.

     "2005 Notes Guarantees" means the guarantees of the 2005 Notes issued pursuant to the 2005 Notes Indenture.

     "2005 Notes Indenture" means the indenture dated as of July 27, 1995 among the Company, the guarantors named therein and Bankers Trust Company, as trustee.

     "2005 Notes Issue Date" means July 27, 1995.

     "Accounts Receivable Subsidiary" means any Restricted Subsidiary organized solely for the purpose of and engaged in purchasing, financing and collecting accounts receivable obligations of the Company and its Subsidiaries and activities incident thereto.

     "Accounts Receivable Transaction" means the purchasing, financing and collecting by an Accounts Receivable Subsidiary of accounts receivable obligations of the Company and its Subsidiaries and activities incident thereto.

     "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other person pursuant to which such person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Restricted Subsidiary of the Company of any division or line of business of any person (other than a Restricted Subsidiary of the Company).

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly-Owned Restricted Subsidiary, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary of the Company; or (c) any other properties or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (excluding Capital Stock of any Restricted Subsidiary of the Company) by the Company or any of its Restricted Subsidiaries in one or a series of related transactions in respect of which the Company or such Restricted Subsidiary receives cash or property with an aggregate Fair Market Value of $5,000,000 or less; (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "-- Merger, Sale of Assets, Etc." above; (iii) any sale, transfer or exchange of Capital Stock of any person other than a Restricted Subsidiary to the extent proceeds from which are Capital Stock of such person or its Affiliates; and (iv) any sale, conveyance or transfer of accounts receivable in the ordinary course of business to third parties which are not Affiliates of the Company or any of its Subsidiaries.

     "Attributable Value" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another Rating Agency; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or a group controlled by or comprised of Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or a group controlled by or comprised of Permitted Holders is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any person for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and
(d) Consolidated Income Tax Expense less (ii) any non-cash items increasing Consolidated Net Income for such period.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness (other than revolving credit Indebtedness) of such person or any of its Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Restricted Subsidiaries on a consolidated basis, multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the then current federal statutory income tax rate of such person.

     "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense (net of interest income) of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains in respect of any Asset Sales by such person or one of its Restricted Subsidiaries and (vi) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Restricted Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

     "Credit Agreement" means the Credit Agreement dated as of the 2005 Notes Issue Date, among the Company, certain of its Subsidiaries, Comerica Bank, in its individual capacity and as agent, and the other banks which are or become parties from time to time thereto, and as it may have been or may be amended, restated, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and any successor or replacement facility.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect any person or any of its Restricted Subsidiaries against fluctuations in currency values.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Event of Default" has the meaning set forth under "-- Events of Default" herein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any assets, the price, as determined by the Board of Directors of the Company, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction which involves an asset or assets in excess of $250,000, such determination shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

     "Final Maturity Date" means December 15, 2007.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Guarantor" means (i) each of Walbro Automotive Corporation, a Delaware corporation, Walbro Engine Management Corporation, a Delaware corporation, Sharon Manufacturing Co., a Michigan corporation, and Whitehead Engineered Products, Inc., a Delaware corporation, (ii) each Wholly-Owned Restricted Subsidiary of the Company other than any Accounts Receivable Subsidiary which is incorporated under the laws of the United States or any state therein or the District of Columbia which incurs Indebtedness (other than to the Company or a Wholly-Owned Restricted Subsidiary) in an aggregate principal amount in excess of $5,000,000 for so long as such Wholly-Owned Restricted Subsidiary has Indebtedness outstanding in excess of $5,000,000 and (iii) any other Subsidiary that guarantees the Notes.

     "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 180 days, but including, without limitation or duplication, all obligations, contingent or otherwise, of such person in connection with any letter of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all net Capitalized Lease Obligations of such person,

(e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all net obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

     "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.

     "Investment Grade" means, with respect to the Notes, (i) in the case of S&P, a rating of at least BBB-, (ii) in the case of Moody's, a rating of at least Baa3, and (iii) in the case of a Rating Agency other than S&P or Moody's, the equivalent rating, or in each case, any successor, replacement or equivalent definition as promulgated by S&P, Moody's or and other Rating Agency, as the case may be; provided that a rating of BBB-, with respect to S&P, Baa3, with respect to Moody's, or the equivalent rating of another Rating Agency other than S&P or Moody's (or any such successor, replacement or equivalent definition) shall not be Investment Grade if any such Rating Agency shall have then placed the Notes on credit watch with negative implications.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of
(i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

     "Net Worth" means, with respect to any person at any date, the stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person, as determined in accordance with GAAP.

     "Permitted Holder" means (i) each of Lambert E. Althaver, Robert H. Walpole, Gary L. Vollmar, Richard H. Whitehead, Michael A. Shope and Daniel L. Hittler; (ii) each spouse, lineal descendant and spouse of a lineal descendant of a person named in clause (i); and (iii) the estate or legal representative of a person named in clause (i) or (ii).

     "Permitted Investments" means any of the following: (i) Investments in any Wholly-Owned Restricted Subsidiary (including any person that pursuant to such Investment becomes a Wholly-Owned Restricted Subsidiary) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Restricted Subsidiary at the time such Investment is made; (ii) Investments in Cash Equivalents; (iii) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (iv) Investments in the Notes and the 2005 Notes; (v) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Restricted Subsidiaries to hedge against fluctuations in foreign exchange rates; (vi) loans or advances to officers, employees or consultants of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (vii) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Restricted Subsidiaries that were created in accordance with the terms of the Indenture;
(viii) Investments in Interest Rate Protection Agreements on commercially reasonably terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Restricted Subsidiaries to hedge against fluctuations in interest rates; and (ix) other Investments made after the 2005 Notes Issue Date not to exceed $10,000,000 in the aggregate plus an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

     "Permitted Liens" means the following types of Liens:

          (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or any of its

     Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (g) purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or construction,
     (ii) the amount of Indebtedness secured by any such Lien shall not exceed the purchase price of the property or assets acquired or constructed and
     (iii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 90 days of such acquisition or construction;

          (h) other purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business securing Indebtedness of the Company and its Restricted Subsidiaries under industrial revenue bonds or other Indebtedness of the Company and its Restricted Subsidiaries for which a governmental entity or agency provides direct or indirect credit support not to exceed $20,000,000 in the aggregate at any one time outstanding; provided, however, that (i) the amount of Indebtedness secured by any such Lien shall not exceed 125% of the purchase price of the property or assets acquired or constructed and
     (ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 90 days of such acquisition or construction;

          (i) other Liens; provided that at the time any such Lien is to be incurred, all such Liens incurred pursuant to this clause (i) secure obligations of the Company and its Restricted Subsidiaries not to exceed 10% of the Consolidated Net Worth of the Company after giving pro forma effect to the Lien that is to be incurred;

          (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (k) Liens on the property and assets of any Accounts Receivable Subsidiary arising in connection with any Accounts Receivable Transaction.

     "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference Capital Stock of such person.

     "Rating Agency" means a nationally recognized securities rating agency, selected by the Company and satisfactory to the Trustee.

     "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Restricted Subsidiary" means a Subsidiary of any person which is not an Unrestricted Subsidiary.

     "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Securities Act" means the Securities Act of 1933, as amended.


     "Significant Subsidiary" shall have the same meaning as in Rule 1-02(w) of Regulation S-X under the Securities Act.


     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

     "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     "Unrestricted Subsidiary" means (a) Walbro Capital Trust and (b) a Subsidiary of the Company (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries on or prior to the 2005 Notes Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments", (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) which has no Indebtedness other than Non-Recourse Indebtedness. As used above,

"Non-Recourse Indebtedness" means Indebtedness as to which (i) neither the Company nor any of its Restricted Subsidiaries (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or
(3) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments") and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity. The Company shall not be permitted to designate any Unrestricted Subsidiary as a Restricted Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such Indebtedness) and (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary of the Company under the Indenture. An Unrestricted Subsidiary shall not be designated as a Restricted Subsidiary unless the Company shall have provided written notice to the Trustee as to compliance with the Indenture. A designation of an Unrestricted Subsidiary as a Restricted Subsidiary may not thereafter be rescinded.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or one or more Wholly-Owned Restricted Subsidiaries or by the Company and one or more Wholly-Owned Restricted Subsidiaries. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material anticipated federal income tax consequences of the issuance of the Exchange Notes and the Exchange Offer is based upon the provisions of the Internal Revenue Code of 1986, as amended, the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. The following summary is not binding on the Internal Revenue Service ("IRS") and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Company from the IRS on any tax matters relating to the Exchange Notes or the Exchange Offer. This discussion is for general information only and does not purport to address all of the possible federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the Old Notes, the Exchange Notes or the Exchange Offer. It is limited to investors who will hold the Old Notes and the Exchange Notes as capital assets and does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities; insurance companies; financial institutions; foreign corporations; partnerships; trusts; nonresident individuals; and tax-exempt entities) who may be subject to special treatment under federal income tax laws.

INDEBTEDNESS

     The Old Notes and the Exchange Notes should be treated as indebtedness of the Company. In the unlikely event the Old Notes and the Exchange Notes were treated as equity, the amount treated as a distribution on any such Old Note or Exchange Note would first be taxable to the holder as dividend income to the extent of the Company's current and accumulated earnings and profits, and would next be treated as a return of capital to the extent of the holder's tax basis in the Old Notes or Exchange Notes, with any remaining amount treated as a gain from the sale of an Old Note or an Exchange Note. In addition, in the event of equity treatment, the Company could not deduct interest on such Old Notes or Exchange Notes. The remainder of this discussion assumes that the Old Notes and the Exchange Notes will constitute indebtedness.

EXCHANGE OFFER

     The exchange of the Old Notes for the Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder of the Old Notes should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging the Old Notes for the Exchange Notes pursuant to the Exchange Offer.

INTEREST

     A holder of an Old Note or an Exchange Note will be required to report stated interest on the Old Note and the Exchange Note as interest income in accordance with the holder's method of accounting pursuant to the de minimis exception to the "original issue discount" rules for tax purposes. Because the Old Notes were issued at par, there will be no original issue discount.

TAX BASIS IN THE OLD NOTES AND THE EXCHANGE NOTES

     A holder's tax basis in an Old Note will be the holder's purchase price for the Old Note. If a holder of an Old Note exchanges the Old Note for an Exchange Note pursuant to the Exchange Offer, the tax basis of the Exchange Note immediately after such exchange should equal the holder's tax basis in the Old
Note immediately prior to the exchange.

DISPOSITION OF THE OLD NOTES OR THE EXCHANGE NOTES

     The sale, exchange, redemption or other disposition of an Old Note or an Exchange Note, except in the case of an exchange pursuant to the Exchange Offer (see the above discussion), generally will be a taxable event. A holder generally will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of the Old Note or the Exchange Note (except to the extent attributable to accrued interest) and (ii) the holder's adjusted tax basis in such debt instrument. Such gain or loss will be capital gain or loss, and will be long term if the Old Notes have been held for more than one year at the time of the sale or other disposition.

PURCHASERS OF NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE OR DATE

     The foregoing does not discuss special rules which may affect the treatment of purchasers that acquire the Old Notes other than at par, including those provisions of the Internal Revenue Code relating to the treatment of "market discount," and "amortizable bond premium." Any such purchaser should consult its tax advisor as to the consequences to him of the acquisition, ownership, and disposition of the Old Notes.

BACKUP WITHHOLDING

     Unless a holder provides its correct taxpayer identification number (employer identification number or social security number) to the Company and certifies that such number is correct, generally under the federal income tax backup withholding rules, 31% of (1) the interest paid on the Old Notes and the Exchange Notes, and (2) the issue price of the Exchange Notes, must be withheld and remitted to the United States Treasury. Therefore, each holder should complete and sign the Substitute Form W-9 included so as to provide the information and certification necessary to avoid backup withholding. However, certain holders (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements. For a foreign individual to qualify as an exempt foreign recipient, that exchanging holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt foreign status. Such statements can be obtained from the Company. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Notes are held in more than one name), contact the Secretary of the Company at 6242 Garfield Street, Cass City, Michigan 48726-1325 (telephone number (517) 872-2131).

     Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

                      REGISTRATION RIGHTS OF THE OLD NOTES

     Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Registration Statement under the Securities Act with respect to an offer to exchange the Old Notes for the Exchange Notes. Upon the effectiveness of the Registration Statement, the Company will offer to the holders of the Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for the Exchange Notes. If (i) the Company is not permitted to file the Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or (ii) any holder of the Old Notes notifies the Company within the specified time period that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales by such holder, or (C) it is a broker-dealer and owns the Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission the Shelf Registration Statement to cover resales of the Transfer Restricted Notes (as defined below) by the holders thereof. The Company will use reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     Under existing Commission interpretations, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act will be delivered upon resale by such broker-dealer in connection with resales of the Exchange Notes. The Company has agreed, for a period of 180 days after the Registration Statement is declared effective by the Commission, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     Each holder of the Old Notes who wishes to exchange such Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Exchange Notes, and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for the Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     The Registration Rights Agreement provides that: (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will file the Registration Statement with the Commission on or prior to 60 days after the date of original issuance of the Old Notes (the "Closing Date"), (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to have the Registration Statement declared effective by the Commission on or prior to

180 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use reasonable efforts to issue, on or prior to 20 business days after the date on which the Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will file prior to the later of (x) 60 days after the Closing Date or (y) 30 days after such filing obligation arises and use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to the later of (A) 180 days after the Closing Date, and (B) 90 days after such obligation arises. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the second anniversary of the date on which the Shelf Registration Statement was initially declared effective or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto. If
(a) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing,
(b) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 20 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then the interest rate on Transfer Restricted Notes will increase ("Additional Interest"), with respect to the first 90-day period immediately following the occurrence of such Registration Default by 0.50% per annum and will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of 2% per annum. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the Interest Rate will revert to the original rate.

     This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                         BOOK ENTRY; DELIVERY AND FORM

     The Old Notes were and the Exchange Notes will be initially represented by a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited on the date of issuance with, or on behalf of, DTC and registered in the name of a nominee of DTC.

THE GLOBAL NOTE

     The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interest represented by such Global Note to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interest in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchaser and ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interest through participants. Qualified institutional buyers hold their interests in the Global Note directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC or its nominee is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in any Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, premium, if any, and interest (including Additional Interest) on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interest in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Certificated Securities, or to pledge such securities, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of the Old Notes for exchange as described herein) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of

Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchaser or the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Note.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holders' business, and the holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and, provided further, that Participating Broker-Dealers will be subject to a prospectus delivery requirement with respect to resales of the Exchange Notes. To date, the staff of the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchaser) with the Prospectus contained in the Registration Statement. Pursuant to the Registration Rights Agreement, the Company agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of the Exchange Notes. The Company agreed, for a period of 180 days after the Registration Statement is declared effective by the Commission, to make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

     Each holder of the Old Notes who wishes to exchange its Old Notes for the Exchange Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer -- Resale of the Exchange Notes." In addition, each holder who is a Participating Broker-Dealer will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of the Exchange Notes.

     The Company will not receive any proceeds from any sale of the Exchange Notes by Participating Broker-Dealers. The Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to use its best efforts to cause the Exchange Notes to be listed on the New York Stock Exchange.

                                 LEGAL MATTERS

     Certain legal matters regarding the validity of the Exchange Notes offered hereby will be passed upon for the Company by Katten Muchin & Zavis, a partnership including professional corporations, Chicago, Illinois.

                         INDEPENDENT PUBLIC ACCOUNTANTS


     The audited consolidated financial statements of the Company at December 31, 1997 and 1996, and for each of the three years in the periods ended December 31, 1997, 1996 and 1995, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports appearing herein.



     The audited financial statements of Marwal Systems S.N.C. at December 31, 1997, 1996 and 1995 and for each of the three years in the periods ended December 31, 1997, 1996 and 1995, included in this Prospectus have been audited by Ernst & Young Audit, independent public accountants, as stated in their reports appearing herein.

                         INDEX TO FINANCIAL STATEMENTS




                                                              PAGE
                                                              ----
WALBRO CORPORATION
As of December 31, 1997 and 1996 and for the years ended
  December 31, 1997, 1996 and 1995
  Report of Independent Public Accountants..................   F-2
  Consolidated Balance Sheets...............................   F-3
  Consolidated Statements of Income.........................   F-4
  Consolidated Statements of Stockholders' Equity...........   F-5
  Consolidated Statements of Cash Flows.....................   F-6
  Notes to Consolidated Financial Statements................   F-7

As of March 31, 1998 and December 31, 1997 and for the three months ended March 31, 1998 and 1997
  Consolidated Balance Sheets (Unaudited)...................  F-27
  Consolidated Statements of Income (Unaudited).............  F-28
  Consolidated Statements of Cash Flows (Unaudited).........  F-29
  Notes to Consolidated Financial Statements (Unaudited)....  F-30

MARWAL SYSTEMS S.N.C. FINANCIAL STATEMENTS
  Letter from Ernst & Young re: compliance with US generally accepted auditing standards............................  F-37
  Statutory Auditor's General Report........................  F-38
  Balance Sheet as of December 31, 1997.....................  F-39
  Income Statement for the year ended December 31, 1997.....  F-40
  Notes to the Financial Statements for 1997................  F-41
  Statutory Auditor's General Report........................  F-48
  Balance Sheet as of December 31, 1996.....................  F-49
  Income Statement for the year ended December 31, 1996.....  F-50
  Notes to the Financial Statements for 1996................  F-51
  Statutory Auditor's General Report........................  F-58
  Balance Sheet as of December 31, 1995.....................  F-59
  Income Statement for the year ended December 31, 1995.....  F-60
  Notes to the Financial Statements for 1995................  F-61

WALBRO CORPORATION -- SUPPLEMENTAL NOTES
  Report of Independent Public Accountants..................   S-1
  Supplemental Notes to Consolidated Financial Statements of
     Walbro Corporation and Subsidiaries....................   S-2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Walbro Corporation:

     We have audited the accompanying consolidated balance sheets of Walbro Corporation (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Marwal Systems, S.N.C. and Marwal do Brasil Ltda., the investments in which are reflected in the accompanying consolidated financial statements using the equity method of accounting. The investments in Marwal Systems, S.N.C. and Marwal do Brasil Ltda. together represent 3.7% and 4.1% of consolidated total assets in 1997 and 1996, respectively, and the equity in their net income represents income of $3,710,000, $4,560,000 and $3,570,000 in 1997, 1996 and 1995,
respectively. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for those entities, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Walbro Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                /s/ ARTHUR ANDERSEN LLP

Detroit, Michigan,
February 11, 1998
(except with respect to the
matters discussed in Notes 6
and 21, as to which the
date is April 13, 1998).

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                  1997        1996
                                                                  ----        ----
                                                                   (IN THOUSANDS,
                                                                 EXCEPT SHARE DATA)
                           ASSETS
Current Assets:
  Cash......................................................    $ 13,539    $ 18,213
  Accounts receivable, net..................................     144,985     126,509
  Inventories...............................................      56,207      50,588
  Prepaid expenses and other................................      17,405      11,235
  Deferred and refundable income taxes......................       8,519       4,971
                                                                --------    --------
     Total Current Assets...................................     240,655     211,516
                                                                --------    --------
Plant and Equipment, at cost:
  Land......................................................       5,230       5,190
  Buildings and improvements................................      90,099      69,741
  Machinery and equipment...................................     297,032     288,369
                                                                --------    --------
                                                                 392,361     363,300
  Less -- Accumulated depreciation..........................     116,991      83,413
                                                                --------    --------
     Net Plant and Equipment................................     275,370     279,887
                                                                --------    --------
Other Assets:
  Funds held for construction...............................          --       1,140
  Joint ventures............................................      26,681      28,955
  Investments...............................................       3,261       5,727
  Goodwill, net.............................................      32,803      35,998
  Notes receivable..........................................         126       1,268
  Deferred and refundable income taxes......................       8,179       5,414
  Other.....................................................      23,518      19,744
                                                                --------    --------
     Total Other Assets.....................................      94,568      98,246
                                                                --------    --------
     Total Assets...........................................    $610,593    $589,649
                                                                ========    ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................    $ 13,960    $  1,089
  Bank and other borrowings.................................      26,204      22,072
  Accounts payable..........................................      84,209      77,939
  Accrued liabilities.......................................      39,221      41,276
  Dividends payable.........................................       1,788         865
                                                                --------    --------
     Total Current Liabilities..............................     165,382     143,241
                                                                --------    --------
Long-Term Liabilities:
  Long-term debt, less current portion......................     291,393     291,723
  Pension obligations and other.............................      11,823      10,718
  Deferred income taxes.....................................       2,077       4,914
  Minority interest.........................................       1,052       1,320
                                                                --------    --------
     Total Long-Term Liabilities............................     306,345     308,675
                                                                --------    --------
Company-obligated mandatorily redeemable convertible
  preferred securities of Walbro Capital Trust holding
  solely convertible debentures.............................      69,000          --
Stockholders' Equity:
  Common stock, $.50 par value; authorized 25,000,000;
     outstanding 8,682,595 in 1997 and 8,652,737 in 1996....       4,341       4,326
  Paid-in capital...........................................      66,151      65,674
  Retained earnings.........................................      33,938      74,039
  Deferred compensation.....................................        (379)       (967)
  Unrealized gain on securities available for sale..........          68         688
  Cumulative translation adjustments........................     (34,253)     (6,027)
                                                                --------    --------
     Total Stockholders' Equity.............................      69,866     137,733
                                                                --------    --------
     Total Liabilities and Stockholders' Equity.............    $610,593    $589,649
                                                                ========    ========

        The accompanying notes are an integral part of these statements.

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                             1997             1996             1995
                                                           --------         --------         --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales...........................................       $619,905         $585,389         $459,272
Costs and Expenses:
  Cost of sales.....................................        538,751          488,134          377,755
  Selling and administrative expenses...............         60,786           52,177           40,641
  Research and development expenses.................         17,289           18,400           16,742
  Restructuring and impairment charges..............         27,000               --               --
                                                           --------         --------         --------
Operating Income (Loss).............................        (23,921)          26,678           24,134
Other Expense (Income):
  Interest expense, net of capitalized interest of
     $1,207 in 1997 and $3,683 in 1996..............         25,410           20,535           12,420
  Interest income...................................           (674)          (2,716)            (960)
  Royalty income, net...............................         (3,878)          (1,410)            (237)
  Foreign currency exchange (gain) loss.............           (308)             (70)           1,483
  Other.............................................            365              (63)            (255)
                                                           --------         --------         --------
Income (Loss) Before (Provision) Credit for Income
  Taxes, Minority Interest and Equity in Income of
  Joint Ventures....................................        (44,836)          10,402           11,683
(Provision) Credit for Income Taxes.................         10,131           (3,075)          (1,258)
Minority Interest...................................         (5,035)            (285)            (472)
Equity in Income of Joint Ventures..................          3,113            4,187            3,877
                                                           --------         --------         --------
Net Income (Loss)...................................       $(36,627)        $ 11,229         $ 13,830
                                                           ========         ========         ========
Basic Net Income (Loss) Per Share...................       $  (4.23)        $   1.30         $   1.61
                                                           ========         ========         ========
Diluted Net Income (Loss) Per Share.................       $  (4.23)        $   1.30         $   1.61
                                                           ========         ========         ========

        The accompanying notes are an integral part of these statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                                 UNREALIZED
                                                                                                  GAIN ON
                                                                                      MINIMUM    SECURITIES   CUMULATIVE
                                        COMMON   PAID-IN   RETAINED     DEFERRED      PENSION    AVAILABLE    TRANSLATION
                                        STOCK    CAPITAL   EARNINGS   COMPENSATION   LIABILITY    FOR SALE    ADJUSTMENTS
                                        ------   -------   --------   ------------   ---------   ----------   -----------
                                                                (IN THOUSANDS, EXCEPT SHARE DATA)
Balance --
  December 31, 1994...................  $4,282   $64,221   $55,855      $(1,225)       $  --       $1,428      $  3,354
  Exercise of stock options...........       8       160        --           --           --           --            --
  ESOP debt payments..................      --        --        --          408           --           --            --
  Net income..........................      --        --    13,830           --           --           --            --
  Additional minimum pension
     liability........................      --        --        --           --          (63)          --            --
  Cash dividends ($.40 per share).....      --        --    (3,429)          --           --           --            --
  Change in market value of securities
     available for sale...............      --        --        --           --           --         (601)           --
  Translation adjustments.............      --        --        --           --           --           --        (2,801)
                                        ------   -------   -------      -------        -----       ------      --------
Balance --
  December 31, 1995...................   4,290    64,381    66,256         (817)         (63)         827           553
  Exercise of stock options...........      21       750        --           --           --           --            --
  ESOP debt payments..................      --        --        --          408           --           --            --
  Restricted stock issued.............      15       543        --         (558)          --           --            --
  Net income..........................      --        --    11,229           --           --           --            --
  Adjust minimum pension liability....      --        --        --           --           63           --            --
  Cash dividends ($.40 per share).....      --        --    (3,446)          --           --           --            --
  Change in market value of securities
     available for sale...............      --        --        --           --           --         (139)           --
  Translation adjustments.............      --        --        --           --           --           --        (6,580)
                                        ------   -------   -------      -------        -----       ------      --------
Balance --
  December 31, 1996...................   4,326    65,674    74,039         (967)          --          688        (6,027)
  Exercise of stock options...........      15       477        --           --           --           --            --
  ESOP debt payments..................      --        --        --          408           --           --            --
  Change in restricted stock..........      --        --        --          180           --           --            --
  Net loss............................      --        --   (36,627)          --           --           --            --
  Cash dividends ($.40 per share).....      --        --    (3,474)          --           --           --            --
  Change in market value of securities
     available for sale...............      --        --        --           --           --         (620)           --
  Translation adjustments.............      --        --        --           --           --           --       (28,226)
                                        ------   -------   -------      -------        -----       ------      --------
Balance --
  December 31, 1997...................  $4,341   $66,151   $33,938      $  (379)       $  --       $   68      $(34,253)
                                        ======   =======   =======      =======        =====       ======      ========

        The accompanying notes are an integral part of these statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                  1997        1996         1995
                                                                  ----        ----         ----
                                                                         (IN THOUSANDS)
Cash Flows From Operating Activities:
  Net income (loss).........................................    $(36,627)   $  11,229    $ 13,830
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities --
       Depreciation and amortization........................      31,417       29,736      22,451
       (Gain) loss on disposition of assets.................       1,459          774         (29)
       Minority interest....................................        (624)        (238)        472
       Equity in income of joint ventures...................      (3,113)      (4,187)     (3,877)
       Restructuring and impairment charges.................      27,000           --          --
       Change in assets and liabilities, net of effects of
          acquisitions --
            Deferred and refundable income taxes............      (8,631)        (762)      1,721
            Pension obligations and other...................      (1,888)      (2,049)      3,327
            Accounts payable and accrued liabilities........      12,687       25,507       4,870
            Accounts receivable, net........................     (28,299)     (16,956)     (3,236)
            Inventories.....................................      (8,674)        (473)     (2,034)
            Prepaid expenses and other......................     (10,933)      (5,943)     (6,607)
                                                                --------    ---------    --------
          Total adjustments.................................      10,401       25,409      17,058
                                                                --------    ---------    --------
          Net cash provided by (used in) operating
            activities......................................     (26,226)      36,638      30,888
                                                                --------    ---------    --------
Cash Flows From Investing Activities:
  Purchase of plant and equipment...........................     (62,019)     (99,147)    (46,240)
  Acquisitions, net of cash acquired........................          --       (1,018)   (116,238)
  Purchase of other assets..................................      (3,087)      (3,434)     (7,263)
  Investment in joint ventures and other....................       1,756       (1,451)     (2,054)
  Proceeds from disposal of assets..........................       5,415        4,156       4,127
                                                                --------    ---------    --------
          Net cash used in investing activities.............     (57,935)    (100,894)   (167,668)
                                                                --------    ---------    --------
Cash Flows From Financing Activities:
  Borrowings under revolving lines-of-credit................     199,981      200,548     161,114
  Repayments under revolving lines-of-credit................    (283,116)    (135,298)    (97,317)
  Debt repayments...........................................      (1,210)      (1,104)    (13,541)
  Proceeds from issuance of long-term debt..................     105,404        2,772     110,550
  Proceeds from issuance of convertible preferred
     securities.............................................      69,000           --          --
  Proceeds from issuance of common stock and options........         492          771         168
  Financing fees paid.......................................      (5,680)        (508)     (4,778)
  Cash dividends paid.......................................      (3,463)      (3,439)     (3,428)
                                                                --------    ---------    --------
          Net cash provided by financing activities.........      81,408       63,742     152,768
                                                                --------    ---------    --------
Effect of Exchange Rate Changes on Cash.....................      (1,921)      (1,065)       (736)
                                                                --------    ---------    --------
Net Increase (Decrease) in Cash.............................      (4,674)      (1,579)     15,252
Cash at Beginning of Year...................................      18,213       19,792       4,540
                                                                --------    ---------    --------
Cash at End of Year.........................................    $ 13,539    $  18,213    $ 19,792
                                                                ========    =========    ========

        The accompanying notes are an integral part of these statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

     The consolidated financial statements include the accounts of Walbro Corporation and its wholly-owned and majority-owned subsidiaries (the Company). Investments in joint ventures are accounted for under the equity method (Note
2). Significant transactions and balances among the Company and its subsidiaries have been eliminated in the consolidated financial statements.

Foreign Currency Translation:

     The assets and liabilities of the Company's foreign operations are generally translated into U.S. dollars at current exchange rates, and revenues and expenses are translated at average exchange rates for the year. Resulting translation adjustments are reflected as a separate component of stockholders' equity.

     Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

Accounts Receivable:

     Accounts receivable are net of allowances for doubtful accounts of $809,000 and $753,000 as of December 31, 1997 and 1996, respectively.

Inventories:

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories include raw materials and component parts, work-in-process and finished products. Work-in-process and finished products inventories include material, labor and manufacturing overhead costs.

     Inventory at December 31 consisted of the following:

                                                              1997      1996
                                                             -------   -------
                                                              (IN THOUSANDS)
Raw materials and components...............................  $30,857   $23,964
Work-in-process............................................    6,545    10,620
Finished products..........................................   18,805    16,004
                                                             -------   -------
                                                             $56,207   $50,588
                                                             =======   =======

Plant and Equipment:

     The Company provides for depreciation of plant and equipment based upon the acquisition costs and the estimated service lives of depreciable assets. The straight-line method is the principal method used to compute depreciation for financial reporting purposes. However, the units-of-production method is used to compute depreciation of certain equipment. Estimated service lives of depreciable assets are as follows: buildings and improvements - 10 to 40 years, machinery and equipment - 5 to 15 years.

Investments:

     The carrying value of marketable equity securities is market value.

     The Company classifies certain investments in common stock securities as "available-for-sale", recording these investments at fair market value with the gross unrealized holding gains and losses, after-tax, included as a separate component of stockholders' equity.

     At December 31, 1997 and 1996, the fair market value of the Company's investments classified as "trading" was $687,000 and $2,594,000, respectively. The change in net unrealized holding gain included in earnings was not significant.

Goodwill:

     Goodwill consists of purchase price and related acquisition costs in excess of the fair value of the identifiable net assets acquired. Goodwill is amortized on a straight-line basis over 15 to 40 years. The Company evaluates the carrying value of goodwill for potential impairment on an ongoing basis. Such evaluations compare the undiscounted expected future cash flows of the operations to which goodwill relates to the carrying value of the goodwill. The Company also considers future anticipated operating results, trends and other circumstances in making such evaluations.

     Goodwill consisted of the following at December 31:

                                                                1997       1996
                                                                ----       ----
                                                                 (IN THOUSANDS)
Goodwill...................................................    $39,449    $40,234
Less: Accumulated amortization.............................     (6,646)    (4,236)
                                                               -------    -------
                                                               $32,803    $35,998
                                                               =======    =======

Income Taxes:

     Deferred income taxes represent the effect of cumulative temporary differences between income and expense items reported for financial statement and tax purposes, and between the bases of various assets and liabilities for financial statement and tax purposes. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence, it is deemed more likely than not that the asset will not be realized.

Financial Instruments:

     In order to manage exposure to fluctuations in foreign currency exchange rates, the Company enters into forward currency exchange contracts. Gains and losses on contracts that hedge specific foreign currency commitments are deferred and recognized in net income in the period in which the related transaction is consummated. Gains and losses on contracts that hedge net investments in foreign joint ventures or subsidiaries are recognized as cumulative translation adjustments in stockholders' equity. Gains and losses on forward currency exchange contracts that do not qualify as hedges are recognized as foreign currency exchange gain or loss.

Reclassifications:

     Certain amounts in prior years' consolidated financial statements have been reclassified to conform with the presentation used in 1997.

Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

NOTE 2. JOINT VENTURES

     The investments in joint ventures as of December 31 are as follows:

                                                              PERCENT BENEFICIAL
                                                                  OWNERSHIP
                                                              ------------------
                                                              1997   1996   1995
                                                              ----   ----   ----
Marwal Systems, S.N.C. (France).............................  49%    49%    49%
Mitsuba-Walbro, Inc. (Japan)................................  50%    50%    50%
Marwal do Brasil, Ltda......................................  49%    49%    49%
Korea Automotive Fuel Systems, Ltd..........................  49%    49%    49%
Marwal de Mexico S.A. de C.V................................  52%    52%     --
Marwal Argentina S.A. ......................................  49%     --     --

     The above joint ventures are generally involved in the design and manufacture of precision fuel systems products for the global automotive market.

     All of the above investments in joint ventures are accounted for using the equity method. Certain adjustments are made to the joint ventures' income so that recorded income is stated in accordance with United States generally accepted accounting principles. At December 31, 1997 and 1996, the cumulative effect of these adjustments was to increase the Company's equity in its joint ventures by approximately $3,158,000 and $2,631,000, respectively. At December 31, 1997, the amount included in retained earnings as undistributed earnings of foreign joint ventures was approximately $11,680,000.

     In 1996, the Company entered into a joint venture (Marwal de Mexico S.A. de C.V.) with its 49% owned joint venture, Marwal Systems, S.N.C. The Company owns 5% of the venture directly and Marwal Systems S.N.C. owns the remaining 95%. Marwal de Mexico S.A. de C.V. manufactures fuel pumps and fuel modules for the Central American and Mexican automotive markets.

     In the 4th Quarter 1996, the Company expanded its Marwal joint venture locations to include Marwal Argentina S.A. This is a joint venture 1% owned by Walbro, 1% by Magneti Marelli, and 98% owned by Marwal Systems S.N.C. Marwal Argentina builds fuel sending units for the Argentinean automotive market.

     Summarized combined financial information for joint ventures accounted for under the equity method is as follows (unaudited, in thousands):

                                                                      AS OF
                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1997       1996
                                                                 ----       ----
Balance sheet data:
  Current assets............................................    $90,358    $54,030
  Non-current assets........................................     44,365     65,088
  Current liabilities.......................................     65,162     52,038
  Non-current liabilities...................................     13,355      9,493

                                                                    YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1997        1996        1995
                                                                  ----        ----        ----
Income statement data:
  Net sales.................................................    $248,527    $200,276    $170,902
  Gross margin..............................................      31,846      24,806      20,500
  Income before provision for income taxes..................      12,769      14,510      11,641
  Net income................................................       5,978       7,515       7,366

     Dividends from joint ventures of approximately $40,000 and $415,000 were received by the Company during 1997 and 1995, respectively. No dividends were received from joint ventures in 1996. The Company had sales to joint ventures of approximately $64,109,000, $42,413,000 and $29,280,000 for 1997, 1996 and 1995, respectively. Included in accounts receivable are trade receivables from joint ventures of approximately $12,741,000 and $11,967,000 as of December 31, 1997 and 1996, respectively and royalty receivables of $1,674,000 and $1,162,000 as of December 31, 1997 and 1996, respectively. The Company had purchases from joint ventures of approximately $41,447,000, $33,149,000 and $22,977,000 for 1997, 1996 and 1995,
respectively. Included in accounts payable are trade payables to joint ventures of approximately $5,277,000 and $5,580,000 as of December 31, 1997 and 1996, respectively.

NOTE 3. DYNO ACQUISITION

     On July 27, 1995, the Company acquired the plastic fuel tank business of Dyno Industrier A.S (Dyno), Oslo, Norway for $128,774,000 in cash. Dyno is a leading designer, manufacturer and marketer of plastic fuel tank systems and components to many European vehicle manufacturers and has operations in Belgium, France, Germany, Norway, Spain and the United Kingdom.

     The acquisition was accounted for under the purchase method, and accordingly, the assets purchased and liabilities assumed in the acquisition are reflected in the accompanying consolidated balance sheets as of December 31, 1997 and 1996 and the operations since the date of acquisition are included in the accompanying consolidated statements of income and cash flows for the years ended December 31, 1997, 1996 and 1995. Goodwill resulting from this transaction is being amortized over 40 years using the straight-line method. The purchase price was allocated to the purchased assets and liabilities as follows (in thousands):

Cash consideration paid to seller, net of cash acquired of
  $15,669...................................................  $113,105
Fees and expenses...........................................     3,212
                                                              --------
Cost of acquisition, net of cash acquired...................  $116,317
                                                              ========
Accounts receivable.........................................  $ 42,237
Inventory...................................................    16,330
Plant and equipment.........................................    90,792
Accounts payable and accrued liabilities....................   (44,095)
Notes payable...............................................    (5,663)
Other assets purchased and liabilities assumed, net.........    (1,432)
Goodwill....................................................    18,148
                                                              --------
Total cost allocation.......................................  $116,317
                                                              ========

     In connection with the acquisition, the Company was required to relocate certain facilities, incur costs to move to the new facilities and involuntarily terminate or relocate employees in addition to other costs directly associated with the acquisition. The Company recorded a liability of approximately $12,021,000 related to these costs in purchase accounting and approximately $11,721,000 of costs have been paid and charged against the liability as of December 31, 1997.

     Assuming the acquisition had taken place as of the beginning of 1995, the consolidated pro forma results of operations of the Company would have been as follows, after giving effect to certain adjustments, including depreciation and amortization adjustments, increased interest expense, elimination of certain costs assumed by the seller and the related income tax effects:

                                                                    1995
                                                                    ----
                                                                 (UNAUDITED,
                                                                IN THOUSANDS)
Net sales...................................................      $581,291
Net income..................................................      $ 12,336
Net income per common share.................................      $   1.43

     The pro forma information above does not purport to be indicative of the results that actually would have been achieved if the operations were combined during the period presented, and is not intended to be a projection of future results or trends.

NOTE 4. OTHER ACQUISITIONS


     In January 1995, the Company acquired an 80% interest in U.S. CoExcell, Inc. for $60,000 in cash plus the forgiveness of debt owed to Walbro of $3,113,000. U.S. CoExcell, Inc. manufactures and markets blow-molded plastic drums. The acquisition was accounted for under the purchase method, and accordingly, the assets purchased and liabilities assumed in the acquisition have been reflected in the accompanying consolidated balance sheets as of December 31, 1997 and 1996 and the operations since the acquisition are included in the accompanying consolidated statements of income and cash flows for the years ended December 31, 1997, 1996 and 1995. Goodwill resulting from this transaction was being amortized over 40 years using the straight-line method until 1997. In 1997, the remaining balance of goodwill was written off as part of the restructuring (Note 5).


     Pro forma results of this acquisition, assuming it had taken place at the beginning of each year presented, would not be materially different from the results reported.

NOTE 5. RESTRUCTURING OF OPERATIONS AND OTHER ACTIONS

     During the fourth quarter of 1997, the Company recorded a $27 million pretax charge for restructuring its operations and other actions. The charge was comprised of a $17 million charge for restructuring and a $10 million charge associated with asset impairments. In addition, the Company took a pretax charge of $5.7 million for warranty costs (included in cost of sales) which became known in the fourth quarter.


     The restructuring actions include divestiture of the Company's Ligonier, Indiana, steel fuel rail manufacturing facility and disposition of its interest in U.S. CoExcell Inc., a manufacturer of blow-molded plastic drums in Maumee, Ohio. In addition, the Company will consolidate its small engine operations in the Asia-Pacific region and restructure its European automotive fuel tank operations. The asset impairment charge included the write off of obsolete equipment and tooling, write off of its interest in Saginaw Plastics, an injection molder in Saginaw, Michigan and charges related to its Korean automotive activities. Lastly, the restructuring charge included a corporate-wide headcount reduction of approximately 10 percent including reductions related to the divestitures and restructuring.


     The net sales of activities that will not be continued totaled approximately $30.2 million, $32.0 million and $31.3 million for the years ended December 31, 1997, 1996 and 1995, respectively, with accompanying operating (losses) income of approximately $(4.6) million, $1.5 million, and $(4.1) million for the same periods.

NOTE 6. LONG-TERM DEBT AND LINES OF CREDIT

     Long-term debt consisted of the following at December 31:

                                                                  1997             1996
                                                                  ----             ----
                                                                     (IN THOUSANDS)
Senior notes due 2005, unsecured, stated interest at 9.875%
  (9.92% effective interest rate) net of unamortized
  discount of $292,000 and $331,000 at December 31, 1997 and
  1996, respectively(a).....................................    $109,708         $109,669
Senior notes due 2007, unsecured, interest at 10.125%(a)....     100,000               --
Revolving credit facility, secured, interest at the agent's
  base rate plus an additional margin (see below)(b)........      19,700          114,062
Purchase money loan agreement, secured, interest payable
  quarterly at the agent's base rate plus an additional
  margin (see below)(c).....................................       2,852               --
Senior notes, secured, interest at 7.68%, payable in annual
  amounts from 1998 to 2004(d)..............................      45,000           45,000
Industrial revenue bond, secured, issued by Town of Ossian,
  Indiana, interest at a variable municipal bond rate, due
  in 2023...................................................       9,000            9,000
Industrial revenue bond, issued by City of Ligonier,
  Indiana, interest at a variable municipal bond rate plus
  1%, payable in annual amounts from 2003 to 2007...........       6,300            6,300
Term loan payable in Belgian Francs, interest at 5.44%
  payable in quarterly amounts from 2003 to 2007............       5,163               --
Term loan from the State of Connecticut, secured, interest
  at 6% per annum, payable in monthly amounts from 1998 to
  2005......................................................       3,400            3,400
Capital lease obligations, interest at 7.5%, payable in
  monthly amounts through February 2002.....................       3,042            3,640
Other.......................................................       1,188            1,741
                                                                --------         --------
                                                                 305,353          292,812
Less--current portion.......................................      13,960            1,089
                                                                --------         --------
                                                                $291,393         $291,723
                                                                ========         ========

     The Company is party to an Intercreditor Agreement (Intercreditor Agreement) dated as of July 26, 1995 and executed by and among the Company, the holders (2004 Noteholders) of the 2004 Notes (as defined below) and the banks which are a party to the Credit Facility (as defined below) (Banks). The Company and the Banks and the 2004 Noteholders disagree with the interpretation of certain provisions of the Intercreditor Agreement. As a result, the Company has agreed to use its best efforts to retire the 2004 Notes by no later than May 31, 1998 and the 2004 Noteholders have agreed that, until May 31, 1998, they will forbear from taking any action under the 2004 Notes. The Company will use proceeds of the New Credit Facility (see Note 21 to Consolidated Financial Statements for further discussion) to provide the financing to retire the 2004 Notes. The New Credit Facility is expected to be used to retire the debt instruments identified below as (b), (c) and (d).

     (a) In July 1995, the Company sold $110,000,000 in aggregate principal amount of 9.875% Senior Notes due 2005 (the 2005 Notes). In December 1997, the Company sold $100,000,000 in aggregate principal amount of 10.125% Senior Notes due 2007 (the 2007 Notes). The 2005 Notes and 2007 Notes are general unsecured obligations of the Company with interest payable semi-annually. The 2005 Notes and 2007 Notes are guaranteed on a senior unsecured basis, jointly and severally, by each of the Company's principal wholly-owned domestic operating subsidiaries and certain of its indirect wholly-owned subsidiaries. Except as noted below, the 2005 Notes and 2007 Notes are not redeemable at the Company's option prior to July 15, 2000 and December 15, 2002, respectively. Thereafter, the 2005 Notes and 2007 Notes will be redeemable, in whole or part, at the option of the Company at various redemption prices as set forth in the 2005 Note Indenture and 2007 Note Indenture. In the event of a change in control, the Company will be obligated to make an offer to purchase all of the outstanding 2005 Notes and 2007 Notes at a premium. Also, in certain circumstances, the

Company will be required to make an offer to repurchase the 2005 Notes at a price equal to 100% of the principal amount thereof, plus accrued interest to the date of repurchase, with the net cash proceeds of certain asset sales.

     (b) In July 1995, the Company executed a new $135,000,000 multi-currency revolving credit facility (Credit Facility) for the Company and certain of its wholly-owned domestic and foreign subsidiaries. The Credit Facility has a maturity of July 2000. By amendment in December 1997, the aggregate advances under the Credit Facility are limited to $30,000,000. Borrowings under the Credit Facility bear interest at a per annum rate equal to the agent's base rate or the prevailing interbank offered rate in the applicable offshore currency market, plus an additional margin ranging from 0.5% to 1.75% based on the specific financial ratios of the Company. Borrowings under the Credit Facility bore interest at 8.5% as of December 31, 1997 and rates ranging from 8.25% to 8.5% as of December 31, 1996. The Company is also required to pay a quarterly facility fee of 0.2% to 0.625%, based on the Company's funded debt ratio. Borrowings under the Credit Facility are secured by first liens on the inventory, accounts receivable and certain intangibles of the Company and its wholly-owned domestic subsidiaries and by a pledge of 100% of the stock of wholly-owned domestic subsidiaries and 65% of the stock of wholly-owned foreign subsidiaries. Collateral for the Credit Facility secures the 2004 Notes (as defined below) on an equal and ratable basis. The Company and its wholly-owned domestic subsidiaries guarantee payment of domestic and foreign borrowings under the Credit Facility. The Company's wholly-owned foreign subsidiaries guarantee payment of foreign borrowings under the Credit Facility.

     (c) In August 1997, the Company executed a new $25,000,000 purchase money loan agreement. Under this agreement, the Company may borrow 70% of the cost of new purchases of machinery, equipment and other fixed assets, which assets also collateralize the loan. Borrowings under this facility bear the same rate of interest as borrowings under the Credit Facility and reduce the Company's availability under the Credit Facility. The purchase money loans are subject to a call option under which all or any portion of the principal balance then outstanding shall become due and payable within 30 days of the notice of the call option.

     (d) In October 1994, the Company sold $45,000,000 of 7.68% senior notes (2004 Notes). The 2004 Notes require quarterly interest payments due January 1, April 1, July 1 and October 1. The agreement requires the Company to maintain a funded debt to total capital ratio not greater than .65 to 1, among other measures.

     The Credit Facility contains numerous restrictive covenants including, but not limited to, the following matters: (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations which become increasingly restrictive with the passage of time; (ii) limitations on payment of dividends, incurrence of additional indebtedness and granting of certain liens; (iii) restrictions on mergers, acquisitions, asset sales, sales of subsidiary stock, capital expenditures and investments; (iv) issuance of preferred stock by subsidiaries and (v) sale and leaseback transactions. The Company received waivers to certain financial covenants from its lenders at December 31, 1997 due to non-compliance with such covenants.

     As of December 31, 1997 and 1996, assets recorded under a capital lease were approximately $5,127,000 and $4,733,000, respectively, net of accumulated amortization of approximately $806,000 and $394,000, respectively.

     Aggregate minimum principal payment requirements on long-term debt, including capital lease obligations, in each of the five years subsequent to December 31, 1997 are as follows: 1998 - $13,960,000; 1999 - $7,406,000; 2000 -
$30,026,000; 2001 - $7,548,000; 2002 - $6,844,000; thereafter - $239,569,000.

     Included in the current portion of long-term debt is $6,300,000 which is required to be paid if the Ligonier, IN facility is sold as planned during 1998, otherwise the obligation is not due until 2003 and thereafter as described in the table above.

     In addition to long-term debt, the Company and its subsidiaries have line of credit arrangements with foreign banks for short-term borrowings of approximately $27,600,000, $36,340,000, and $17,191,000 at December 31, 1997,
1996 and 1995, respectively. The weighted average interest rate on short-term bank borrowings outstanding under these arrangements was 4.1%, 3.1% and 6.1% as of December 31, 1997, 1996 and 1995, respectively.

NOTE 7. COMMITMENTS AND CONTINGENCIES

     The manufacture of automotive components entails the risk that a customer or governmental authority may require the recall of one of the Company's products or a product in which one of the Company's products has been installed. The Company has taken and will continue to take all reasonable precautions to avoid the risk of exposure to a recall or warranty claim that would have a material effect on the financial position of the Company. The Company does not believe that significant insurance coverage is available to protect against potential product recall/warranty liability. The Company provides for warranty claims on its products on a specific identification basis.

     While there can be no assurance that the Company will not incur substantial warranty or recall expense in the future, management believes that any liability resulting from these matters will not have a material impact on the financial position or future results of operations of the Company.

NOTE 8. INCOME TAXES

     A summary of income (loss) before (provision) credit for income taxes, minority interest and equity in income of joint ventures, and components of the (provision) credit are as follows:

                                                              1997            1996            1995
                                                              ----            ----            ----
                                                                         (IN THOUSANDS)
Income (loss) before (provision) credit for income
taxes, minority interest and equity in income of joint
ventures:
  Domestic..............................................    $(31,095)        $ 1,774         $ 4,268
  Foreign...............................................     (13,741)          8,628           7,415
                                                            --------         -------         -------
                                                            $(44,836)        $10,402         $11,683
                                                            ========         =======         =======
(Provision) credit for income taxes:
Currently payable--
  Domestic..............................................    $ (3,297)        $  (384)        $  (843)
  Foreign...............................................      (1,334)         (2,456)         (2,977)
  Utilization of tax credits............................       1,000           2,517           3,182
                                                            --------         -------         -------
                                                              (3,631)           (323)           (638)
                                                            --------         -------         -------
Deferred--
  Domestic..............................................      14,053            (988)           (945)
  Foreign...............................................       3,264          (1,544)            325
  Change in beginning of year valuation allowance.......      (3,555)           (220)             --
                                                            --------         -------         -------
                                                              13,762          (2,752)           (620)
                                                            --------         -------         -------
                                                            $ 10,131         $(3,075)        $(1,258)
                                                            ========         =======         =======

     Reconciliations of the U.S. Federal statutory income tax rates to the Company's consolidated effective income tax rates applicable to continuing operations are as follows:

                                                                 1997         1996           1995
                                                                 ----         ----           ----
U.S. Federal statutory income tax rate....................       (35.0)%       35.0%          35.0%
Increase (decrease) in effective income tax rate resulting
  from--
  Differences between U.S. and foreign income tax rates...         6.4          9.4            2.1
  Utilization of tax credits..............................        (2.2)       (15.9)         (27.2)
  Increase in valuation allowance.........................         7.9          2.1             --
  Goodwill amortization...................................          .4          1.5            1.4
  Write off of foreign tax credits........................         3.4           --             --
  Tax benefit on deductible preferred stock dividends.....        (3.9)          --             --
  Other, net..............................................          .4         (2.5)           (.5)
                                                                 -----        -----         ------
Effective income tax rates................................       (22.6)%       29.6%          10.8%
                                                                 =====        =====         ======

     The components of the net deferred income tax (asset) liability at December 31 are summarized as follows:

                                                                1997         1996
                                                                ----         ----
                                                                 (IN THOUSANDS)
Deferred income tax liabilities:
  Depreciation and basis difference.........................  $  8,715      $13,311
  Unrealized gain on securities available for sale..........        37          371
  Other.....................................................       242          181
                                                              --------      -------
                                                                 8,994       13,863
                                                              --------      -------
Deferred income tax assets:
  Estimated net operating loss carryforwards................    (5,533)      (2,966)
  Employee benefits.........................................    (2,802)      (3,380)
  Foreign tax credit carryforward...........................      (980)        (440)
  Accruals..................................................    (3,444)        (217)
  Other tax credit carryforwards............................    (5,783)          --
  Inventory.................................................      (931)        (600)
  Accounts and notes receivable reserve.....................      (114)         (22)
  Write-down of investment..................................      (368)        (368)
  Loss on joint ventures....................................    (1,086)      (1,052)
  Other.....................................................    (1,936)        (649)
                                                              --------      -------
                                                               (22,977)      (9,694)
  Valuation allowance.......................................     4,519          964
                                                              --------      -------
                                                               (18,458)      (8,730)
                                                              --------      -------
Net deferred income tax (asset) liability...................  $ (9,464)     $ 5,133
                                                              ========      =======

     At December 31, 1997, the cumulative amount of undistributed earnings of foreign subsidiaries was approximately $18,898,000. No deferred U.S. income taxes have been provided on these earnings as such amounts are deemed to be permanently reinvested. If such earnings were remitted, the impact of additional U.S. income taxes or foreign withholding taxes would not be significant.

     As of December 31, 1997, the Company has net operating loss carryforwards of approximately $17,190,000, which expire in varying amounts between 2003 and 2011, available from certain of its subsidiaries. The Company has recorded a deferred tax asset of $5,533,000 associated with these carryfor-wards. Realization is dependent on generating sufficient taxable income in specific countries prior to the expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

     Provisions (credits) for state income taxes are included in selling and administrative expenses and amounted to $(22,000) in 1997, $197,000 in 1996 and $1,369,000 in 1995.

NOTE 9. STOCK OPTION PLANS AND LONG-TERM INCENTIVE PLANS

     The Company has 17,400 stock options outstanding under the Walbro Corporation 1983 Incentive Stock Option Plan (1983 Plan) which were granted at market value on the date of grant. There are no options available for grant remaining under this plan.

     Under the Walbro Corporation Equity Based Long Term Incentive Plan (Equity
Plan), 856,457 shares of common stock are reserved for issuance to officers, directors and key employees. Options are granted yearly based on certain financial performance criteria as compared to the annual business plan and other factors. In addition, Stock Performance Award Grants (Grants) are awarded annually when the common stock price appreciates and Grants are exchanged for common stock at the end of the five-year term. If the Company's common stock price appreciates at a 17% compounded rate over the term, the number of Grants awarded, valued at the common stock price, will equal the dollar amount necessary to exercise the stock options. Participants will receive a greater or lesser number of Grants based on the actual market performance of the stock over the term. The number of grants outstanding was 4,900 and 6,754 as of December 31, 1997 and 1996, respectively.

     Effective December 1997, the Company approved a Broad-Based Long Term Incentive Plan (Broad-Based Plan), which consists of 572,129 shares of common stock that are reserved and available for distribution to employees and consultants to the Company, its Subsidiaries and Affiliates. The purpose of the plan is to enable these persons to participate in the Company's future and to aid in retaining employees of merit. Under the new plan, 5,200 options were granted in 1997. Of the 5,200 options granted, 3,000 remain unexercisable as of December 31, 1997.

     Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation (SFAS No. 123)." The Company continues to apply Accounting Principles Board Opinion No. 25 for expense recognition. All stock options issued by the Company are exercisable at a price equal to the market price at the date of the grant. Accordingly, no compensation cost has been recognized for any of the options granted under the Plans.

     A summary of the stock option transactions of the 1983 Plan, the Equity Plan, and the Broad-Based Plan for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                            NUMBER OF SHARES
                                                       --------------------------
                                                       EXERCISABLE    OUTSTANDING    OPTION PRICE (PER SHARE)
                                                       -----------    -----------    ------------------------
December 31, 1994..................................      184,410        273,111            $ 9.25-33.25
  Granted..........................................                     174,881             18.00-25.25
  Exercised........................................                     (15,400)                  10.88
  Canceled.........................................                        (500)                  33.25
                                                                        -------
December 31, 1995..................................      321,695        432,092              9.25-33.25
  Granted..........................................                     117,385             18.19-21.75
  Exercised........................................                     (12,279)             9.25-18.00
  Canceled.........................................                      (5,458)            26.00-33.25
                                                                        -------
December 31, 1996..................................      418,936        531,740              9.25-33.25
  Granted..........................................                      19,804             13.75-22.75
  Exercised........................................                     (29,480)            9.25-19.125
  Canceled.........................................                     (83,698)             9.25-33.25
                                                                        -------
December 31, 1997..................................      424,016        438,366            $ 9.25-33.25
                                                                        =======

     The weighted-average fair value of options granted during the year is $5.01 and $7.63 for the years ended December 31, 1997 and 1996, respectively.

     The following table summarizes information about options outstanding at December 31, 1997:

Options Outstanding:
  Range of Exercise Prices......................    $  9.25    $13.75-19.75    $20.00-27.13    $ 33.25
  Number Outstanding at 12/31/97................     12,875         283,322         124,769     17,400
  Weighted-Average:
     Remaining Contractual Life (years).........        3.1             7.8             6.5        0.1
     Exercise Price.............................    $  9.25    $      18.03    $      25.59    $ 33.25
Options Exercisable:
  Number Exercisable at 12/31/97................     12,875         272,260         121,481     17,400
  Weighted Average Exercise Price...............    $  9.25    $      18.05    $      25.68    $ 33.25

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions by year:

                        ASSUMPTIONS                              1997       1996
                        -----------                              ----       ----
Risk-free interest rate.....................................       5.7%       6.4%
Expected life...............................................    10 yrs.    10 yrs.
Expected volatility.........................................      34.6%      35.2%
Expected dividends..........................................       2.0%       2.0%

     Had compensation cost for the Plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method described in SFAS No. 123, the Company's net income (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                                  1997       1996
                                                                  ----       ----
Net income (loss)............................    As reported    $(36,627)   $11,229
                                                 Pro forma       (36,644)    10,601
Basic net income (loss) per share............    As reported       (4.23)      1.30
                                                 Pro forma         (4.23)      1.23

     The Company cautions that the pro forma net income and per share result in the initial years of adoption are overstated due to the recognition of pro forma compensation cost over the vesting period.

     During 1996, the Walbro Engine Management Corporation Incentive Compensation Plan reached the end of its five-year measurement term, and the first of three annual payments was made. The second of three payments was made during 1997. The Company has accrued approximately $3,287,000 and $4,472,000 as of December 31, 1997 and 1996, respectively, under this plan. Participants can elect to receive their payments in either cash or common stock of the Company.

NOTE 10. POSTRETIREMENT HEALTH BENEFITS

     The Company provides postretirement health care, dental benefit and prescription drug coverage to a limited number of current retirees. Postretirement benefits are not available for active employees.

     The following table reconciles the status of the accrued postretirement benefit obligation at December 31:

                                                                 1997      1996
                                                                 ----      ----
                                                                 (IN THOUSANDS)
Accumulated postretirement benefit obligation (APBO)........    $3,800    $4,068
Plan assets at fair value...................................        --        --
                                                                ------    ------
APBO in excess of plan assets...............................     3,800     4,068
Unrecognized net gain.......................................       606       331
                                                                ------    ------
Accrued postretirement benefit obligation...................    $4,406    $4,399
                                                                ======    ======

     The discount rates used in 1997 and 1996 were 7.00% and 7.25%, respectively.

     Net periodic postretirement benefit cost relates to interest costs of $283,000, $319,000 and $350,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

     For measurement purposes, a 7.19% annual rate of increase was assumed in per capita cost of covered health and dental care benefits for 1997. The rate was assumed to gradually decrease to 5% by the year 2003 and remain at that level thereafter. The health care cost trend rate assumption has a significant impact on the accumulated postretirement benefit obligation and on future amounts accrued. A one percentage point increase each year in the assumed health care cost would increase the accumulated postretirement benefit obligation at December 31, 1997 by $336,000 and the interest cost component of net periodic postretirement benefit cost for the year ended December 31, 1997 by $27,000.

NOTE 11. PENSION PLANS

     The Company sponsors pension plans covering substantially all domestic collectively bargained employees and certain foreign employees. The plan covering domestic collectively bargained employees provides benefits of stated amounts for each year of service. Plans covering certain foreign employees provide payments at termination which are based upon length of service, compensation rate and whether termination was voluntary or involuntary. The Company annually contributes to the plans covering domestic employees and certain foreign employees amounts which are actuarially determined to provide the plan with sufficient assets to meet future benefit payment requirements. The plans covering foreign employees in certain countries are not funded.

     Total pension expense amounted to $330,000 in 1997, $325,000 in 1996 and $251,000 in 1995. The Company recognizes currently the amount which would be payable if employees covered by certain foreign plans terminated voluntarily. Pension expense for the other plans is comprised of the following:

                                                                1997          1996          1995
                                                                ----          ----          ----
                                                                         (IN THOUSANDS)
Service cost................................................    $ 300         $ 285         $ 136
Interest on projected benefit obligation....................      408           345           263
Actual return on assets.....................................     (397)         (324)         (240)
Net amortization and deferral...............................       19            19            12
                                                                -----         -----         -----
                                                                $ 330         $ 325         $ 171
                                                                =====         =====         =====

     The following table summarizes the funded status of the Company's defined benefit pension plans and the related amounts recognized in the Company's consolidated balance sheets as of December 31:

                                                              1997                       1996
                                                       ------------------         ------------------
                                                          PBO<       PBO>            PBO<       PBO>
                                                        ASSETS     ASSETS          ASSETS     ASSETS
                                                        ------     ------          ------     ------
                                                                      (IN THOUSANDS)
Actuarial present value of benefit obligation--
  Vested...........................................    $(5,952)   $  (535)        $(5,237)   $  (511)
  Nonvested........................................        (30)        --             (50)        --
                                                       -------    -------         -------    -------
  Accumulated benefit obligation...................     (5,982)      (535)         (5,287)      (511)
  Effects of salary progression....................         --        (56)             --       (116)
                                                       -------    -------         -------    -------
  Projected benefit obligation (PBO)...............     (5,982)      (591)         (5,287)      (627)
                                                       -------    -------         -------    -------
Plan assets--
  Cash equivalents.................................      1,309         --           1,247         --
  Equity securities................................      5,306         --           4,365         --
                                                       -------    -------         -------    -------
                                                         6,615         --           5,612         --
                                                       -------    -------         -------    -------
Projected benefit obligation under (over) plan
  assets...........................................        633       (591)            325       (627)
Unamortized net asset at transition................         (9)        --             (31)        --
Unamortized net (gain) loss........................       (224)        --             (77)        --
Unrecognized prior service cost....................        768         --             823         --
                                                       -------    -------         -------    -------
Pension asset (liability) recorded in the
  consolidated balance sheets......................    $ 1,168    $  (591)        $ 1,040    $  (627)
                                                       =======    =======         =======    =======

     The assumptions used in determining the funded status information shown above were as follows:

                                                                  1997        1996         1995
                                                                  ----        ----         ----
Discount rate...............................................    6.0-7.0%     6.0-7.5%    7.25-7.5%
Long-term rate of return on assets..........................    6.0-7.0%    6.0-7.25%         8.5%

     The Company also sponsors a defined contribution plan for non-union domestic employees under which the Company will make matching contributions of 50% of each participant's before-tax contribution (up to 6% of the participant's annual income) and retirement contribution of up to 3% (subject to change on an annual basis) of a participant's annual income. The cost of defined contributions charged to earnings during 1997, 1996 and 1995 was approximately $2,108,000, $2,252,000 and $2,255,000, respectively.


     Certain non-union employees, excluding officers, are eligible to participate in the Walbro Corporation Employee Stock Ownership Plan (ESOP). The Company will make annual contributions to a trust in the form of either cash or common stock of the Company. The amount of the annual contribution is discretionary, except that it must be sufficient to enable the trust to meet its current obligations. The Company has guaranteed the ESOP's loan and is obligated to contribute sufficient cash to the trust to repay the loan. Contribution expense related to the ESOP amounted to $463,000, $416,000 and $515,000 in 1997, 1996 and 1995, respectively. Contribution expense is net of dividends of $105,000 in 1997, 1996 and 1995. As of December 31, 1997 and 1996, the following are held by the ESOP: 238,000 and 218,000 allocated shares, respectively, and zero and 28,000 suspense (unallocated) shares, respectively.

NOTE 12. DISCLOSURES ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to help meet financing needs and to reduce exposure to fluctuating foreign currency exchange rates. The Company is exposed to credit loss in the event of nonperformance by the other parties to the financial instruments described below. However, the Company does not anticipate nonperformance by the other parties. The Company does not engage in trading activities with these financial instruments and does not generally require collateral or other security to support these financial instruments. The notional amounts of derivatives summarized below do not represent the amounts exchanged by the parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the derivatives.

Financial Instruments with Off-Balance Sheet Risk

     The Company enters into forward currency exchange contracts to manage its foreign currency exchange risk. As of December 31, 1997 and 1996, the notional amounts of contracts outstanding were approximately $885,000 and $5,975,000, respectively.

     The Company enters into forward currency exchange contracts to reduce its exposure against fluctuations in foreign currency exchange rates. During 1997, the Company had seventeen forward currency exchange contracts, thirteen of which matured during 1997, which exchanged 540,000,000 Japanese yen, 1,626,900 Deutsche marks and 7,000,000 Swedish krona. During 1996, the Company had fifteen forward currency exchange contracts which matured during 1996, which exchanged 939,000,000 Japanese yen and 20,200,000 Deutsche marks. During 1995, the Company had twenty-one forward currency exchange contracts which matured during 1995 and exchanged 1,015,000,000 Japanese yen and 15,300,000 Singapore dollars. The amounts included in foreign currency exchange (gain) loss in the accompanying consolidated statements of income related to these contracts were a gain of approximately $483,000 for the year ending December 31, 1997, a gain of approximately $339,000 for the year ending December 31, 1996 and a gain of approximately $929,000 for the year ending December 31, 1995.

Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Notes Receivable

     The fair value is estimated using the expected future cash flows discounted at current interest rates.

NOTE 12. DISCLOSURES ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS -- CONTINUED

Marketable Equity Securities

     The fair value of marketable equity securities is estimated by quoted market prices when the investment is traded on a public stock exchange. For investments not publicly traded, a combination of book value and fair market value of assets is used.

Long-Term Debt

     The fair value of the Company's public debt is estimated using quoted market prices. The fair value of the Company's other long-term debt is estimated using the expected future cash flows discounted at the current interest rates offered to the Company for debt of the same remaining maturities.

Forward Currency Exchange Contracts

     The fair value of forward currency exchange contracts is estimated by obtaining quotes from brokers.

     The estimated fair values of the Company's financial instruments are as follows:

                                                         1997                          1996
                                                -----------------------       -----------------------
                                                CARRYING         FAIR         CARRYING         FAIR
                                                 VALUE          VALUE          VALUE          VALUE
                                                --------        -----         --------        -----
                                                                   (IN THOUSANDS)
Notes receivable............................    $    140       $    140       $  1,268       $  1,268
Long-term debt..............................     305,353        298,232        292,812        293,212
Forward currency exchange contracts.........          --             --             --           (258)

NOTE 13. LEASES

     The Company has leased certain of its buildings, equipment and vehicles under operating leases. The leases involving buildings contain options enabling the Company to renew the leases at the end of the respective lease terms. Rent expense was approximately $6,178,000, $7,702,000 and $4,761,000 in 1997, 1996
and 1995, respectively.

     Aggregate minimum future rentals under noncancellable leases are as follows:

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
                                                                (IN THOUSANDS)
1998........................................................  $  871     $ 6,331
1999........................................................     873       6,218
2000........................................................     865       5,496
2001........................................................     850       3,921
2002........................................................     142       3,700
Thereafter..................................................      --      25,539
                                                              ------     -------
  Total minimum lease payments..............................   3,601     $51,205
                                                                         =======
Amount representing interest................................     418
                                                              ------
  Present value of net future minimum lease payments........  $3,183
                                                              ======

NOTE 14. ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at December 31:

                                                              1997      1996
                                                              ----      ----
                                                              (IN THOUSANDS)
Compensation related.......................................  $13,760   $10,336
Facilities and employee relocation.........................      606     7,471
Interest...................................................    7,385     7,449
Restructuring..............................................    5,697        --
Other......................................................   11,773    16,020
                                                             -------   -------
                                                             $39,221   $41,276
                                                             =======   =======

     The restructuring liability consists of severance related costs, loan guarantees and other costs associated with the announced activities. There were no significant costs paid and charged against the liability during 1997.

NOTE 15. CONVERTIBLE TRUST PREFERRED SECURITIES

     In February 1997, the Company sold 2,760,000 Convertible Trust Preferred Securities of Walbro Capital Trust, a wholly-owned subsidiary of the Company, at a face value of $25 per share and an interest rate of 8% per annum. The preferred securities are convertible into common stock of the Company at the option of the security-holder anytime after April 4, 1997. Net proceeds of the offering were approximately $66,000,000 and were used to repay a portion of the Company's revolving credit facility. Each preferred security is convertible, at the option of the holder, into shares of common stock of the Company at the rate of 1.1737 shares of common stock for each preferred security.

NOTE 16. STOCKHOLDERS' EQUITY

     The Company has a stock rights plan which entitles the holder of each right, upon the occurrence of certain events, to purchase one one-hundredth of a share of a new series of preferred stock for $75. Furthermore, if the Company is involved in a merger or other business combination at any time after the rights become exercisable, the rights will entitle the holder to buy the number of shares of common stock of the acquiring company having a market value of twice the then current exercise price of each right. Alternatively, if a 15% or more shareholder acquires the Company by means of a reverse merger in which the Company and its stock survives, or engages in self-dealing transactions with the Company, or if any person acquires 50% or more of the Company's common stock, then each right not owned by a 15% or more shareholder will become exercisable for the number of shares of common stock of the Company having a market value of twice the then current exercise price of each right. The rights, which do not have voting rights, expire in December 1998 and may be redeemed by the Company at a price of $.01 per right at any time prior to their expiration or the time they become exercisable.

     The Company has authorized 1,000,000 shares of $1.00 par value preferred stock.

NOTE 17. BUSINESS SEGMENT INFORMATION

     The Company operates through its subsidiaries in the following industry segments:

          1. Automotive, which designs, develops and manufactures fuel storage and delivery products for a broad range of U.S. and foreign manufacturers of passenger automobiles and light trucks (including minivans),

          2. Small Engine, which designs, develops and manufactures diaphragm carburetors for portable engines, float feed carburetors for ground supported engines and ignition systems and other components for a variety of small engine products and

          3. Aftermarket and Corporate which includes aftermarket operations for both the automotive and small engine markets and the Corporate headquarters, including its direct investments.

     Selected financial information about the Company's business and geographic segments are as follows:

                                                                  1997        1996        1995
                                                                  ----        ----        ----
                                                                         (IN THOUSANDS)
Financial Information by Business Segment
Net sales to customers:
  Automotive................................................    $467,821    $444,239    $324,963
  Small Engine..............................................     130,015     127,914     116,743
  Aftermarket and Corporate.................................      35,911      29,689      28,562
                                                                --------    --------    --------
                                                                 633,747     601,842     470,268
Eliminations................................................     (13,842)    (16,453)    (10,996)
                                                                --------    --------    --------
Total net sales.............................................    $619,905    $585,389    $459,272
                                                                ========    ========    ========
Operating profit (loss):
  Automotive................................................    $(15,105)   $ 24,909    $ 20,167
  Small Engine..............................................       2,145       6,851      11,345
  Aftermarket and Corporate.................................     (10,961)     (5,082)     (7,378)
                                                                --------    --------    --------
Operating profit (loss).....................................    $(23,921)   $ 26,678    $ 24,134
                                                                ========    ========    ========
Identifiable assets:
  Automotive................................................    $477,238    $463,144    $377,975
  Small Engine..............................................      87,468      67,020      52,798
  Aftermarket and Corporate.................................      45,887      59,485      62,700
                                                                --------    --------    --------
Total identifiable assets...................................    $610,593    $589,649    $493,473
                                                                ========    ========    ========
Depreciation and amortization:
  Automotive................................................    $ 23,907    $ 20,779    $ 12,967
  Small Engine..............................................       5,984       6,334       6,090
  Aftermarket and Corporate.................................       1,526       2,623       3,394
                                                                --------    --------    --------
Total depreciation and amortization.........................    $ 31,417    $ 29,736    $ 22,451
                                                                ========    ========    ========
Capital expenditures:
  Automotive................................................    $ 46,464    $ 84,293    $ 35,609
  Small Engine..............................................      13,107      11,769       9,692
  Aftermarket and Corporate.................................       2,448       3,085         939
                                                                --------    --------    --------
Total capital expenditures..................................    $ 62,019    $ 99,147    $ 46,240
                                                                ========    ========    ========

                                                                  1997        1996        1995
                                                                  ----        ----        ----
                                                                         (IN THOUSANDS)
Financial Information by Geographic Segment
Net sales to customers:
  United States.............................................    $372,013    $342,883    $314,697
  Europe....................................................     201,377     214,400      88,736
  Far East and Other Foreign................................      46,515      28,106      55,839
                                                                --------    --------    --------
                                                                 619,905     585,389     459,272
  Net sales between geographic areas........................      28,856      30,034      27,663
                                                                --------    --------    --------
                                                                 648,761     615,423     486,935
Eliminations................................................     (28,856)    (30,034)    (27,663)
                                                                --------    --------    --------
Total net sales.............................................    $619,905    $585,389    $459,272
                                                                ========    ========    ========
Operating profit (loss):
  United States.............................................    $(23,305)   $ 16,328    $ 14,313
  Europe....................................................        (922)      7,595       3,335
  Far East and Other Foreign................................         306       2,755       6,486
                                                                --------    --------    --------
Operating Profit (loss).....................................    $(23,921)   $ 26,678    $ 24,134
                                                                ========    ========    ========
Identifiable assets:
  United States.............................................    $339,516    $324,988    $262,020
  Europe....................................................     191,630     194,017     193,876
  Far East and Other Foreign................................      79,447      70,644      37,577
                                                                --------    --------    --------
Total identifiable assets...................................    $610,593    $589,649    $493,473
                                                                ========    ========    ========

     The Europe geographic segment includes operations in Belgium, France, Germany, Norway, Spain and the United Kingdom. The Far East and Other Foreign geographic segment includes operations in Japan, Singapore, Korea, China, Brazil, Mexico and Canada. Sales between geographic areas are accounted for at cost plus a margin for profit. Identifiable assets are those assets used in the operations in each geographic area. Export sales from domestic locations were approximately $119,300,000, $127,248,000 and $78,985,000 for 1997, 1996 and
1995, respectively.

     A majority of the Company's sales are to automobile manufacturing companies. Sales to certain major customers which exceeded 10% of consolidated sales are as follows. Sales to one such customer amounted to 19%, 20% and 19% of consolidated sales in 1997, 1996 and 1995, respectively. Sales to another such customer amounted to 5%, 10% and 21% of consolidated sales in 1997, 1996 and 1995, respectively.

     Several other factors could have a significant impact on the continuing operations of the Company. These factors include changes in demand for automobiles and light trucks, relationships with significant customers, price pressures, the timing and structure of future acquisitions or dispositions, the integration of the Dyno acquisition into Walbro's overall business, impact of environmental regulations, continued availability of adequate funding sources, currency and other risks inherent in international sales, and general economic and business conditions.

NOTE 18. SUPPLEMENTAL CASH FLOW INFORMATION

     In 1997, 1996 and 1995, the Company paid $4,376,000, $5,048,000 and
$3,290,000 for income taxes and $29,957,000, $21,674,000 and $7,191,000 for interest, respectively.

NOTE 19. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Selected quarterly financial information for the years ended December 31, 1997 and 1996 is as follows:

                                                            QUARTER
                                           -----------------------------------------
                                            FIRST      SECOND     THIRD      FOURTH     TOTAL
                                            -----      ------     -----      ------     -----
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
1997--
  Net sales..............................  $154,019   $153,842   $146,523   $165,521   $619,905
  Cost of sales..........................   129,821    131,437    125,911    151,582    538,751
                                           --------   --------   --------   --------   --------
     Gross profit........................  $ 24,198   $ 22,405   $ 20,612   $ 13,939   $ 81,154
                                           ========   ========   ========   ========   ========
  Net income (loss)......................  $  2,362   $  1,184   $ (1,190)  $(38,983)  $(36,627)
                                           ========   ========   ========   ========   ========
  Basic net income (loss) per share......  $    .27   $    .14   $   (.14)  $  (4.49)  $  (4.23)
                                           ========   ========   ========   ========   ========
  Diluted net income (loss) per share....  $    .27   $    .14   $   (.14)  $  (4.49)  $  (4.23)
                                           ========   ========   ========   ========   ========
1996--
  Net sales..............................  $152,966   $155,086   $132,545   $144,792   $585,389
  Cost of sales..........................   124,178    126,752    111,116    126,088    488,134
                                           --------   --------   --------   --------   --------
     Gross profit........................  $ 28,788   $ 28,334   $ 21,429   $ 18,704   $ 97,255
                                           ========   ========   ========   ========   ========
  Net income (loss)......................  $  4,534   $  4,824   $  2,346   $   (475)  $ 11,229
                                           ========   ========   ========   ========   ========
  Basic net income (loss) per share......  $    .53   $    .56   $    .27   $   (.05)  $   1.30
                                           ========   ========   ========   ========   ========
  Diluted net income (loss) per share....  $    .53   $    .56   $    .27   $   (.05)  $   1.30
                                           ========   ========   ========   ========   ========

     Net income per share and weighted average shares are computed independently for each of the quarters presented. Therefore, the sum of the quarterly net income per share may not equal the per share total for the year.

NOTE 20. EARNINGS PER SHARE

     In 1997, the Company adopted SFAS No. 128, "Earnings per Share," which was effective December 15, 1997. The statement changes the calculation of earnings per share to be more consistent with countries outside of the United States. In general, the statement requires two calculations of earnings per share to be disclosed, basic EPS and diluted EPS. Basic EPS is computed using only weighted average shares outstanding. Diluted EPS is computed using the average share price for the period when calculating the dilution of stock options. The following is the Company's calculation of earnings per share.

                                                              1997         1996         1995
                                                              ----         ----         ----
Net income (in thousands)................................  $  (36,627)  $   11,229   $   13,830
                                                           ==========   ==========   ==========
Weighted average share outstanding.......................   8,661,432    8,608,837    8,579,976
Dilutive options issued to executives....................       6,664       40,543       29,455
                                                           ----------   ----------   ----------
Diluted shares outstanding...............................   8,668,096    8,649,380    8,609,431
                                                           ==========   ==========   ==========
Basic net income (loss) per share........................  $    (4.23)  $     1.30   $     1.61
                                                           ==========   ==========   ==========
Diluted net income (loss) per share......................  $    (4.23)  $     1.30   $     1.61
                                                           ==========   ==========   ==========

NOTE 21. SUBSEQUENT EVENT

     In April 1998, the Company received a commitment (Commitment) for a $150,000,000 line of credit, consisting of a $125,000,000 revolving line of credit (Revolving Credit Facility) and a $25,000,000 capital expenditure facility (Capital Expenditure Facility). Closing of the transaction contemplated by the Commitment is subject to various terms and conditions.

     Under the terms of the Commitment, for the first year of the transaction, the Revolving Credit Facility will bear interest at either the London Interbank Offered Rate (LIBOR), plus 2.25% or at the Prime Rate, plus 0.25%. Availability under the Revolving Credit Facility is subject to a borrowing base, consisting of 85% of the eligible accounts receivable of the Company and certain of its subsidiaries, 60% of certain raw materials and finished goods inventory and 70% of commodity raw material resin inventory, less customary reserves. In addition, the Revolving Credit Facility provides for a $25,000,000 sub-facility for the issuance of letters of credit. The Capital Expenditure Facility initially bears interest at the rate equal to the Prime Rate, plus 0.50% or LIBOR, plus 2.50%. Amounts drawn under the Capital Expenditure Facility are repayable in 20 equal quarterly principal installments, beginning one quarter after such draw.

     Each of the Revolving Credit Facility and the Capital Expenditure Facility (collectively, the New Credit Facility) is available for a period of five years after the closing. If the Revolving Credit Facility is terminated by the Company during the first three years, certain pre-payment fees may be applicable.

     The New Credit Facility will contain numerous covenants, including financial covenants such as a fixed charge ratio and a senior secured funded indebtedness to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio, and restrictions on additional indebtedness, liens, capital expenditures, mergers and sales of assets, and events of default. Obligations outstanding under the Revolving Credit Facility will be secured by accounts receivable, inventory and general intangibles of the Company and certain of its subsidiaries, and also will be secured by a pledge of the stock of certain of the material domestic subsidiaries of the Company and 65% of the stock of the material foreign subsidiaries of the Company. Each advance under the Capital Expenditure Facility will be secured by the item of equipment purchased with the proceeds of such advance. The collateral for the Capital Expenditure Facility will not constitute collateral for the Revolving Credit Facility. In addition, certain of the subsidiaries of the Company will provide guarantees of the obligations under the New Credit Facility. The proceeds of the New Credit Facility will be used to replace the existing Credit Facility and the existing purchase money loan agreement, to refinance the 2004 Notes including an early retirement premium of approximately $2.3 million, for capital expenditures and for general working capital purposes.

                      WALBRO CORPORATION AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS



                                                              MARCH 31, 1998    DECEMBER 31, 1997
                                                              --------------    -----------------
                                                                (UNAUDITED)
                                                                        (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.................................     $  17,090          $  13,539
  Accounts receivable (net).................................       160,761            144,985
  Inventories...............................................        58,504             56,207
  Other current assets......................................        26,903             25,924
                                                                 ---------          ---------
     Total Current Assets...................................       263,258            240,655
Property, Plant & Equipment:
  Land, buildings and improvements..........................        96,304             95,329
  Machinery and equipment...................................       298,457            297,032
                                                                 ---------          ---------
     Subtotal...............................................       394,761            392,361
  Less -- Accumulated depreciation..........................      (123,962)          (116,991)
                                                                 ---------          ---------
     Net Property, Plant and Equipment......................       270,799            275,370
Other Assets:
  Goodwill (net)............................................        32,668             32,803
  Joint ventures, investments and other.....................        62,781             61,765
                                                                 ---------          ---------
     Total Other Assets.....................................        95,449             94,568
                                                                 ---------          ---------
     Total Assets...........................................     $ 629,506          $ 610,593
                                                                 =========          =========
LIABILITIES
Current Liabilities:
  Current portion long-term debt............................     $  13,938          $  13,960
  Notes payable -- banks....................................        23,940             26,204
  Accounts payable..........................................       100,884             84,209
  Accrued liabilities.......................................        45,181             41,009
                                                                 ---------          ---------
  Total Current Liabilities.................................       183,943            165,382
Long-Term Liabilities:
  Long-term debt, net of current............................       293,804            291,393
  Other long-term liabilities...............................        15,572             14,952
                                                                 ---------          ---------
     Total Long-Term Liabilities............................       309,376            306,345
Company-obligated mandatorily redeemable convertible
  preferred securities of Walbro Capital Trust holding
  solely convertible debentures.............................        69,000             69,000
Stockholders' Equity
  Common stock, $.50 par value; authorized 25,000,000;
     outstanding 8,682,914 in 1998 and 8,682,595 in 1997....         4,341              4,341
  Paid-in capital...........................................        66,151             66,151
  Retained earnings.........................................        34,508             33,938
  Accumulated other comprehensive income....................       (37,813)           (34,564)
                                                                 ---------          ---------
     Total Stockholders' Equity.............................        67,187             69,866
                                                                 ---------          ---------
     Total Liabilities and Stockholders' Equity.............     $ 629,506          $ 610,593
                                                                 =========          =========



   The accompanying notes are an integral part of these consolidated balance sheets.

                      WALBRO CORPORATION AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME



                                                                  THREE MONTHS ENDED
                                                                ----------------------
                                                                MARCH 31,    MARCH 31,
                                                                  1998         1997
                                                                ---------    ---------
                                                                     (UNAUDITED)
                                                                (IN THOUSANDS, EXCEPT
                                                                     SHARE DATA)
Net Sales...................................................     $169,292     $154,019
Cost of Sales & Expenses:
  Cost of sales.............................................      144,058      129,821
  Selling and administrative expenses.......................       12,951       12,120
  Research and development expenses.........................        4,007        3,350
                                                                ---------    ---------
Operating Income............................................        8,276        8,728
Other Expense (Income):
  Interest expense..........................................        7,665        6,023
  Interest income...........................................         (162)        (131)
  Other (income) expense....................................       (1,468)      (1,089)
                                                                ---------    ---------
Income (Loss) Before Income Taxes, Minority Interest, and
  Joint Ventures............................................        2,241        3,925
Provision for Income Taxes..................................          752        1,380
Minority Interest...........................................        1,391          984
Equity in (Income) of Joint Ventures........................         (474)        (801)
                                                                ---------    ---------
Net Income (Loss)...........................................     $    572     $  2,362
                                                                =========    =========
Basic Net Income Per Share..................................     $   0.07     $   0.27
                                                                =========    =========
Diluted Net Income Per Share................................     $   0.07     $   0.27
                                                                =========    =========
Weighted Average Shares Outstanding.........................    8,682,602    8,652,737
Dilutive Options Issued to Executives.......................        3,885       21,710
                                                                ---------    ---------
Diluted Shares Outstanding..................................    8,686,487    8,674,447
                                                                =========    =========



 The accompanying notes are an integral part of these consolidated statements.

                      WALBRO CORPORATION AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                  THREE MONTHS ENDED
                                                                ----------------------
                                                                MARCH 31,    MARCH 31,
                                                                  1998         1997
                                                                ---------    ---------
                                                                     (UNAUDITED)
                                                                    (IN THOUSANDS)
Cash Flows From Operating Activities:
  Net income................................................    $    572     $  2,362
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Depreciation & amortization............................       9,718        8,180
     (Gain) loss on disposition of assets...................        (549)         123
     Minority interest......................................          26          110
     (Income) of joint ventures.............................        (474)        (801)
     Changes in assets and liabilities:
       Deferred income taxes................................        (612)         108
       Pension obligations & other..........................         583         (592)
       Accounts payable and accrued liabilities.............      34,819       (4,182)
       Accounts receivable, net.............................     (19,703)     (20,412)
       Inventories..........................................      (2,640)       1,646
       Prepaid expenses and other...........................      (5,284)        (578)
                                                                --------     --------
       Total adjustments....................................      15,884      (16,398)
                                                                --------     --------
     Net cash provided by (used in) operating activities....      16,456      (14,036)
Cash Flows From Investing Activities:
  Purchase of fixed assets..................................     (11,826)     (14,232)
  Purchase of other assets..................................         (12)        (206)
  Investment in joint ventures & other......................      (1,838)      (2,654)
  Proceeds from disposal of assets..........................       3,689           24
                                                                --------     --------
     Net cash used in investing activities..................      (9,987)     (17,068)
Cash Flows From Financing Activities:
  Borrowings under lines-of-credit..........................      21,713       32,187
  Repayments under lines-of-credit..........................     (23,600)     (61,562)
  Debt repayments...........................................        (156)        (143)
  Proceeds from issuance of stock & options.................          --       69,000
  Financing fees paid.......................................        (366)      (3,241)
  Cash dividends paid.......................................        (868)        (865)
                                                                --------     --------
     Net cash provided by (used in) financing activities....      (3,277)      35,376
  Effect of exchange rate changes on cash...................         359       (2,014)
                                                                --------     --------
  Net increase (decrease) in cash...........................       3,551        2,258
  Cash and cash equivalents beginning balance...............      13,539       18,213
                                                                --------     --------
  Cash and cash equivalents ending balance..................    $ 17,090     $ 20,471
                                                                ========     ========



 The accompanying notes are an integral part of these consolidated statements.

                      WALBRO CORPORATION AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1) NEW CREDIT FACILITY



     In April 1998 the Company received a commitment (Commitment) for a $150 million line of credit, consisting of a $125 million revolving line of credit (Revolving Credit Facility) and a $25 million capital expenditure facility (Capital Expenditure Facility). Closing of the transaction contemplated by the Commitment is subject to various terms and conditions.



     Under the terms of the Commitment, for the first year of the transaction, the Revolving Credit Facility will bear interest at either the London Interbank Offered Rate (LIBOR), plus 2.25% or at the Prime Rate, plus 0.25%. Availability under the Revolving Credit Facility is subject to a borrowing base, consisting of 85% of eligible accounts receivable of the Company and certain of its subsidiaries, 60% of certain raw materials and finished goods inventory and 70% of commodity raw material resin inventory, less customary reserves. In addition, the Revolving Credit Facility provides for a $25 million sub-facility for the issuance of letters of credit. The Capital Expenditure Facility initially bears interest at the rate equal to the prime rate, plus 0.50% or LIBOR, plus 2.50%. Amounts drawn under the Capital Expenditure Facility are repayable in 20 equal quarterly principal installments, beginning one quarter after such draw.



     Each of the Revolving Credit Facility and the Capital Expenditure Facility (collectively, the New Credit Facility) is available for a period of five years after closing. If the Revolving Credit Facility is terminated by the Company during the first three years, certain pre-payment fees may be applicable.



     The New Credit Facility will contain numerous covenants, including financial covenants such as a fixed charge ratio and a senior secured funded indebtedness to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio, and restrictions on additional indebtedness, liens, capital expenditures, mergers and sales of assets, and events of default. Obligations outstanding under the Revolving Credit Facility will be secured by accounts receivable, inventory and general intangibles of the Company and certain subsidiaries, and also will be secured by a pledge of the stock of certain of the material domestic subsidiaries of the Company and 65% of the stock of the material foreign subsidiaries of the Company. Each advance under the Capital Expenditure Facility will be secured by the item of equipment purchased with the proceeds of such advance. The collateral for the Capital Expenditure Facility will not constitute collateral for the Revolving Credit Facility. In addition, certain of the subsidiaries of the Company will provide guarantees of the obligations under the New Credit Facility. The proceeds of the New Credit Facility will be used to replace the existing credit facility and the existing purchase money loan agreement, to refinance the Senior Notes due 2004 including an early retirement premium of approximately $2.3 million, for capital expenditures and for general working capital purposes.



(2) INVENTORIES



     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories include raw material and component parts, work-in-process and finished products. Work-in-process and finished products inventories include material, labor and manufacturing overhead costs.



     Inventories are comprised of the following:



                                                        MARCH 31,       DECEMBER 31,
                                                          1998              1997
                                                        ---------       ------------
                                                               (IN THOUSANDS)
Raw materials and components..........................   $33,701          $30,857
Work-in-process.......................................     9,585            6,545
Finished products.....................................    15,218           18,805
                                                         -------          -------
                                                         $58,504          $56,207
                                                         =======          =======

                      WALBRO CORPORATION AND SUBSIDIARIES

(3) COMPREHENSIVE INCOME



     Effective January 1, 1998, the Company adopted SFAS No. 130 "Reporting Comprehensive Income." The impact of adoption has been to include changes in deferred compensation, unrealized gain or loss on securities and foreign currency translation, which have not been recognized in determining net income, in a new presentation of comprehensive income, as presented below.



                       WALBRO CORPORATION & SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME



                                                             THREE MONTHS ENDED
                                                          -------------------------
                                                          MARCH 31,       MARCH 31,
                                                            1998            1997
                                                          ---------       ---------
                                                               (IN THOUSANDS)
Net income..............................................   $   572         $ 2,362
                                                           -------         -------
Foreign currency translation............................    (3,386)         (8,452)
Unrealized gains (losses) on securities.................        (1)            (95)
Deferred compensation...................................       138             299
                                                           -------         -------
Other comprehensive income (loss).......................    (3,249)         (8,248)
                                                           -------         -------
Comprehensive income (loss).............................   $(2,677)        $(5,886)
                                                           =======         =======

                      WALBRO CORPORATION AND SUBSIDIARIES

(4) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS



                                                                         AS OF MARCH 31, 1998
                                               -------------------------------------------------------------------------
                                                                                WALBRO      CONSOLIDATION
                                                                             CORPORATION         AND
                                                GUARANTOR     NONGUARANTOR     (PARENT       ELIMINATION    CONSOLIDATED
                                               SUBSIDIARIES   SUBSIDIARIES   CORPORATION)      ENTRIES         TOTAL
                                               ------------   ------------   ------------   -------------   ------------
                                                                   (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
Current Assets:
  Cash and cash equivalents..................   $    (841)      $  8,297       $  9,634       $      --      $  17,090
  Accounts receivable, net...................      86,045         73,964            752              --        160,761
  Accounts receivable, intercompany..........    (130,438)       (42,355)       163,810           8,983             --
  Inventories................................      25,689         31,873            942              --         58,504
  Prepaid expenses and other.................      11,219          5,324            657              --         17,200
  Deferred and refundable income taxes.......         491          1,428          7,784              --          9,703
                                                ---------       --------       --------       ---------      ---------
    Total Current Assets                           (7,835)        78,531        183,579           8,983        263,258
                                                ---------       --------       --------       ---------      ---------
Plant and Equipment, Net.....................     124,977        141,169          4,545             108        270,799
                                                ---------       --------       --------       ---------      ---------
Other Assets:
  Funds held for construction................          --             --             --              --             --
  Joint ventures.............................      10,778         16,276             --              --         27,054
  Investments................................     125,284         24,492         52,471        (197,948)         4,299
  Goodwill, net..............................      14,228         11,443         (1,524)          8,541         32,688
  Notes receivable...........................          --         10,719        191,599        (202,182)           136
  Deferred income taxes......................          --          4,054          4,178              --          8,232
  Other......................................       8,847          2,441         11,752              --         23,040
                                                ---------       --------       --------       ---------      ---------
    Total Other Assets.......................     159,137         69,425        258,476        (391,589)        95,449
                                                ---------       --------       --------       ---------      ---------
    Total Assets.............................   $ 276,279       $289,125       $446,600       $(382,498)     $ 629,506
                                                =========       ========       ========       =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt..........   $   7,026       $     54       $  6,858       $      --      $  13,938
  Bank and other borrowings..................          --         23,940             --              --         23,940
  Accounts payable...........................      40,256         54,789          5,839              --        100,884
  Accrued liabilities........................       5,585         20,043         19,421            (788)        44,261
  Dividends payable..........................          --            920             --              --            920
                                                ---------       --------       --------       ---------      ---------
    Total Current Liabilities................      52,867         99,746         32,118            (788)       183,943
                                                ---------       --------       --------       ---------      ---------
Long-Term Liabilities
  Long-term debt, less current portion.......     164,425         12,236        340,219        (223,076)       293,804
  Pension obligations........................       2,818          2,765          7,076              --         12,659
  Deferred income taxes......................          --          1,964             --              --          1,964
  Minority interest..........................          --            949             --              --            949
                                                ---------       --------       --------       ---------      ---------
    Total Long-Term Liabilities..............     167,243         17,914        347,295        (223,076)       309,376
                                                ---------       --------       --------       ---------      ---------
Redeemable Preferred Stock...................
  Stockholders' Equity.......................          --         69,000             --              --         69,000
  Common stock, $.50 par value; authorized
    25,000,000; outstanding 8,682,914 in
    1998; 8,682,595 in 1997..................          --         23,935          4,341         (23,935)         4,341
  Paid-in capital............................          --         72,770         66,151         (72,770)        66,151
  Retained earnings..........................      58,756         31,439         34,508         (90,195)        34,508
  Deferred compensation......................          --             --           (241)             --           (241)
  Minimum pension liability adjustment.......          --             --             --              --             --
  Unrealized gain on securities available for
    sale.....................................          --             --             67              --             67
  Cumulative translation adjustments.........      (2,587)       (25,679)       (37,639)         28,266        (37,639)
                                                ---------       --------       --------       ---------      ---------
    Total Stockholders' Equity...............      56,169        102,465         67,187        (158,634)        67,187
                                                ---------       --------       --------       ---------      ---------
    Total Liabilities and Stockholders'
      Equity.................................   $ 276,279       $289,125       $446,600       $(382,498)     $ 629,506
                                                =========       ========       ========       =========      =========

                      WALBRO CORPORATION AND SUBSIDIARIES

(4) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED



                                                                AS OF DECEMBER 31, 1997
                                      ---------------------------------------------------------------------------
                                                                       WALBRO
                                                                    CORPORATION     CONSOLIDATION
                                       GUARANTOR     NONGUARANTOR     (PARENT      AND ELIMINATION   CONSOLIDATED
                                      SUBSIDIARIES   SUBSIDIARIES   CORPORATION)       ENTRIES          TOTAL
                                      ------------   ------------   ------------   ---------------   ------------
                                                           (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
Current Assets:
  Cash and cash equivalents.........   $    (744)      $ 13,431       $    852        $      --        $ 13,539
  Accounts receivable, net..........      80,936         63,194            855               --         144,985
  Accounts receivable,
    intercompany....................    (144,222)       (37,755)       171,052           10,925              --
  Inventories.......................      26,086         29,012          1,109               --          56,207
  Prepaid expenses and other........       5,988          9,549          1,868               --          17,405
  Deferred and refundable income
    taxes...........................         470          1,253          6,796               --           8,519
                                       ---------       --------       --------        ---------        --------
    Total Current Assets............     (31,486)        78,684        182,532           10,925         240,655
                                       ---------       --------       --------        ---------        --------
Plant and Equipment, Net............     123,635        144,423          7,204              108         275,370
                                       ---------       --------       --------        ---------        --------
Other Assets:
  Funds held for construction.......          --             --             --               --              --
  Joint ventures....................      10,739         15,942             --               --          26,681
  Investments.......................     117,720         24,433         50,959         (189,851)          3,261
  Goodwill, net.....................      14,342         11,444         (1,524)           8,541          32,803
  Notes receivable                            --          6,499        196,198         (202,571)            126
  Deferred income taxes.............          --          4,001          4,178               --           8,179
  Other.............................       9,045          2,860         11,613               --          23,518
                                       ---------       --------       --------        ---------        --------
    Total Other Assets..............     151,846         65,179        261,424         (383,881)         94,568
                                       ---------       --------       --------        ---------        --------
  Total Assets......................   $ 243,995       $288,286       $451,160        $(372,848)       $610,593
                                       =========       ========       ========        =========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term
    debt............................   $   7,026       $     76       $  6,858        $      --        $ 13,960
  Bank and other borrowings.........          --         26,204             --               --          26,204
  Accounts payable..................      21,540         55,730          6,939               --          84,209
  Accrued liabilities...............       1,103         18,699         20,127             (708)         39,221
  Dividends payable.................          --            920            868               --           1,788
                                       ---------       --------       --------        ---------        --------
    Total Current Liabilities.......      29,669        101,629         34,792             (708)        165,382
                                       ---------       --------       --------        ---------        --------
Long-Term Liabilities
  Long-term debt, less current
    portion.........................     164,581         11,818        339,809         (224,815)        291,393
  Pension obligations...............       2,505          2,625          6,693               --          11,823
  Deferred income taxes.............          --          2,077             --               --           2,077
  Minority interest.................          --          1,052             --               --           1,052
                                       ---------       --------       --------        ---------        --------
    Total Long-Term Liabilities.....     167,086         17,572        346,502         (224,815)        306,345
                                       ---------       --------       --------        ---------        --------
Redeemable Preferred Stock..........          --         69,000             --               --          69,000
Stockholders' Equity
  Common stock, $.50 par value;
    authorized 25,000,000;
    outstanding 8,682,914 in 1998;
    8,682,595 in 1997...............          --         23,935          4,341          (23,935)          4,341
  Paid-in capital...................          --         72,819         66,151          (72,819)         66,151
  Retained earnings.................      49,827         28,747         33,938          (78,574)         33,938
  Deferred compensation.............          --             --           (379)              --            (379)
  Minimum pension liability
    adjustment......................          --             --             --               --              --
  Unrealized gain on securities
    available for sale..............          --             --             68               --              68
  Cumulative translation
    adjustments.....................      (2,587)       (25,416)       (34,253)          28,003         (34,253)
                                       ---------       --------       --------        ---------        --------
    Total Stockholders' Equity......      47,240        100,085         69,866         (147,325)         69,866
                                       ---------       --------       --------        ---------        --------
    Total Liabilities and
      Stockholders' Equity..........   $ 243,995       $288,286       $451,160        $(372,848)       $610,593
                                       =========       ========       ========        =========        ========

                      WALBRO CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(4) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED


                                                             THREE MONTHS ENDED MARCH 31, 1998
                                         -------------------------------------------------------------------------
                                                                          WALBRO      CONSOLIDATION
                                                                       CORPORATION         AND
                                          GUARANTOR     NONGUARANTOR     (PARENT       ELIMINATION    CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION)      ENTRIES         TOTAL
                                         ------------   ------------   ------------   -------------   ------------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Net Sales..............................    $93,868        $83,421        $   667         $(8,664)       $169,292
Costs and Expenses:
  Cost of sales........................     80,829         71,223            670          (8,664)        144,058
  Selling, administration & other
     expenses..........................      7,389          6,344          3,225              --          16,958
                                           -------        -------        -------         -------        --------
Operating Income (Loss)................      5,650          5,854         (3,228)             --           8,276
Other Expense (Income):
  Interest expense.....................      4,096          2,851          8,471          (7,753)          7,665
  Interest income......................     (1,853)        (1,752)        (4,310)          7,753            (162)
  Foreign currency exchange loss
     (gain)............................         (8)            96             --              --              88
  Other................................     (1,062)            98           (592)             --          (1,556)
                                           -------        -------        -------         -------        --------
  Income Before Provision for Income
     Taxes, Minority Interest, Equity
     in (income) Loss of Joint Ventures
     and Subsidiaries..................      4,477          4,561         (6,797)             --           2,241
  Provision (credit) for Income
     Taxes.............................      1,608          1,784         (2,640)             --             752
  Minority Interest....................         --          1,391             --              --           1,391
  Equity in (Income) Loss of Joint
     Ventures..........................        (39)          (435)            --              --            (474)
  Equity in (Income) of Subsidiaries...     (1,980)            --         (4,729)          6,709              --
                                           -------        -------        -------         -------        --------
  Net Income...........................    $ 4,888        $ 1,821        $   572         $(6,709)       $    572
                                           =======        =======        =======         =======        ========



                                                             THREE MONTHS ENDED MARCH 31, 1997
                                         -------------------------------------------------------------------------
                                                                          WALBRO      CONSOLIDATION
                                                                       CORPORATION         AND
                                          GUARANTOR     NONGUARANTOR     (PARENT       ELIMINATION    CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION)      ENTRIES         TOTAL
                                         ------------   ------------   ------------   -------------   ------------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Net Sales..............................    $83,462        $76,336        $   340         $(6,119)       $154,019
Costs and Expenses:
  Cost of sales........................     69,021         66,641            278          (6,119)        129,821
  Selling, administration & other
     expenses..........................      8,162          5,293          2,263              --          15,718
                                           -------        -------        -------         -------        --------
Operating Income (Loss)................      6,279          4,402         (2,201)             --           8,480
Other Expense (Income):
  Interest expense.....................      4,009          1,737          6,335          (6,306)          5,775
  Interest income......................     (1,134)          (899)        (4,404)          6,306            (131)
  Foreign currency exchange loss
     (gain)............................         28            (71)            15              --             (28)
  Other................................     (1,038)           (23)            --              --          (1,061)
                                           -------        -------        -------         -------        --------
  Income Before Provision for Income
     Taxes, Minority Interest, Equity
     in (Income) Loss of Joint Ventures
     and Subsidiaries..................      4,414          3,658         (4,147)             --           3,925
  Provision (credit) for Income
     Taxes.............................      1,527          1,405         (1,552)             --           1,380
  Minority Interest....................         --            984             --              --             984
  Equity in (Income) Loss of Joint
     Ventures..........................       (300)          (501)            --              --            (801)
  Equity in (Income) of Subsidiaries...     (1,793)           (52)        (4,957)          6,802              --
                                           -------        -------        -------         -------        --------
  Net Income...........................    $ 4,980        $ 1,822        $ 2,362         $(6,802)       $  2,362
                                           =======        =======        =======         =======        ========

                      WALBRO CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED


(4) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED



                                                              THREE MONTHS ENDED MARCH 31, 1998
                                         ---------------------------------------------------------------------------
                                                                          WALBRO
                                                                       CORPORATION     CONSOLIDATION
                                          GUARANTOR     NONGUARANTOR     (PARENT      AND ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION)       ENTRIES          TOTAL
                                         ------------   ------------   ------------   ---------------   ------------
                                                              (IN THOUSANDS, EXCEPT SHARE DATA)
Net cash provided by (used in)
  operating activities                      $8,494        $  3,947        $4,015            $--           $ 16,456
                                            ------        --------        ------            ---           --------
Cash Flows from Investing Activities:
Purchase of plant and equipment........     (4,807)         (7,011)           (8)            --            (11,826)
Acquisitions, net of cash acquired.....         --              --            --             --                 --
Purchase of other assets...............        (94)             89            (7)            --                (12)
Investment in joint ventures and
  other................................     (3,534)           (282)        1,978             --             (1,838)
Proceeds/(payments) of intercompany
  note rec.............................         --              --            --             --                 --
Proceeds from disposal of assets                --              51         3,638             --              3,689
                                            ------        --------        ------            ---           --------
Net cash provided by (used in)
  investing activities.................     (8,435)         (7,153)        5,601             --             (9,987)
                                            ------        --------        ------            ---           --------
Cash Flows from Financing Activities:
Net borrowings (repayments) under
  revolving line-of-credit
  agreements...........................         --          (2,287)          400             --             (1,887)
Debt repayments                               (156)             --            --             --               (156)
Proceeds from issuance of long-term
  debt.................................         --              --            --             --                 --
Proceeds from issuance of stock and
  options..............................         --              --            --             --                 --
Financing fees paid....................         --              --          (366)            --               (366)
Cash dividends paid....................         --              --          (868)            --               (868)
                                            ------        --------        ------            ---           --------
Net cash provided (used in) financing
  activities...........................       (156)         (2,287)         (834)            --             (3,277)
                                            ------        --------        ------            ---           --------
Effect of Exchange Rate Changes on
  Cash.................................         --             359            --             --                359
                                            ------        --------        ------            ---           --------
Net Increase (Decrease) in Cash........        (97)         (5,134)        8,782             --              3,551
Cash and Cash Equiv. at Begin of
  Year.................................       (744)         13,431           852             --             13,539
                                            ------        --------        ------            ---           --------
Cash and Cash Equiv. at End of
  Period...............................     $ (841)       $  8,297        $9,634            $--           $ 17,090
                                            ======        ========        ======            ===           ========

                      WALBRO CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED


(4) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED



                                                              THREE MONTHS ENDED MARCH 31, 1998
                                          -------------------------------------------------------------------------
                                                                           WALBRO      CONSOLIDATION
                                                                        CORPORATION         AND
                                           GUARANTOR     NONGUARANTOR     (PARENT       ELIMINATION    CONSOLIDATED
                                          SUBSIDIARIES   SUBSIDIARIES   CORPORATION)      ENTRIES         TOTAL
                                          ------------   ------------   ------------   -------------   ------------
                                                              (IN THOUSANDS, EXCEPT SHARE DATA)
Net cash provided by (used in) operating
  activities............................    $ 15,267       $  8,273       $(37,576)         $--          $(14,036)
                                            --------       --------       --------          ---          --------
Cash Flows From Investing Activities:
  Purchase of plant and equipment.......      (8,192)        (5,945)           (95)          --           (14,232)
  Acquisitions, net of cash acquired....          --             --             --           --                --
  Purchase of other assets..............        (359)            22            131           --              (206)
  Investment in joint ventures and
     other..............................      (4,329)          (164)         1,839           --            (2,654)
  Proceeds/(payments) of intercompany
     note rec...........................          --             --             --           --                --
  Proceeds from disposal of assets......          (1)            25             --           --                24
                                            --------       --------       --------          ---          --------
Net cash provided by(used in) investing
  activities............................     (12,881)        (6,062)         1,875           --           (17,068)
                                            --------       --------       --------          ---          --------
Cash Flows From Financing Activities:
  Net borrowings (repayments) under
     revolving line-of-credit
     agreements.........................          --         (1,813)       (27,562)          --           (29,375)
  Debt repayments.......................        (145)             2             --           --              (143)
  Proceeds from issuance of long-term
     debt...............................          --        (69,000)        69,000           --                --
  Proceeds from issuance of stock and
     options............................          --         69,000             --           --            69,000
  Financing fees paid...................          --             --         (3,241)          --            (3,241)
  Cash dividends paid...................          --             --           (865)          --              (865)
                                            --------       --------       --------          ---          --------
Net cash provided by (used in) financing
  activities............................        (145)        (1,811)        37,332           --            35,376
                                            --------       --------       --------          ---          --------
Effect of Exchange Rate Changes on
  Cash..................................          --           (654)        (1,360)          --            (2,014)
                                            --------       --------       --------          ---          --------
Net Increase (Decrease) in Cash.........       2,241           (254)           271           --             2,258
Cash and Cash Equiv. at Begin of Year...         299         17,779            135           --            18,213
                                            --------       --------       --------          ---          --------
Cash and Cash Equiv. at End of Period...    $  2,540       $ 17,525       $    406          $--          $ 20,471
                                            ========       ========       ========          ===          ========

                           [ERNST & YOUNG LETTERHEAD]

                                          Mr. Mike Shope
                                          Walbro Corporation
                                          6242 Garfield Street
                                          Cass City, Michigan 48726-1325

                                          April 14, 1998

Dear Sirs,

     With respect to the contemplated filing of a registration statement by Walbro Corporation and the inclusion in this filing of the audited financial statements under French GAAP of Marwal Systems for fiscal years ended December 31, 1995, 1996 and 1997, we confirm that our audits of these Marwal Systems financial statements were conducted substantially in accordance with US generally accepted auditing standards.

Yours faithfully,

         /s/ GILLES MEYER
--------------------------------------
             Gilles Meyer
               Partner

                             MARWAL SYSTEMS, S.N.C.
                       STATUTORY AUDITOR'S GENERAL REPORT
                          Year Ended December 31, 1997

     In our capacity as statutory auditor, we present below our report on:

        - the accompanying annual accounts of Marwal Systems,

        - the specific procedures and disclosures prescribed by law,

for the year ended December 31, 1997.

     These annual accounts are the responsibility of the Company's management. Our responsibility is to express an opinion on these annual accounts based on our audit.

1. OPINION ON THE ANNUAL ACCOUNTS

     We conducted our audit in accordance with French auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the annual accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the annual accounts. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall annual account presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the annual accounts present fairly, in all material respects, the financial position of the Company at December 31, 1997 and the results of its operations for the year then ended.

11. SPECIFIC PROCEDURES AND DISCLOSURES PRESCRIBED BY LAW

     We have also carried out, in accordance with professional standards, the specific procedures prescribed by law.

     We have nothing to report with respect to the fairness of information contained in the Directors' Report and its consistency with the annual accounts and other information presented to shareholders concerning the financial position and annual accounts.

                                          The Statutory Auditor
                                          ERNST & YOUNG Audit

                                                   /s/ GILLES MEYER

                                          --------------------------------------
                                                       Gilles Meyer

March 6, 1998

                             MARWAL SYSTEMS, S.N.C.
                     BALANCE SHEET AS OF DECEMBER 31, 1997

                               (In French Francs)



                                                                          DECEMBER 31, 1997
                                                          --------------------------------------------------
                                                                             ACCUMULATED
                                                                             DEPRECIATION
                                                                           AMORTIZATION AND
                                                              GROSS           ALLOWANCES      NET BOOK VALUE
                                                              -----        ----------------   --------------
                         ASSETS
Fixed assets
Intangible fixed assets.................................   20.729.684,88     20.016.820,12        712.864,76
Tangible fixed assets...................................  195.110.282,11    109.881.452,28     85.228.829,83
Financial investments:
-- Associates...........................................   22.791.879,00                --     22.791.879,00
-- Others...............................................    6.374.518,03                --      6.374.518,03
                                                          --------------    --------------    --------------
    Sub-total...........................................  245.006.364,02    129.898.272,40    115.108.091,62
                                                          --------------    --------------    --------------
Inventories
-- Raw materials........................................   23.749.844,00      1.763.056,00     21.986.788,00
-- Work in-progress.....................................    2.791.156,00        114.766,00      2.676.390,00
-- Furnished goods......................................    7.625.179,00        760.089,00      6.865.090,00
                                                          --------------    --------------    --------------
    Sub-total...........................................   34.166.179,00      2.637.911,00     31.528.268,00
                                                          --------------    --------------    --------------
Current assets
Advances and payments on accounts.......................    1.890.152,18                --      1.890.152,18
Trade accounts and notes receivable:
-- Customers and related accounts.......................  133.366.850,61      3.783.169,22    129.583.681,39
-- Other................................................   11.275.924,08                --     11.275.924,08
Other receivables.......................................    1.262.790,11                --      1.262.790,11
Cash and cash equivalent................................  106.831.529,38                --    106.831.529,38
Payments in advance.....................................      390.780,96                --        390.780,96
Deferred Charges........................................              --                --                --
Foreign exchange translation differences................    1.273.073,37                --      1.273.073,37
                                                          --------------    --------------    --------------
    Sub-total...........................................  256.291.100,69      3.783.169,22    252.507.931,47
                                                          --------------    --------------    --------------
      Total Assets......................................  535.463.643,71    136.319.352,62    399.144.291,09
                                                          ==============    ==============    ==============


                                                                DECEMBER 31, 1997
                                                                -----------------
            LIABILITIES AND SHAREHOLDERS' EQUITY
Shareholders' equity
Share capital...............................................      90.660.000,00
Reserves....................................................       4.305.050,83
Revaluation reserve
Retained earnings at January 1st............................      37.762.183,66
Result for the year.........................................      41.682.692,84
                                                                 --------------
    Sub-total...............................................     174.409.927,33
                                                                 --------------
Provisions for contingencies and charges....................       5.265.122,88
Liabilities
Financial debts:
-- Amounts owed to financial institutions...................         234.153,20
-- Other financial debts....................................      14.812.419,38
Government subsidies........................................       2.300.000,00
Accounts payable and related
accounts....................................................     161.799.190,73
Social charges payable......................................      20.560.799,82
Taxes.......................................................       3.224.082,14
Other.......................................................       4.927.588,11
Other creditors:
-- Accounts payable on fixed assets.........................       6.164.893,10
-- Group....................................................                 --
-- Other....................................................              24,00
Deferred income.............................................       4.785.923,26
Foreign exchange translation differences....................         660.167,14
                                                                 --------------
    Sub-total...............................................     219.469.240,88
                                                                 --------------
      Total Liabilities and Shareholders' Equity............     399.144.291,09
                                                                 ==============

                             MARWAL SYSTEMS, S.N.C.
             INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 1997

                               (In French Francs)


                                                                     DECEMBER 31, 1997
                                                              --------------------------------
               INCOME STATEMENT FOR THE YEAR
Operating revenues:.........................................                    701.704.308,65
Sale of goods...............................................  676.820.865,02
Sale of services............................................   15.333.088,92
Net sales...................................................  692.153.953,94
Movement in finished goods and work-in progress.............   (2.537.150,00)
In-home production..........................................      285.562,25
Grants......................................................      490.998,85
Reversal of provisions and transfer of charges..............   10.021.636,96
Other income................................................    1.289.306,65
Operating expenses..........................................                    652.633.885,77
Purchases of raw materials and other supplies...............  342.138.752,19
Movements in raw materials stock............................    4.649.952,00
Other purchases and extend charges..........................  112.782.904,48
Taxes and similar charges...................................    9.511.399,78
Wages & salaries............................................  101.299.556,33
Social charges..............................................   42.615.435,07
Depreciation and amortisation expenses and provisions:
- Fixed assets..............................................   24.149.418,15
- Current assets............................................    1.205.055,28
- Contingencies and charges.................................    3.905.450,94
Other charges...............................................   10.377.961,55
                                                              --------------
                                                              652.633.885,77
Operating profit............................................                     49.070.422,88
Financial income:
From other investments......................................              --
Other interest and similar income...........................    2.691.468,39
Reversal of provisions and transfer of charges..............    1.608.447,02
Foreign exchange gains......................................    9.381.457,05
                                                              --------------
                                                               13.681.372,46
Financial expenses:
Depreciation and provisions.................................    1.425.880,37
Interest and similar charges................................    4.846.615,22
Foreign gains...............................................   10.464.489,91
                                                              --------------
                                                               16.736.985,50
Net financial income/(expenses).............................                     (3.055.613,84)
Profit before taxation......................................                     46.014.809,84
Exceptional income:.........................................                      1.904.436,60
From operating activities...................................              --
From capital transactions...................................      409.464,60
Reversal of provisions and transfer of charges..............    1.494.972,00
                                                              --------------
                                                                1.904.436,60
Exceptional charges:........................................                      2.596.473,60
From operating activities...................................    2.320.049,99
From capital transactions...................................      145.203,61
Depreciation and provisions.................................      131.220,00
                                                              --------------
                                                                2.596.473,60
Exceptional profit (loss)...................................                       (692.037,00)
Profit before taxation......................................                     45.322.772,84
Profit-Sharing..............................................    3.640.080,00
Income Tax..................................................              --
Profit after taxation.......................................                     41.682.692,84

                             MARWAL SYSTEMS, S.N.C.
                       NOTES TO THE FINANCIAL STATEMENTS

                        (In Thousands of French Francs)


EVENTS DURING THE YEAR

     The company owns 98% of the shares of Marwal Argentina S.A. as from 12/30/97 (11.760 shares), for an amount of 60,564 French Francs

NOTE 1: ACCOUNTING POLICIES

     The accounts of the Company have been prepared based upon generally accepted accounting principles in France which conform with the Chart of Accounts as set out in the French law dated April 30, 1983 and the decree of November 29, 1983.

1.1 INTANGIBLE FIXED ASSETS

     The intangible fixed assets consist mainly of goodwill which is amortised on a straight line basis over 5 years and totally amortised at the end of 1997.

     The amortisation methods and the useful lives for other categories are as follows:

- Set-up costs                                 3 years straight line
- Computer software                            1-3 years straight line

1.2 TANGIBLE FIXED ASSETS

     Tangible fixed assets are valued at historical purchase price or cost of production when they have been produced in house. The cost of production is made up of the following elements: purchase price of raw materials, consumables and direct production costs.

     Assets are depreciated on a straight line basis or declining balance, when applicable, for items purchased during or after 1992.

     The depreciation methods and the useful lives applied are as follows:

Installations                                  10 years straight line
Machinery                                      5-6 2/3 straight line / declining balance
Toolings                                       1-5 years straight line / declining balance
Leasehold improvements -- Mac./Toolings        5-6 2/3 straight line / declining balance
Vehicles                                       4-5 years straight line
Fixtures and fittings                          10 years straight line
Computer hardware                              4-5 years straight line/ declining balance

1.3 FINANCIAL INVESTMENTS

     The investments in associates are valued at their acquisition cost in the assets of the Company. A reserve is recorded when their fair value is less than their book value.

1.4 INVENTORY AND WORK IN PROGRESS

     The policies used are as follows

          - Inventory is valued at the total cost of production.

          - Raw materials and consumables are valued at the average weighted cost for goods received in the last three months. This method is similar to FIFO.

          - The Cost of production includes direct and indirect production expenses and an allocation of the costs of running the Head Office, to the extent that they are related to the production.

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 1: ACCOUNTING POLICIES -- CONTINUED
          - The provision for obsolescence is determined based upon the anticipated sales.

1.5 ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The receivables are valued at their face value, a provision is recorded when the value recoverable is less than the book value.

1.6 FOREIGN EXCHANGE TRANSACTIONS

     The receivables and payables denominated in foreign currency are translated into French Francs at the December 31st exchange rate. The resulting differences with amounts translated at historical exchange rates are shown in the balance sheet as "foreign exchange translation differences."

     A provision for exchange losses is recorded separately for unrealized losses.

1.7 RETIREMENT INDEMNITY LIABILITIES

     The "Projected Benefit Obligation" has been applied to calculate the retirement obligation.

     The total obligation is covered by:


          - a fund run by La Mondiale, with a value of KFRF.9,680



          - a provision of KFRF.1,000 included in the Marwal accounts at December 31, 1997



          - an amount payable to La Mondiale of KFRF.450.


NOTE 2: FIXED ASSETS

     The movements in gross value are as follows:

                                                              12/31/96    INCREASE    DECREASE    12/31/97
                                                              --------    --------    --------    --------
Intangible fixed assets...................................      19761        969          --        20730
Tangible fixed assets.....................................     156594      42804        4288       195110
Financial investments.....................................      27760      2,029         623       29,166

     The movements in amortisation and depreciation are analysed as follows:

                                                              12/31/96    INCREASE    DECREASE    12/31/97
                                                              --------    --------    --------    --------
Intangible fixed assets...................................      19075        942          --        20017
Tangible fixed assets                                           90817      23207        4143       109881

NOTE 3: INVENTORIES AND WORK IN PROGRESS

     The reserve for obsolescence for raw materials, consumables and finished goods at 31/12/97 amounts to KFRF.2.638.

NOTE 4: ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

     At December 31, 1997, accounts receivable can be split by maturity date as follows:

                                                         TOTAL     LESS THAN 1 YEAR    GREATER THAN 1 YEAR
                                                         -----     ----------------    -------------------
Long term receivables................................     6,375          6,307                 68
Current assets.......................................    147796         147796                 --

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 5: SHORT TERM INVESTMENTS

     N/A

NOTE 6: PREPAYMENTS AND DEFERRED INCOME

                                                                12/31/97
                                                                --------
Prepayments
  Fees......................................................      159
  Prepaid maintenance.......................................       29
  Leasing...................................................      203
                                                                  ---
                                                                  391

                                                                12/31/97
                                                                --------
Deferred income
  Finished goods sales......................................        74
  Long term contracts (tooling).............................      4712
                                                                  ----
                                                                  4786

NOTE 7: DEFERRED CHARGES

                                                                CHARGED TO
                                                             INCOME STATEMENT
                                                    TOTAL          1997          12/31/97
                                                    -----    ----------------    --------
Deferred charges
  Amortised over 3 years........................     497           497              0

NOTE 8: SHAREHOLDERS' EQUITY

     The capital stock is made up of 906,600 shares with a nominal value of FRF.100, completely paid up.

     The accounts of the Company are consolidated in the group accounts of the Magneti Marelli Spa Group.

NOTE 9: TAX PROVISIONS AND PROVISIONS FOR CONTINGENCIES AND CHARGES

     The movements in the year are analysed as follows:


                                                            12/31/96    ADDITIONS    REVERSALS    12/31/97
                                                            --------    ---------    ---------    --------
Provisions for contingencies and charges of which:......     11223        5333         11290        5266
- Provision for payments on retirement..................       672        1000           672        1000
- Provision for guarantee...............................      5812        1948          5812        1948
- Provision for reorganisation..........................        70           0            70           0
- Provision for litigation..............................      2586         653          2691         548
- Provision for loss on foreign exchange................       762        1273           762        1273
- Provision for charges.................................      1283         409          1283         409
- Provision for unproductive hours......................        38          50            --          88

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 10: CREDITORS

     At December 31, 1997, debts, excluding advances and deposits received, deferred income and foreign exchange differences, can be analysed by maturity date as follows:

                                                                   LESS THAN    BETWEEN 1 AND
                                                         TOTAL      1 YEAR         5 YEARS       >5 YEARS
                                                         -----     ---------    -------------    --------
Government subsidy...................................      2300                      2300
Other financial debts................................     14812                     14812
Trade payables and other liabilities++...............    196677     193037           3640
Overdraft............................................       234        234

-------------------------
++ of which trade bills payable: 55338

NOTE 11: INFORMATION ON SUBSIDIARY

                                                                           EQUITY CAPITAL
                                                                 SHARE       OTHER THAN      LAST CLOSING
SHARE IN %                DETAILED INFORMATION                  CAPITAL       CAPITAL           RESULT
----------                --------------------                  -------    --------------    ------------
                                                                         (IN THOUSANDS OF PESOS)
    95%      Marwal de Mexico S.A. de C.V. Tepotzotplan
             Estado de Mexico...............................    49655*        (8739)*            8923*
    98%      Marwal Argentina S.A. Buenos Aires Estado de
             Argentina......................................     12000     Non available     Non available

-------------------------

* after reevaluation


                                                   GROSS      NET BOOK      LOANS      GUARANTEE      DIVIDENDS
              DETAILED INFORMATION                 VALUE       VALUE        GIVEN        GIVEN        RECEIVED
              --------------------                 -----      --------      -----      ---------      ---------
                                                                     (IN THOUSANDS OF FRANCS)
Marwal de Mexico S.A. de C.V.....................  22731       22731          --          --             --
Marwal Argentina S.A.............................     60          60        6085          --             --

     The exemption of sub-groups enables Marwal Systems to not consolidate its subsidiaries.

NOTE 12: RELATED PARTIES

     The related parties transactions are included in the different accounts in the balance sheet as follows:

                ASSETS                                     LIABILITIES
                ------                                     -----------
Trade receivables............     51778       Trade payables...............    15020
Other receivables............      2953       Other payables...............     2906
Cash and cash equivalent.....    106522       Financial debt...............       --

     Interest expenses and financial income with related parties are as follows:

Operating income.............    73062       Operating expenses...........    45322
Financial income.............     2953       Interest expenses............     2812

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 13: ACCRUALS AND INCOME RECEIVABLE RELATING TO DIFFERENT BALANCE SHEET ACCOUNTS

                  ASSETS                                          LIABILITIES
                  ------                                          -----------
Trade receivables
- Customers..........................  6092       Trade payables
- Suppliers..........................   240       - Suppliers..........................  12337
- Other..............................  3100       - Tax and social charges.............  16248
                                                  - Customers..........................   1793
                                                  - Other..............................   3135
                                                  Other liabilities....................     --
Other receivables....................    --       Financial debts......................   2050

NOTE 14: EXCHANGE DIFFERENCES RELATED TO BALANCE SHEET ACCOUNTS

                                                              EXCHANGE DIFFERENCE
                                                              --------------------
                                                               ASSET    LIABILITY
                                                               -----    ---------
Assets
Trade receivables...........................................     736          85
Liabilities
Trade payables..............................................     537         575

NOTE 15: SALES TURNOVER ANALYSIS

                                                               1996      1997
                                                               ----      ----
Sales.......................................................  610479    692154
Sales of goods..............................................  596746    676821
Sales of services...........................................   13733     15333
Split between export/domestic
Domestic....................................................  323428    290827
Export......................................................  287051    401327
Sales.......................................................  610479    692154

NOTE 16: DEFERRED TAX POSITION


                                                      12/31/96            MOVEMENTS           12/31/97
                                                  -----------------   -----------------   -----------------
                                                  ASSET   LIABILITY   ASSET   LIABILITY   ASSET   LIABILITY
                                                  -----   ---------   -----   ---------   -----   ---------
Timing differences
Accrued expenses payable to La
Mondiale........................................             811       811       450                 450
Organic.........................................             799       799       797                 797
Provision for contingencies and charges.........            1976      1976      1459                1459
Profit sharing..................................            6348      6348      3650                3640
Expenses to amortize............................   497                           497
Elements having an impact on 1997 fiscal
  result........................................
Vehicle leasing.................................               4
Difference on foreign exchange unrealised
  gains.........................................            (605)

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 17: EMPLOYEE INFORMATION

                                                     PERMANENT STAFF   TEMPORARY STAFF
                                                     ---------------   ---------------
Executives & Management............................         79
Employees..........................................        155                7
Labor and production...............................        475               56
                                                           ---               --
  Total............................................        709               63
                                                           ===               ==

NOTE 18: LEASE COMMITMENTS

     The company leases certain of its buildings:

                                                                     DEPRECIATION EXPENSE
                                                    ACQUISITION   --------------------------   NET BOOK
              BALANCE SHEET ACCOUNT                    COST       PERIOD ENDED   ACCUMULATED    VALUE
              ---------------------                 -----------   ------------   -----------   --------
Buildings
Chalons...........................................      5000          172            632         4368
Saint-Martin......................................      8059          101            101         7958
                                                       -----          ---            ---        -----
  Total...........................................     13059          273            733        12326
                                                       =====          ===            ===        =====

NOTE 19: COMMITMENTS UNDERTAKEN AND RECEIVED

    Discounted trade bills receivable but not matured...........    83007

LEASING:

* present value of lease payments based on the BT01 index (value at 01.01.97 =
  538.3 francs)

                                     LEASE PAYMENTS                 FUTURE LEASE PAYMENTS
                                  --------------------   -------------------------------------------
                                  PERIOD                 LESS THAN    Between 1       5                TERM
     BALANCE SHEET CATEGORY       ENDED    ACCUMULATED    1 YEAR     AND 5 YEARS    YEARS     TOTAL    PRICE
     ----------------------       ------   -----------   ---------   -----------    -----     -----    -----
Buildings
Chalons*........................  588.4      2160.3        591.0       2364.1      1797.9     4753.0
Saint-Martin....................  113.8       113.8        535.4       3391.4      6089.8    10016.6
                                  -----      ------       ------       ------      ------    -------     -
Total...........................  702.2      2274.1       1126.4       5755.5      7887.7    14769.6     0
                                  =====      ======       ======       ======      ======    =======     =

NOTE 20: INFORMATION RELATING TO MANAGEMENT

     N/A

NOTE 21: EXCEPTIONAL INCOME

Exceptional income from operating activities................               0
Exceptional income from capital transactions................             409
Income from the sale of fixed assets........................     409
Reversal of provisions and transfer of charges..............            1495
Provision for reorganisation................................      70
Provision for litigation....................................     392
Provision for charges.......................................    1033

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 22: EXCEPTIONAL CHARGES

Exceptional charges on operating activities.................            2320
Redundancy payments.........................................    1382
Reimplantation costs........................................     531
Non refunded IVA............................................     391
Other.......................................................      16
Exceptional charges from capital transactions...............             145
Net book value of fixed assets sold.........................     145
Depreciation and provisions.................................             131
Provisions for risk.........................................     131

NOTE 23: CHANGE IN ACCOUNTING POLICIES

     N/A

NOTE 24: ANALYSIS OF INCOME TAX

     As Marwal Systems became a partnership as from 10/01/95, there is no income tax booked.

                                                                BASE     TAX
                                                              --------   ---
                                                              12/31/97
                                                              --------
Operating profits...........................................   46015      0
Exceptional items...........................................    (692)     0
                                                                          -
Profit before tax...........................................   45323      0
Income tax credit...........................................              0
                                                                          -
  Total Income Tax for the Company..........................              0
                                                                          =

NOTE 25: RECONCILIATION TO U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accompanying financial statements of Marwal Systems S.N.C. have been prepared in accordance with accounting principles required in France. A reconciliation of these reported results to generally accepted principles in the United States is as follows:

                                                               1997
                                                               ----
Profit after taxation as shown in the financial
  statements................................................  41,683
Adjust depreciable life of goodwill.........................    (375)
Adjust depreciable expense of fixed assets..................   1,821
Other.......................................................    (416)
                                                              ------
Net income according to generally accepted accounting
  principles in the United States...........................  42,713

                             MARWAL SYSTEMS, S.N.C.
                       STATUTORY AUDITOR'S GENERAL REPORT
                          Year Ended December 31, 1996

     In our capacity as statutory auditor, we present below our report on:

        - the accompanying annual accounts of Marwal Systems,

        - the specific procedures and disclosures prescribed by law,

for the year ended December 31, 1996.

     These annual accounts are the responsibility of the Company's management. Our responsibility is to express an opinion on these annual accounts based on our audit.

1. OPINION ON THE ANNUAL ACCOUNTS

     We conducted our audit in accordance with French auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the annual accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the annual accounts. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall annual account presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the annual accounts present fairly, in all material respects, the financial position of the Company at December 31, 1996 and the results of its operations for the year then ended.

II. SPECIFIC PROCEDURES AND DISCLOSURES PRESCRIBED BY LAW

     We have also carried out, in accordance with professional standards, the specific procedures prescribed by law.

     We have nothing to report with respect to the fairness of information contained in the Directors' Report and its consistency with the annual accounts and other information presented to shareholders concerning the financial position and annual accounts.

The Statutory Auditor

ERNST & YOUNG Audit

         /s/ GILLES MEYER
--------------------------------------
             Gilles Meyer

March 7, 1997

                             MARWAL SYSTEMS, S.N.C.
                     BALANCE SHEET AS OF DECEMBER 31, 1996


                                                                DECEMBER 31, 1996
                                               ---------------------------------------------------
                                                                  ACCUMULATED
                                                                  DEPRECIATION
                                                                AMORTIZATION AND
                                                   GROSS           ALLOWANCES      NET BOOK VALUE
                                                   -----        ----------------   --------------
                                                               (IN FRENCH FRANCS)
ASSETS
Fixed Assets
Intangible fixed assets......................   19.761.392,48     19.074.600,32         686.792,16
Tangible fixed assets........................  156.594.185,63     90.816.990,28      65.777.195,35
Financial investments:
-- Associates................................   22.731.315,00                --      22.731.315,00
-- Others....................................    5.029.079,77                --       5.029.079,77
                                               --------------   ---------------    ---------------
     Sub-total...............................  204.115.972,88    109.891.590,60      94.224.382,28
                                               --------------   ---------------    ---------------
Inventories
-- Raw materials.............................   28.365.181,00      2.416.159,00      25.949.022,00
-- Work-in-progress..........................    2.868.378,00        233.271,00       2.635.107,00
-- Finished goods............................   10.119.722,00        928.075,00       9.191.647,00
                                               --------------   ---------------    ---------------
     Sub-total...............................   41.353.281,00      3.577.505,00      37.775.776,00
                                               --------------   ---------------    ---------------
Current assets
Advances and payments on accounts............      932.195,00                           932.195,00
Trade accounts and notes receivable:
-- Customers and related accounts............  118.214.952,27      3.803.797,82     114.411.154,45
-- Other.....................................    9.530.704,08                         9.530.704,08
Other receivables............................    1.489.686,35                         1.489.686,35
Cash and cash equivalent.....................  101.785.260,99                       101.785.260,99
Payments in advance..........................      244.063,94                           244.063,94
Deferred charges.............................      497.004,94                           497.004,94
Foreign exchange translation differences.....      761.691,02                           761.691,02
                                               --------------   ---------------    ---------------
     Sub-total...............................  233.455.558,59      3.803.797,82     229.651.760,77
                                               --------------   ---------------    ---------------
       Total Assets..........................  478.924.812,47    117.272.893,42     361.651.919,05
                                               ==============   ===============    ===============


                                                                DECEMBER 31, 1996
                                                                -----------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Shareholders' equity
  Share capital.............................................      90.660.000,00
  Reserves..................................................       1.470.178,30
  Revaluation reserve
  Retained earnings at January 1st..........................      24.306.987,50
  Result for the year.......................................      56.697.450,69
                                                                 --------------
       Sub-total............................................     173.134.616,49
                                                                 --------------
Provisions for contingencies and charges....................      11.222.783,62
Liabilities
Financial debts:
- Amounts owed to financial institutions....................          71.741,14
- Other financial debts.....................................       7.637.640,38
Accounts payable and related accounts.......................     130.236.872,44
Social charges payable......................................      21.804.322,68
Taxes.......................................................       3.224.512,15
Other.......................................................       4.710.583,24
Other creditors:
- Accounts payable on fixed assets..........................       7.006.722,04
- Group.....................................................             449,84
- Other.....................................................          64.874,81
Deferred income.............................................       1.271.517,00
Foreign exchange translation differences....................       1.265.283,22
                                                                 --------------
       Sub-total............................................     177.294.518,94
                                                                 --------------
          Total Liabilities and Shareholders' Equity........     361.651.919,05
                                                                 ==============

                             MARWAL SYSTEMS, S.N.C.
             INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                  DECEMBER 31, 1996
                                                                                  -----------------
                                                                                  (IN FRENCH FRANCS)
INCOME STATEMENT FOR THE YEAR
Operating revenues:.........................................                        616.818.427,92
Sale of goods...............................................    596.746.296,62
Sale of services............................................     13.732.425,85
Net sales...................................................    610.478.722,77
Movement in finished goods and work-in-progress.............    (1.616.414,00)
In-house production.........................................        568.066,00
Grants......................................................        493.725,00
Reversal of provisions and transfer of charges..............      5.013.288,15
Other income................................................      1.881.040,00
Operating expenses..........................................                        554.232.751,85
Purchases of raw materials and other supplies...............    284.395.019,10
Movements in raw materials stock............................    (3.520.706,00)
Other purchases and external charges........................     95.604.496,22
Taxes and similar charges...................................      9.677.879,14
Wages & salaries............................................     91.916.790,49
Social charges..............................................     39.787.018,33
Depreciation and amortisation expenses and provisions:
- Fixed assets..............................................     23.855.292,82
- Current assets............................................      2.259.789,97
- Contingencies and charges.................................      8.262.354,05
Other charges...............................................      1.994.817,73
                                                                --------------
                                                                554.232.751,85
Operating profit............................................                         62.585.676,07
Financial income:
From other investments......................................            136,92
Other interest and similar income...........................      2.245.533,46
Reversal of provisions and transfer of charges..............                --
Foreign exchange gains......................................     10.316.211,72
                                                                --------------
                                                                 12.561.882,10
Financial expenses:
Depreciation and provisions.................................      1.022.855,69
Interest and similar charges................................      3.906.694,57
Foreign exchange losses.....................................      4.124.523,99
                                                                --------------
                                                                  9.054.074,25
Net financial income/(expenses).............................                          3.507.807,85
Profit before taxation.....................................                          66.093.483,92
Exceptional income:.........................................                          3.104.503,48
From operating activities...................................      1.448.388,61
From capital transactions...................................        431.443,87
Reversal of provisions and transfer of charges..............      1.224.671,00
                                                                --------------
                                                                  3.104.503,48
Exceptional charges:........................................                          6.152.294,71
From operating activities...................................      4.382.238,16
From capital transactions...................................        275.084,55
Depreciation and provisions.................................      1.494.972,00
                                                                --------------
                                                                  6.152.294,71
Exceptional profit (loss)...................................                         (3.047.791,23)
Profit before taxation......................................                         63.045.692,69
Profit-Sharing..............................................      6.348.242,00
Income Tax..................................................                --
Profit after taxation.......................................                         56.697.450,69

                             MARWAL SYSTEMS, S.N.C.
                       NOTES TO THE FINANCIAL STATEMENTS

                        (In Thousands of French Francs)


EVENTS DURING THE YEAR

     The financial investment in Marwal de Mexico was raised from 36.369 French Francs to 22.731.315 French Francs, which is 95% of the shares.

NOTE 1: ACCOUNTING POLICIES

     The accounts of the Company have been prepared based upon generally accepted accounting principles in France which conform with the Chart of Accounts as set out in the French law dated April 30, 1983 and the decree of November 29, 1983.

1.1 INTANGIBLE FIXED ASSETS

     The intangible fixed assets consist mainly of goodwill which is amortised on a straight line basis over 5 years and totally amortised at the end of 1996.

     The amortisation methods and the useful lives for other categories are as follows:

- Set-up costs
- Computer software
3 years straight line
1-3 years straight line

1.2 TANGIBLE FIXED ASSETS

     Tangible fixed assets are valued at historical purchase price or cost of production when they have been produced in house. The cost of production is made up of the following elements: purchase price of raw materials, consumables and direct production costs.

     Assets are depreciated on a straight line basis or declining balance, when applicable, for items purchased during or after 1992.

     The depreciation methods and the useful lives applied are as follows:

Installations
Machinery
Toolings
Leasehold improvements-Mac/Toolings
Vehicles
Fixtures and fittings
Computer hardware
10 years straight line
5-6 2/3 straight line/declining balance
1-5 years straight line/declining balance
5-6 2/3 straight line/declining balance
4-5 years straight line
10 years straight line
4-5 years straight line/declining balance

1.3 FINANCIAL INVESTMENTS

          - The investments in associates are valued at their acquisition cost in the assets of the Company.

        - A reserve is recorded when their fair value is less than their book value.

1.4 INVENTORY AND WORK-IN-PROGRESS

     The policies used are as follows:

          - Inventory is valued at the total cost of production.

          - Raw materials and consumables are valued at the average weighted cost for goods received in the last month. This method is similar to FIFO.

          - The Cost of production includes direct and indirect production expenses and an allocation of the costs of running the Head Office, to the extent that they are related to the production.

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

          - The provision for obsolescence is determined based upon the anticipated sales.

1.5 ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The receivables are valued at their face value, a provision is recorded when the value recoverable is less than the book value.

1.6 FOREIGN EXCHANGE TRANSACTIONS

     The receivables and payables denominated in foreign currency are translated into French Francs at the December 31st exchange rate. The resulting differences with amounts translated at historical exchange rates are shown in the balance sheet as "foreign exchange translation differences".

     A provision for exchange losses is recorded separately for unrealised losses.

1.7 RETIREMENT INDEMNITY LIABILITIES

     The "Projected Benefit Obligation" has been applied to calculate the retirement obligation.

     The total obligation is covered by:

          - a fund run by La Mondiale, with a value of KFRF.9,006,

          - a provision of KFRF.652 included in the Marwal accounts at December 31, 1996,

          - an amount payable to La Mondiale of KFRF.810.

NOTE 2: FIXED ASSETS

     The movements in gross value are as follows:

                                                            12/31/95    INCREASE    DECREASE    12/31/96
                                                            --------    --------    --------    --------
Intangible fixed assets...................................    18226       1535          --        19761
Tangible fixed assets.....................................   128952      28909        1267       156594
Financial investments.....................................     1047      26812          99        27760

     The movements in amortisation and depreciation are analysed as follows:

                                                            12/31/95    INCREASE    DECREASE    12/31/96
                                                            --------    --------    --------    --------
Intangible fixed assets...................................   16433        2642          --       19075
Tangible fixed assets.....................................   70815       21213        1211       90817

NOTE 3: INVENTORIES AND WORK IN PROGRESS

     The reserve for obsolescence for raw materials, consumables and finished goods at 31/12/96 amounts to KFRF.3,577.

NOTE 4: ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

     At December 31, 1996, accounts receivable can be split by maturity date as follows:

                                                        TOTAL     LESS THAN 1 YEAR    GREATER THAN 1 YEAR
                                                        -----     ----------------    -------------------
Long term receivables.................................    5029           5026                  3
Current assets........................................  130167         130167                 --

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 5: SHORT TERM INVESTMENTS

     N/A.

NOTE 6: PREPAYMENTS AND DEFERRED INCOME

                        PREPAYMENTS                           12/31/96
                        -----------                           --------
Documentation...............................................      2
Prepaid maintenance.........................................     43
Leasing.....................................................    199
                                                                ---
                                                                244

                                                              12/31/96
                                                              --------
Deferred income.............................................
Long term contracts (tooling)...............................   1272

NOTE 7: DEFERRED CHARGES

                                                             CHARGED TO
                                                          INCOME STATEMENT
                                                  TOTAL         1996         12/31/96
                                                  -----   ----------------   --------
Deferred charges................................
Amortised over 3 years..........................  2005          1508           497

NOTE 8: SHAREHOLDERS' EQUITY

     The capital stock is made up of 906,600 shares with a nominal value of FRF.100, completely paid up.

     The accounts of the Company are consolidated in the group accounts of the Magneti Marelli Spa Group.

NOTE 9: TAX PROVISIONS AND PROVISIONS FOR CONTINGENCIES AND CHARGES

     The movements in the year are analysed as follows:

                                                          12/31/95   ADDITIONS   REVERSALS   12/31/96
                                                          --------   ---------   ---------   --------
Provisions for contingencies and charges of which:......    5513       10953       5243       11223
- Provision for payments on retirement..................     357         672        357         672
- Provision for guarantee...............................    2523        5812       2523        5812
- Provision for loss on foreign exchange................     433         762        433         762
- Provision for litigation..............................     455        1892        455        1892
- Provision for reimplantation                                --        1033         --        1033

NOTE 10: CREDITORS

     At December 31, 1996, debts, excluding advances and deposits received, deferred income and foreign exchange differences, can be analysed by maturity date as follows:

                                                                  LESS THAN    BETWEEN 1        5
                                                         TOTAL     1 YEAR     AND 5 YEARS     YEARS
                                                         -----    ---------   -----------     -----
Other financial debts..................................    7638                  7638
Trade payables and other liabilities*..................  167048    160700*       6348
Overdraft..............................................      71        71

-------------------------
* of which trade bills payable: 46031

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 11: INFORMATION ON SUBSIDIARY


                                                                             EQUITY CAPITAL
SHARE                                                                          OTHER THAN     LAST CLOSING
IN %                    DETAIL INFORMATION                   SHARE CAPITAL      CAPITAL          RESULT
-----                   ------------------                   -------------   --------------   ------------
                                                                        (IN THOUSANDS OF PESOS)
95%     Marwal de Mexico S.A. de C.V.......................
        Tepotzotplan.......................................      42870           (5075)           1325
        Estado de Mexico...................................


                                                      GROSS    NET BOOK    LOANS    GUARANTEE     DIVIDENDS
               DETAILED INFORMATION                   VALUE     VALUE      GIVEN      GIVEN       RECEIVED
               --------------------                   -----    --------    -----    ---------     ---------
                                                                    (IN THOUSANDS OF FRANCS)
Marwal de Mexico S.A. de C.V......................    22731     22731       --         --            --

     The exemption of sub-groups enables Marwal Systems to not consolidate Marwal de Mexico.

NOTE 12: RELATED PARTIES

     The related parties transactions are included in the different accounts in the balance sheet as follows:

                ASSETS                                     LIABILITIES
                ------                                     -----------
Trade receivables............     42640       Trade payables...............    12212
Other receivables............      1972       Other payables...............     2069
Cash and cash equivalent.....    100323       Financial debt...............       --

     Interest expenses and financial income with related parties are as follows:

Operating income.............    57100       Operating expenses...........    46067
Financial income.............     1972       Interest expenses............     3535

NOTE 13: ACCRUALS AND INCOME RECEIVABLE RELATING TO DIFFERENT BALANCE SHEET ACCOUNTS

                ASSETS                                     LIABILITIES
                ------                                     -----------
Trade receivables                            Trade payables
- Customers...................    8442       - Suppliers...................    14284
- Suppliers...................      --       - Tax and social charges......    17107
- State.......................    2000       - Other.......................     1896
Other receivables.............      --       Other liabilities.............       --
                                             Financial debts...............      804

NOTE 14: EXCHANGE DIFFERENCES RELATED TO BALANCE SHEET ACCOUNTS

                                                                     EXCHANGE
                                                                    DIFFERENCE
                                                                ------------------
                                                                ASSET    LIABILITY
                                                                -----    ---------
Assets
  Trade receivables.........................................      80       1257
Liabilities
  Trade payables............................................     682          8

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 15: SALES TURNOVER ANALYSIS

                                                                 1995      1996
                                                                 ----      ----
Sales.......................................................    559587    610479
Sales of goods..............................................    540479    596746
Sales of services...........................................     19108     13733
Split between export/domestic
  Domestic..................................................    318495    323428
  Export....................................................    241092    287051
Sales.......................................................    559587    610479

NOTE 16: DEFERRED TAX POSITION

                                                          12/31/95             MOVEMENTS              12/31/96
                                                     ------------------    ------------------    ------------------
                                                     ASSET    LIABILITY    ASSET    LIABILITY    ASSET    LIABILITY
                                                     -----    ---------    -----    ---------    -----    ---------
Timing differences
  Organic........................................                730        730        799                   799

ELEMENTS HAVING AN IMPACT ON 1996 FISCAL RESULT

     None.

NOTE 17: EMPLOYEE INFORMATION

                                                              PERMANENT    TEMPORARY
                                                                STAFF        STAFF
                                                              ---------    ---------
Executives & Management...................................        67
Employees.................................................       143           3
Labor and production......................................       468          23
                                                                 ---          --
     Total................................................       678          26
                                                                 ===          ==

NOTE 18: LEASE COMMITMENTS

     None.

NOTE 19: COMMITMENTS UNDERTAKEN AND RECEIVED

    Discounted trade bills receivable but not matured...........    82132

NOTE 20: INFORMATION RELATING TO MANAGEMENT

     N/A.

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 21: EXCEPTIONAL INCOME

Exceptional income from operating activities................                1448
Grant relating to training..................................     1400
Other.......................................................       48
Exceptional income from capital transactions................                 431
Income from the sale of fixed assets........................      136
Other.......................................................      295
Reversal of provisions and transfer of charges..............                1225
Provision for delocalisation................................     1225

NOTE 22: EXCEPTIONAL CHARGES

Exceptional charges on operating activities.................                4382
Redundancy payments.........................................     1543
Training costs..............................................     2756
Other.......................................................       83
Exceptional charges from capital transactions...............                 275
Net book value of fixed assets sold.........................       55
Other.......................................................      220
Depreciation and provisions.................................                1495
Provision for risk..........................................      392
Other.......................................................       70
Provision for charges.......................................     1033

NOTE 23: CHANGE IN ACCOUNTING POLICIES

     Effective January 1, 1996, the toolings participation with Walbro, that used to be booked in deferred charges and amortized over 3 years, are recorded in fixed assets. The amount involved is KFRF. 4,650 at 1996 year end. Past years participations have not been reclassified and are still shown as deferred charges for an amount of KFRF. 497 at December 31, 1996.

NOTE 24: ANALYSIS OF INCOME TAX

     As Marwal Systems became a partnership as from 10/01/95, there is no income tax booked.

                                                                  BASE
                                                                12/31/96    TAX
                                                                --------    ---
Operating profit............................................     66094       0
Exceptional items...........................................     (3048)      0
Profit before tax...........................................     63046       0
Income tax credit 1994......................................                 0
     Total Income Tax for the Company.......................                 0

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 25: RECONCILIATION TO U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accompanying financial statements of Marwal Systems S.N.C. have been prepared in accordance with accounting principles required in France. A reconciliation of these reported results to generally accepted principles in the United States is as follows:

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                 1996         1995         1994
                                                                 ----         ----         ----
                                                                (IN THOUSANDS OF FRENCH FRANCS)
Profit after taxation as shown in the financial
  statements................................................    56,697       25,473       15,534
Adjust depreciable life of goodwill.........................     1,375        2,625        2,625
Adjust depreciation expense of fixed assets.................     1,361        1,597        4,827
Other.......................................................       537          409           89
Deferred taxes..............................................        --        3,582       (1,657)
                                                                ------       ------       ------
Net income according to generally accepted accounting
  principles in the United States...........................    59,970       33,686       21,418
                                                                ======       ======       ======

                             MARWAL SYSTEMS, S.N.C.
                (MARWAL SYSTEMS, S.A. UNTIL SEPTEMBER 30, 1995)
                       STATUTORY AUDITOR'S GENERAL REPORT
                          Year Ended December 31, 1995

     In our capacity as statutory auditor, we present below our report on:

        - the accompanying annual accounts of Marwal Systems,

        - the specific procedures and disclosures prescribed by law,

for the year ended December 31, 1995.

     These annual accounts are the responsibility of the Company's management. Our responsibility is to express an opinion on these annual accounts based on our audit.

I. OPINION ON THE ANNUAL ACCOUNTS

     We conducted our audit in accordance with French auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the annual accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the annual accounts. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall annual account presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the annual accounts present fairly, in all material respects, the financial position of the Company at December 31, 1995 and the results of its operations for the year then ended.

II. SPECIFIC PROCEDURES AND DISCLOSURES PRESCRIBED BY LAW

     We have also carried out, in accordance with professional standards, the specific procedures prescribed by law.

     We have nothing to report with respect to the fairness of information contained in the Directors' Report and its consistency with the annual accounts and other information presented to shareholders concerning the financial position and annual accounts.

The Statutory Auditor
ERNST & YOUNG Audit

         /s/ GILLES MEYER
--------------------------------------
             Gilles Meyer

February 26, 1996

                             MARWAL SYSTEMS, S.N.C.
                     BALANCE SHEET AS OF DECEMBER 31, 1995

                               (In French Francs)


                                                                          DECEMBER 31, 1995
                                                          --------------------------------------------------
                                                                             ACCUMULATED
                                                                             DEPRECIATION
                                                                           AMORTIZATION AND
                                                              GROSS           ALLOWANCES      NET BOOK VALUE
                                                              -----        ----------------   --------------
                         ASSETS
Fixed assets
Intangible fixed assets.................................   18.226.005,10     16.433.332,65      1.792.672,45
Tangible fixed assets...................................  128.951.636,21     70.814.996,81     58.136.639,40
Financial investments:
-- Associates...........................................       36.369,00                           36.369,00
-- Others...............................................    1.011.340,15                        1.011.340,15
                                                          --------------    --------------    --------------
    Sub-total...........................................  148.225.350,46     87.248.329,46     60.977.021,00
                                                          --------------    --------------    --------------
Inventories
-- Raw materials........................................   24.844.475,00      2.489.620,00     22.354.855,00
-- Work-in-progress.....................................    2.910.543,00        258.005,00      2.652.538,00
-- Finished goods.......................................   11.693.971,00      1.057.171,00     10.636.800,00
                                                          --------------    --------------    --------------
    Sub-total...........................................   39.448.989,00      3.804.796,00     35.644.193,00
                                                          --------------    --------------    --------------
Current assets
Advances and payments on accounts.......................      823.782,34                          823.782,34
Trade accounts and notes receivable:
-- Customers and related accounts.......................  109.941.372,93      3.971.285,50    105.970.087,43
-- Other................................................   13.189.440,94                       13.189.440,94
Other receivables.......................................    2.327.218,02                        2.327.218,02
Cash and cash equivalent................................   67.163.748,22                       67.163.748,22
Payments in advance.....................................        2.113,74                            2.113,74
Deferred Charges........................................    2.004.784,97                        2.004.784,97
Foreign exchange translation differences................      432.784,33                          432.784,33
                                                          --------------    --------------    --------------
    Sub-total...........................................  195.885.245,49      3.971.285,50    191.913.959,99
                                                          --------------    --------------    --------------
      Total Assets......................................  383.559.584,95     95.024.410,96    288.535.173,99
                                                          ==============    ==============    ==============

                                                              DECEMBER 31, 1995
                                                              -----------------
            LIABILITIES AND SHAREHOLDERS' EQUITY
Shareholders' equity
Share capital...............................................    90.660.000,00
Reserves....................................................       196.550,23
Revaluation reserve.........................................                0
Retained earnings at January 1st............................       108.054,10
Result for the year.........................................    25.472.561,45
                                                               --------------
    Sub-total...............................................   116.437.165,78
                                                               --------------
Provisions for contingencies and charges....................     5.513.067,65
Liabilities
Financial debts:
- Amounts owed to financial institutions....................                0
- Other financial debts.....................................     2.695.629,49
Accounts payable and related accounts.......................   130.472.854,90
Social charges payable......................................    19.810.842,99
Taxes.......................................................     2.808.171,90
Other.......................................................     2.115.551,85
Other creditors:
- Accounts payable on fixed assets..........................     6.502.143,36
- Group.....................................................                0
- Other.....................................................       128.985,44
Deferred income.............................................     1.112.983,10
Foreign exchange translation differences....................       937.777,53
                                                               --------------
    Sub-total...............................................   166.584.940,56
                                                               --------------
      Total Liabilities and Shareholders' Equity............   288.535.173,99
                                                               ==============

                             MARWAL SYSTEMS, S.N.C.
             INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 1995

                               (In French Francs)


                                                                    DECEMBER 31, 1995
                                                              ------------------------------
Operating revenues:.........................................                   565.719.064,53
Sale of goods...............................................  540.478.654,89
Sale of services............................................   19.107.848,98
                                                              --------------
Net sales...................................................  559.586.503,87
Movement in finished goods and work-in-progress.............     (957.292,00)
In-house production.........................................      958.322,00
Grants......................................................    1.004.628,42
Reversal of provisions and transfer of charges..............    4.277.496,90
Other income................................................      849.405,34
                                                              --------------
                                                              565.719.064,53
Operating expenses..........................................                   515.796.687,06
Purchases of raw materials and other supplies...............  267.809.549,46
Movements in raw materials stock............................    4.985.449,00
Other purchases and external charges........................   81.354.762,36
Taxes and similar charges...................................    9.142.104,58
Wages & salaries............................................   85.212.941,72
Social charges..............................................   37.218.880,73
Depreciation and amortisation expenses and provisions:
- Fixed assets..............................................   23.363.492,27
- Current assets............................................    1.571.179,46
- Contingencies and charges.................................    4.826.888,73
Other charges...............................................      311.438,75
                                                              --------------
                                                              515.796.687,06
Operating profit............................................                   49.922.377,47
Financial income:...........................................                   14.072.141,78
From other investments......................................          521,35
Other interest and similar income...........................    2.887.113,46
Reversal of provisions and transfer of charges..............    3.136.636,82
Foreign exchange gains......................................    8.047.870,15
                                                              --------------
                                                               14.072.141,78
                                                                               22.428.209,50
Financial expenses:
Depreciation and provisions.................................      924.032,56
Interest and similar charges................................    6.080.465,40
Foreign exchange losses.....................................   15.423.711,54
                                                              --------------
                                                               22.428.209,50
Net financial income/(expenses).............................                   (8.356.067,72)
Profit before taxation......................................                   41.566.309,75
Exceptional income:.........................................                    8.712.352,95
From operating activities...................................    2.897.314,03
From capital transactions...................................    1.072.032,92
Reversal of provisions and transfer of charges..............    4.743.006,00
                                                              --------------
                                                                8.712.352,95
Exceptional charges:........................................                    9.209.111,25
From operating activities...................................    7.178.141,85
From capital transactions...................................    1.217.422,40
Depreciation and provisions.................................      813.547,00
                                                              --------------
                                                                9.209.111,25
Exceptional profit (loss)...................................                     (496.758,30)
Profit before taxation......................................                   41.069.551,45
Profit-Sharing..............................................    4.750.000,00
Income tax..................................................   10.846.990,00
Profit after taxation.......................................                   25.472.561,45
Total income................................................                  588.503.559,26
Total expenditure...........................................                  563.030.997,81
Profit......................................................                   25.472.561,45

                             MARWAL SYSTEMS, S.N.C.
                       NOTES TO THE FINANCIAL STATEMENTS

                        (In Thousands of French Francs)


EVENTS DURING THE YEAR

     The Marwal branch based in Italy was closed on December 31, 1995.

     An extraordinary shareholders' meeting held on September 29, 1995 decided the transformation of the Company into a "Societe en Nom Collectif", a partnership, with effect from October 1 , 1995.

NOTE 1: ACCOUNTING POLICIES

     The accounts of the Company have been prepared based upon generally accepted accounting principles in France which conform with the Chart of Accounts as set out in the French law dated April 30, 1983 and the decree of November 29, 1983.

1.1 INTANGIBLE FIXED ASSETS

     The intangible fixed assets consist mainly of goodwill which is amortised on a straight line basis over 5 years.

     The amortisation methods and the useful lives for other categories are as follows:

- Set-up costs                                 3 years straight line
- Computer software                            1-3 years straight line

1.2 TANGIBLE FIXED ASSETS

     Tangible fixed assets are valued at historical purchase price or cost of production when they have been produced in house. The cost of production is made up of the following elements: purchase price of raw materials, consumables and direct production costs.

     Assets are depreciated on a straight line basis or declining balance, when applicable, for items purchased during or after 1992.

     The depreciation methods and the useful lives applied are as follows:

Installations                                  10 years straight line
Machinery                                      5-6 2/3 straight line / declining balance
Toolings                                       1-5 years straight line / declining balance
Leasehold improvements - Mac./Toolings         5-6 2/3 straight line / declining balance
Vehicles                                       4-5 years straight line
Fixtures and fittings                          10 years straight line
Computer hardware                              4-5 years straight line / declining balance

1.3 FINANCIAL INVESTMENTS

          - The investments in associates are valued at their acquisition cost in the assets of the Company.

          - A reserve is recorded when their fair value is less than their book value.

1.4 INVENTORY AND WORK-IN-PROGRESS

     The policies used are as follows:

          - Inventory is valued at the total cost of production.

          - Raw materials and consumables are valued at the average weighted cost for goods received in the last month. This method is similar to FIFO.

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

          - The Cost of production includes direct and indirect production expenses and an allocation of the costs of running the Head Office, to the extent that they are related to the production.

          - The provision for obsolescence is determined based upon the sales.

1.5 ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The receivables are valued at their face value, a provision is recorded when the value recoverable is less than the book value.

1.6 FOREIGN EXCHANGE TRANSACTIONS

     The receivables and payables denominated in foreign currency are translated into French Francs at the December 31st exchange rate. The resulting differences with amounts translated at historical exchange rates are shown in the balance sheet as "foreign exchange translation differences".

     A provision for exchange losses is recorded separately for unrealised losses.

1.7 RETIREMENT INDEMNITY LIABILITIES

     The "Projected Benefit Obligation" has been applied to calculate the retirement obligation.

     The total obligation is covered by:

          - a fund run by La Mondiale, with a value of KFRF.8,343,

          - a provision of KFRF.357 included in the Marwal accounts at December 31, 1995.

NOTE 2: FIXED ASSETS

     The movements in gross value are as follows:

                                                              12/31/94    INCREASE    DECREASE    12/31/95
                                                              --------    --------    --------    --------
Intangible fixed assets...................................      18519        307         600        18226
Tangible fixed assets.....................................     107067      24751        2866       128952
Financial investments.....................................       1122        852         927         1047

     The movements in amortisation and depreciation are analysed as follows:

                                                            12/31/94   INCREASE   DECREASE   12/31/95
                                                            --------   --------   --------   --------
Intangible fixed assets...................................   13658       3375        600      16433
Tangible fixed assets.....................................   52431      19988       1604      70815

NOTE 3: INVENTORIES AND WORK IN PROGRESS

     The reserve for obsolescence for raw materials, consumables and finished goods at 31/12/95 amounts to KFRF. 3,805.

NOTE 4: ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

     At December 31, 1995, accounts receivable can be split by maturity date as follows:

                                                                       LESS THAN     GREATER
                                                              TOTAL     1 YEAR     THAN 1 YEAR
                                                              -----    ---------   -----------
Long term receivables.......................................    1011      1008          3
Current assets..............................................  126284    126284         --

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 5: SHORT TERM INVESTMENTS

     N/A.

NOTE 6: PREPAYMENTS AND DEFERRED INCOME

                                                              12/31/95
                                                              --------
Prepayments.................................................
Other.......................................................     2

                                                              12/31/95
                                                              --------
Deferred income.............................................
Long term contracts (tooling)...............................    1089
Other.......................................................      24
                                                                ----
                                                                1113
                                                                ====

NOTE 7: DEFERRED CHARGES

                                                                         CHARGED TO
                                                                      INCOME STATEMENT
                                                              TOTAL         1995         12/31/95
                                                              -----   ----------------   --------
Deferred charges............................................
Amortised over 3 years......................................  3921          1916           2005

NOTE 8: SHAREHOLDERS' EQUITY

     The capital stock is made up of 906,600 shares with a nominal value of FRF.100, completely paid up.

     The accounts of the Company are consolidated in the group accounts of the Magneti Marelli Spa Group.

NOTE 9: TAX PROVISIONS AND PROVISIONS FOR CONTINGENCIES AND CHARGES

     The movements in the year are analysed as follows:


                                                         12/31/94   ADDITIONALS   REVERSALS   12/31/95
                                                         --------   -----------   ---------   --------
Provisions for contingencies and charges of which:.....   10058        5104         9649        5513
- Provision for payments on retirement.................       0         357            0         357
- Provision for guarantee..............................    1000        2523         1000        2523
- Provision for loss on foreign exchange...............    3136         433         3136         433


NOTE 10: CREDITORS

     At December 31, 1995, debts, excluding advances and deposits received, deferred income and foreign exchange differences, can be analysed by maturity date as follows:

                                                                 LESS THAN    BETWEEN 1
                                                        TOTAL     1 YEAR     AND 5 YEARS    5 YEARS
                                                        -----    ---------   -----------   ---------
Other financial debts.................................    2696                  2696
Trade payables and other liabilities*.................  161839    157089*       4750

-------------------------
* of which trade bills payable: 27225

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 11: RELATED PARTIES

     The related parties transactions are included in the different accounts in the balance sheet as follows:

                  ASSETS                                          LIABILITIES
                  ------                                          -----------
Trade receivables...................  16856       Trade payables......................  14716
Other receivables...................    198       Other payables......................      8
Cash and cash equivalent............  73017       Financial debt......................    432

     Interest expenses and financial income with related parties are as follows:

Operating income....................  47440       Operating expenses..................  54317
Financial income....................   2373       Interest expenses...................   5991

NOTE 12: ACCRUALS AND INCOME RECEIVABLE RELATING TO DIFFERENT BALANCE SHEET ACCOUNTS

                   ASSETS                                        LIABILITIES
                   ------                                        -----------
Trade receivables                                   Trade payables
- Customers..........................    6558       - Suppliers..........................    14246
- Suppliers..........................    2354       - Tax and social charges.............    14641
- State..............................    2490       - Other..............................     1283
Other receivables....................     534       Other liabilities....................      390

NOTE 13: EXCHANGE DIFFERENCES RELATED TO BALANCE SHEET ACCOUNTS

                                                                 EXCHANGE DIFFERENCE
                                                               -----------------------
                                                               ASSET         LIABILITY
                                                               -----         ---------
Asset
Trade receivables..........................................     431               3
Liabilities
Trade payables.............................................       1             935

NOTE 14: SALES TURNOVER ANALYSIS

                                                                 1994      1995
                                                                 ----      ----
Sales.......................................................    565671    559587
Sales of goods..............................................    535259    540479
Sales of services...........................................     30412     19108
Split between export/domestic
Domestic....................................................    353114    318495
Export......................................................    212557    241092
Sales.......................................................    565671    559587

NOTE 15: DEFERRED TAX POSITION

                                                        12/31/94             MOVEMENTS              12/31/95
                                                   ------------------    ------------------    ------------------
                     NATURE                        ASSET    LIABILITY    ASSET    LIABILITY    ASSET    LIABILITY
                     ------                        -----    ---------    -----    ---------    -----    ---------
Timing differences...............................
Organic..........................................              559        559        730                   730

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 16: EMPLOYEE INFORMATION

                                                     PERMANENT STAFF    TEMPORARY STAFF
                                                     ---------------    ---------------
Executives & Management............................         55
Employees..........................................        135                 4
Labor and production...............................        476                10
                                                           ---                --
Total..............................................        666                14

NOTE 17: LEASE COMMITMENTS

     None.

NOTE 18: COMMITMENTS UNDERTAKEN AND RECEIVED

    Discounted trade bills receivable but not matured...........    89827

NOTE 19: INFORMATION RELATING TO MANAGEMENT

     N/A.

NOTE 20: EXCEPTIONAL INCOME

Exceptional income from operating activities................               2897
Redundancy payments reinvoiced to Jaeger S.A................     251
Grant relating to training..................................    2565
Other.......................................................      81
Exceptional income from capital transactions................               1072
Income from the sale of fixed assets........................    1066
Other.......................................................       6
Reversal of provisions and transfer of charges..............               4743
Provision for delocalisation................................    1700
Provision for the starting of pumps.........................    1304
Other.......................................................    1739

NOTE 21: EXCEPTIONAL CHARGES

Exceptional charges on operating activities.................               7178
Redundancy payments.........................................    3378
Training costs..............................................    3056
Other.......................................................     744
Exceptional charges from capital transactions...............               1217
Net book value of fixed assets sold.........................    1217
Depreciation and provisions.................................                813
Provision for delocalisation and other......................     813

NOTE 22: CHANGE IN ACCOUNTING POLICIES

     N/A.

                             MARWAL SYSTEMS, S.N.C.
                 NOTES TO THE FINANCIAL STATEMENTS -- CONTINUED

NOTE 23: ANALYSIS OF INCOME TAX

     The income tax accounted for is that which is calculated for the accounts to 9/30/1995, Marwal Systems becoming a partnership as from 10/01/95.

                                                       BASE       BASE       TAX
                                                     12/31/95   9/30/95    9/30/95
                                                     --------   -------    -------
Operating profit...................................   41566      28083       10977
Exceptional items..................................    (497)      (156)        (61)
                                                      -----      -----      ------
Profit before tax..................................   41069      27927       10916
Income tax credit 1994.............................                             69
                                                                            ------
  Total income tax for the Company.................                         (10847)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and


Stockholders of Walbro Corporation:



     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements included in Walbro Corporation and Subsidiaries' annual report to shareholders included or incorporated by reference in this Form 10-K, and have issued our report thereon dated February 11, 1998 (except with respect to the matters discussed in Notes 6 and 21, as to which the date is April 13, 1998). Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The supplemental notes to the consolidated financial statements on pages S-2 to S-12 are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not a required part of the basic consolidated financial statements. The information contained in these supplemental notes has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



                                                /s/ ARTHUR ANDERSEN LLP



Detroit, Michigan,


February 11, 1998

                      WALBRO CORPORATION AND SUBSIDIARIES
            SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) VALUATION AND QUALIFYING ACCOUNTS

     Following is a summary of changes in the valuation and qualifying accounts for the three years ended December 31, 1997 (in thousands):


                                                                 1997        1996       1995
                                                                 ----        ----       ----
Allowance for Doubtful Accounts:
  Balance Beginning of Year.................................    $   753      $ 978      $ 368
     Additions charged to operations........................        378        302        327
     Additions due to acquisition...........................         --         --        309
     Deductions for uncollectible accounts written off, net
      of recoveries.........................................       (238)      (508)       (51)
     Currency translation adjustment........................        (84)       (19)        25
                                                                -------      -----      -----
  Balance End of Year.......................................    $   809      $ 753      $ 978
                                                                =======      =====      =====
Reserve for Inventory Valuation:
  Balance Beginning of Year.................................    $   668      $ 808      $ 238
     Additions charged to operations........................      3,425        724        182
     Additions due to acquisition...........................         --         --        376
     Deductions for inventory disposal......................     (1,380)      (870)        --
     Currency translation adjustment........................        (68)         6         12
                                                                -------      -----      -----
  Balance End of Year.......................................    $ 2,645      $ 668      $ 808
                                                                =======      =====      =====
Allowance for Notes Receivable:
  Balance Beginning of Year.................................    $    --      $  --      $ 454
     Additions charged to operations........................         --         --         --
     Deductions.............................................         --         --       (454)
                                                                -------      -----      -----
  Balance End of Year.......................................    $    --      $  --      $  --
                                                                =======      =====      =====

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                      WALBRO CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

                                                                          DECEMBER 31, 1997
                                             ---------------------------------------------------------------------------
                                                                              WALBRO
                                                                           CORPORATION     CONSOLIDATION
                                              GUARANTOR     NONGUARANTOR     (PARENT      AND ELIMINATION   CONSOLIDATED
                                             SUBSIDIARIES   SUBSIDIARIES   CORPORATION)       ENTRIES          TOTAL
                                             ------------   ------------   ------------   ---------------   ------------
                                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
Current Assets:
  Cash.....................................   $    (744)      $ 13,431       $    852        $      --        $ 13,539
  Accounts receivable, net.................      80,936         63,194            855               --         144,985
  Accounts receivable, intercompany........    (144,222)       (37,755)       171,052           10,925              --
  Inventories..............................      26,086         29,012          1,109               --          56,207
  Prepaid expenses and other...............       5,988          9,549          1,868               --          17,405
  Deferred and refundable income taxes.....         470          1,253          6,796               --           8,519
                                              ---------       --------       --------        ---------        --------
         Total current assets..............     (31,486)        78,684        182,532           10,925         240,655
                                              ---------       --------       --------        ---------        --------
Plant and Equipment, Net...................     123,635        144,423          7,204              108         275,370
                                              ---------       --------       --------        ---------        --------
Other Assets:
  Funds held for construction..............          --             --             --               --              --
  Joint ventures...........................      10,739         15,942             --               --          26,681
  Investments..............................     117,720         24,433         50,959         (189,851)          3,261
  Goodwill, net............................      14,342         11,444         (1,524)           8,541          32,803
  Notes receivable.........................          --          6,499        196,198         (202,571)            126
  Deferred and refundable income taxes.....          --          4,001          4,178               --           8,179
  Other....................................       9,045          2,860         11,613               --          23,518
                                              ---------       --------       --------        ---------        --------
      Total other assets...................     151,846         65,179        261,424         (383,881)         94,568
                                              ---------       --------       --------        ---------        --------
Total assets...............................   $ 243,995       $288,286       $451,160        $(372,848)       $610,593
                                              =========       ========       ========        =========        ========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt........   $   7,026       $     76       $  6,858        $      --        $ 13,960
  Bank and other borrowings................          --         26,204             --               --          26,204
  Accounts payable.........................      21,540         55,730          6,939               --          84,209
  Accrued liabilities......................       1,103         18,699         20,127             (708)         39,221
  Dividends payable........................          --            920            868               --           1,788
                                              ---------       --------       --------        ---------        --------
      Total current liabilities............      29,669        101,629         34,792             (708)        165,382
                                              ---------       --------       --------        ---------        --------
Long-Term Liabilities:
  Long-term debt, less current portion.....     164,581         11,818        339,809         (224,815)        291,393
  Pension obligations and other............       2,505          2,625          6,693               --          11,823
  Deferred income taxes....................          --          2,077             --               --           2,077
  Minority interest........................          --          1,052             --               --           1,052
                                              ---------       --------       --------        ---------        --------
      Total long-term liabilities..........     167,086         17,572        346,502         (224,815)        306,345
                                              ---------       --------       --------        ---------        --------
Company-obligated mandatorily redeemable
  convertible preferred securities of
  Walbro Capital Trust holding solely
  convertible debentures...................          --         69,000             --               --          69,000
Stockholders' Equity:
  Common stock, $.50 par value; authorized
    25,000,000; outstanding 8,579,976 in
    1995...................................          --         23,935          4,341          (23,935)          4,341
  Paid-in capital..........................          --         72,819         66,151          (72,819)         66,151
  Retained earnings........................      49,827         28,747         33,938          (78,574)         33,938
  Deferred compensation....................          --             --           (379)              --            (379)
  Minimum pension liability adjustment.....          --             --             --               --              --
  Unrealized gain on securities available
    for sale...............................          --             --             68               --              68
  Cumulative translation adjustments.......      (2,587)       (25,416)       (34,253)          28,003         (34,253)
                                              ---------       --------       --------        ---------        --------
      Total stockholders' equity...........      47,240        100,085         69,866         (147,325)         69,866
                                              ---------       --------       --------        ---------        --------
Total liabilities and stockholders'
  equity...................................   $ 243,995       $288,286       $451,160        $(372,848)       $610,593
                                              =========       ========       ========        =========        ========

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                      WALBRO CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED

                                                                       DECEMBER 31, 1996
                                          ---------------------------------------------------------------------------
                                                                           WALBRO
                                                                        CORPORATION     CONSOLIDATION
                                           GUARANTOR     NONGUARANTOR     (PARENT      AND ELIMINATION   CONSOLIDATED
                                          SUBSIDIARIES   SUBSIDIARIES   CORPORATION)       ENTRIES          TOTAL
                                          ------------   ------------   ------------   ---------------   ------------
                                                               (IN THOUSANDS, EXCEPT SHARE DATA)
                 ASSETS
Current Assets:
  Cash..................................    $    299       $ 17,779       $    135        $      --        $ 18,213
  Accounts receivable, net..............      67,944         57,823            742               --         126,509
  Accounts receivable, intercompany.....     (81,610)           115        101,752          (20,257)             --
  Inventories...........................      25,219         22,884          2,485               --          50,588
  Prepaid expenses and other............       4,464          5,851            920               --          11,235
  Deferred and refundable income
    taxes...............................         509          1,016          3,446               --           4,971
                                            --------       --------       --------        ---------        --------
         Total current assets...........      16,825        105,468        109,480          (20,257)        211,516
                                            --------       --------       --------        ---------        --------
Plant and Equipment, Net................     121,084        150,699          7,995              109         279,887
                                            --------       --------       --------        ---------        --------
Other Assets:
  Funds held for construction...........       1,140             --             --               --           1,140
  Joint ventures........................      10,629         18,326             --               --          28,955
  Investments...........................     118,673         24,723        104,084         (241,753)          5,727
  Goodwill, net.........................      23,238         12,877           (117)              --          35,998
  Notes receivable......................       1,074             --        204,884         (204,690)          1,268
  Deferred and refundable income
    taxes...............................          --            543          4,871               --           5,414
  Other.................................       8,890          2,926          7,928               --          19,744
                                            --------       --------       --------        ---------        --------
         Total other assets.............     163,644         59,395        321,650         (446,443)         98,246
                                            --------       --------       --------        ---------        --------
Total assets............................    $301,553       $315,562       $439,125        $(466,591)       $589,649
                                            ========       ========       ========        =========        ========
            LIABILITIES AND
          STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.....    $    598       $     82       $    409        $      --        $  1,089
  Bank and other borrowings.............          --         22,072             --               --          22,072
  Accounts payable......................      34,690         61,068          8,981          (26,800)         77,939
  Accrued liabilities...................      17,046         16,498         10,633           (2,901)         41,276
  Dividends payable.....................          --             --            865               --             865
                                            --------       --------       --------        ---------        --------
         Total current liabilities......      52,334         99,720         20,888          (29,701)        143,241
                                            --------       --------       --------        ---------        --------
Long-Term Liabilities:
  Long-term debt, less current
    portion.............................     171,675         83,820        269,141         (232,913)        291,723
  Pension obligations and other.........          --          2,826          7,892               --          10,718
  Deferred income taxes.................          --          1,443          3,471               --           4,914
  Minority interest.....................          --          1,320             --               --           1,320
                                            --------       --------       --------        ---------        --------
         Total long-term liabilities....     171,675         89,409        280,504         (232,913)        308,675
                                            --------       --------       --------        ---------        --------
Stockholders' Equity:
  Common stock, $.50 par value;
    authorized 25,000,000; outstanding
    8,652,737 in 1996...................          --         19,853          4,326          (19,853)          4,326
  Paid-in capital.......................          --         74,637         65,674          (74,637)         65,674
  Retained earnings.....................      77,524         33,569         74,039         (111,093)         74,039
  Deferred compensation.................          --             --           (967)              --            (967)
  Minimum pension liability
    adjustment..........................          --             --             --               --              --
  Unrealized gain on securities
    available for sale..................          --             --            688               --             688
  Cumulative translation adjustments....          20         (1,626)        (6,027)           1,606          (6,027)
                                            --------       --------       --------        ---------        --------
         Total stockholders' equity.....      77,544        126,433        137,733         (203,977)        137,733
                                            --------       --------       --------        ---------        --------
Total liabilities and stockholders'
  equity................................    $301,553       $315,562       $439,125        $(466,591)       $589,649
                                            ========       ========       ========        =========        ========

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                      WALBRO CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED


                                                         FOR THE YEAR ENDED DECEMBER 31, 1997
                                      ---------------------------------------------------------------------------
                                                                       WALBRO
                                                                    CORPORATION     CONSOLIDATION
                                       GUARANTOR     NONGUARANTOR     (PARENT      AND ELIMINATION   CONSOLIDATED
                                      SUBSIDIARIES   SUBSIDIARIES   CORPORATION)       ENTRIES          TOTAL
                                      ------------   ------------   ------------   ---------------   ------------
                                                                    (IN THOUSANDS)
Net Sales...........................    $323,189       $316,828       $  2,302        $(22,414)        $619,905
Costs and Expenses:
  Cost of sales.....................     299,913        286,119          2,133         (22,414)         565,751
  Selling and administrative
     expenses.......................      38,423         27,354         12,298              --           78,075
                                        --------       --------       --------        --------         --------
Operating Income (Loss).............     (15,147)         3,355        (12,129)             --          (23,921)
Other Expense (Income):
  Interest expense..................      23,060         14,720         22,313         (34,683)          25,410
  Interest income...................     (11,671)        (6,079)       (17,607)         34,683             (674)
  Royalty income, net...............      (4,477)           599             --              --           (3,878)
  Foreign currency exchange loss
     (gain).........................        (900)           534             58              --             (308)
  Other.............................         425            (50)           (10)             --              365
                                        --------       --------       --------        --------         --------
Income before (provision) credit for
  income taxes, minority interest,
  equity in income (loss) of joint
  ventures and subsidiaries.........     (21,584)        (6,369)       (16,883)             --          (44,836)
(Provision) credit for income
  taxes.............................       7,818             28          2,285              --           10,131
Minority interest...................        (450)        (4,585)            --              --           (5,035)
Equity in income of joint
  ventures..........................       1,007          2,106             --              --            3,113
Equity in income (loss) of
  subsidiaries......................      (4,036)            --        (22,028)         26,064               --
                                        --------       --------       --------        --------         --------
Net income..........................    $(17,245)      $ (8,820)      $(36,626)       $ 26,064         $(36,627)
                                        ========       ========       ========        ========         ========

                      WALBRO CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED

                                                            FOR THE YEAR DECEMBER 31, 1996
                                      ---------------------------------------------------------------------------
                                                                       WALBRO
                                                                    CORPORATION     CONSOLIDATION
                                       GUARANTOR     NONGUARANTOR     (PARENT      AND ELIMINATION   CONSOLIDATED
                                      SUBSIDIARIES   SUBSIDIARIES   CORPORATION)       ENTRIES          TOTAL
                                      ------------   ------------   ------------   ---------------   ------------
                                                                    (IN THOUSANDS)
Net Sales...........................    $325,547       $284,812       $  1,671        $(26,641)        $585,389
Costs and Expenses:
  Cost of sales.....................     264,824        248,589          1,362         (26,641)         488,134
  Selling and administrative
     expenses.......................      49,599         21,607           (629)             --           70,577
                                        --------       --------       --------        --------         --------
Operating Income (Loss).............      11,124         14,616            938              --           26,678
Other Expense (Income):
  Interest expense..................      14,824          5,773         22,214         (22,276)          20,535
  Interest income...................      (5,416)        (1,999)       (17,577)         22,276           (2,716)
  Royalty income, net...............      (2,042)           632             --              --           (1,410)
  Foreign currency exchange loss
     (gain).........................        (309)          (131)           370              --              (70)
  Other.............................          (4)           158           (217)             --              (63)
                                        --------       --------       --------        --------         --------
Income before (provision) credit for
  income taxes, minority interest,
  equity in income of joint ventures
  and subsidiaries..................       4,071         10,183         (3,852)             --           10,402
(Provision) credit for income
  taxes.............................      (1,240)        (4,155)         2,320              --           (3,075)
Minority interest...................          --           (285)            --              --             (285)
Equity in income of joint
  ventures..........................         552          3,635             --              --            4,187
Equity in income of subsidiaries....       9,932            518         12,761         (23,211)              --
                                        --------       --------       --------        --------         --------
Net income..........................    $ 13,315       $  9,896       $ 11,229        $(23,211)        $ 11,229
                                        ========       ========       ========        ========         ========

                      WALBRO CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED

                                                         FOR THE YEAR ENDED DECEMBER 31, 1995
                                      ---------------------------------------------------------------------------
                                                                       WALBRO
                                                                    CORPORATION     CONSOLIDATION
                                       GUARANTOR     NONGUARANTOR     (PARENT      AND ELIMINATION   CONSOLIDATED
                                      SUBSIDIARIES   SUBSIDIARIES   CORPORATION)       ENTRIES          TOTAL
                                      ------------   ------------   ------------   ---------------   ------------
                                                                    (IN THOUSANDS)
Net Sales...........................    $335,896       $156,280       $  2,091        $(34,995)        $459,272
Costs and Expenses:
  Cost of sales.....................     277,196        134,219          1,335         (34,995)         377,755
  Selling and administrative
     expenses.......................      40,598         12,766          4,019              --           57,383
                                        --------       --------       --------        --------         --------
Operating Income (Loss).............      18,102          9,295         (3,263)             --           24,134
Other Expense (Income):
  Interest expense..................      10,387          4,300         10,852         (13,119)          12,420
  Interest income...................      (2,974)          (797)       (10,308)         13,119             (960)
  Royalty income, net...............        (938)           701             --              --             (237)
  Foreign currency exchange loss
     (gain).........................        (324)           (68)         1,875              --            1,483
  Other.............................           3           (255)            (3)             --             (255)
                                        --------       --------       --------        --------         --------
Income before (provision) credit for
  income taxes, minority interest,
  equity in income of joint ventures
  and subsidiaries..................      11,948          5,414         (5,679)             --           11,683
(Provision) credit for income
  taxes.............................      (1,237)        (1,958)         1,937              --           (1,258)
Minority interest...................          --           (472)            --              --             (472)
Equity in income of joint
  ventures..........................       1,222          2,655             --              --            3,877
Equity in income of subsidiaries....       6,417             --         17,572         (23,989)              --
                                        --------       --------       --------        --------         --------
Net income..........................    $ 18,350       $  5,639       $ 13,830        $(23,989)        $ 13,830
                                        ========       ========       ========        ========         ========

                      WALBRO CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED

                                                          FOR THE YEAR ENDED DECEMBER 31, 1997
                                     -------------------------------------------------------------------------------
                                                                        WALBRO
                                                                     CORPORATION      CONSOLIDATION
                                      GUARANTOR      NONGUARANTOR      (PARENT       AND ELIMINATION    CONSOLIDATED
                                     SUBSIDIARIES    SUBSIDIARIES    CORPORATION)        ENTRIES           TOTAL
                                     ------------    ------------    ------------    ---------------    ------------
                                                                     (IN THOUSANDS)
Net cash provided by (used in)
  operating activities...........      $ 25,529        $ 12,845        $(64,600)         $    --          $(26,226)
                                       --------        --------        --------          -------          --------
Cash Flows from Investing
  Activities:
     Purchase of plant and
       equipment.................       (29,952)        (31,783)           (284)              --           (62,019)
     Acquisitions, net of cash
       acquired..................            --              --              --               --                --
     Purchase of other assets....        (2,974)            (27)            (86)              --            (3,087)
     Investment in joint ventures
       and other.................        (2,350)          8,142          (4,036)              --             1,756
     Proceeds/(payments) of
       intercompany note
       receivable................            --              --              --               --                --
     Proceeds from disposal of
       assets....................         9,370          (5,247)          1,292               --             5,415
                                       --------        --------        --------          -------          --------
Net cash provided by (used in)
  investing activities...........       (25,906)        (28,915)         (3,114)              --           (57,935)
                                       --------        --------        --------          -------          --------
Cash Flows from Financing
  Activities:
     Net borrowings (repayments)
       under revolving
       line-of-credit
       agreements................            --           8,375         (91,510)              --           (83,135)
     Debt repayments.............          (666)           (136)           (408)              --            (1,210)
     Proceeds from issuance of
       long-term debt............            --         (63,596)        169,000               --           105,404
     Proceeds from issuance of
       convertible preferred
       securities................            --          69,000              --               --            69,000
     Proceeds from issuance of
       common stock and
       options...................            --              --             492               --               492
     Financing fees paid.........            --              --          (5,680)              --            (5,680)
     Cash dividends paid.........            --              --          (3,463)              --            (3,463)
                                       --------        --------        --------          -------          --------
Net cash provided by (used in)
  financing activities...........          (666)         13,643          68,431               --            81,408
                                       --------        --------        --------          -------          --------
Effect of Exchange Rate Changes
  on Cash........................            --          (1,921)             --               --            (1,921)
                                       --------        --------        --------          -------          --------
Net Increase (Decrease) in
  Cash...........................        (1,043)         (4,348)            717               --            (4,674)
Cash at Beginning of Year........           299          17,779             135               --            18,213
                                       --------        --------        --------          -------          --------
Cash at End of Year..............      $   (744)       $ 13,431        $    852          $    --          $ 13,539
                                       ========        ========        ========          =======          ========

                      WALBRO CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED

                                                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                      ---------------------------------------------------------------------------
                                                                       WALBRO
                                                                    CORPORATION     CONSOLIDATION
                                       GUARANTOR     NONGUARANTOR     (PARENT      AND ELIMINATION   CONSOLIDATED
                                      SUBSIDIARIES   SUBSIDIARIES   CORPORATION)       ENTRIES          TOTAL
                                      ------------   ------------   ------------   ---------------   ------------
                                                                    (IN THOUSANDS)
Net cash provided by (used in)
  operating activities..............    $ 61,606       $ 50,441       $(75,409)       $     --        $  36,638
                                        --------       --------       --------        --------        ---------
Cash Flows from Investing
  Activities:
  Purchase of plant and equipment...     (38,884)       (60,417)           154              --          (99,147)
  Acquisitions, net of cash
     acquired.......................          --         (1,018)            --              --           (1,018)
  Purchase of other assets..........      (2,041)        (1,297)           (96)             --           (3,434)
  Investment in joint ventures and
     other..........................     (22,509)        10,609         10,449              --           (1,451)
  Proceeds/(payments) of
     intercompany note receivable...          --             --             --              --               --
  Proceeds from disposal of
     assets.........................           7            328          3,821              --            4,156
                                        --------       --------       --------        --------        ---------
Net cash provided by (used in)
  investing activities..............     (63,427)       (51,795)        14,328              --         (100,894)
                                        --------       --------       --------        --------        ---------
Cash Flows from Financing
  Activities:
  Net borrowings (repayments) under
     revolving line-of-credit
     agreements.....................          --          1,189         64,061              --           65,250
  Debt repayments...................        (555)          (141)          (408)             --           (1,104)
  Proceeds from issuance of
     long-term debt.................       2,600            172             --              --            2,772
  Proceeds from issuance of common
     stock and options..............          --             --            771              --              771
  Financing fees paid...............          --             --           (508)             --             (508)
  Cash dividends paid...............          --             --         (3,439)             --           (3,439)
                                        --------       --------       --------        --------        ---------
Net cash provided by (used in)
  financing activities..............       2,045          1,220         60,477              --           63,742
                                        --------       --------       --------        --------        ---------
Effect of Exchange Rate Changes on
  Cash..............................          --         (1,306)           241              --           (1,065)
                                        --------       --------       --------        --------        ---------
Net Increase (Decrease) in Cash.....         224         (1,440)          (363)             --           (1,579)
Cash at Beginning of Year...........          75         19,219            498              --           19,792
                                        --------       --------       --------        --------        ---------
Cash at End of Year.................    $    299       $ 17,779       $    135        $     --        $  18,213
                                        ========       ========       ========        ========        =========

                      WALBRO CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED

                                                          FOR THE YEAR ENDED DECEMBER 31, 1995
                                      -----------------------------------------------------------------------------
                                                                         WALBRO       CONSOLIDATION
                                                                      CORPORATION          AND
                                       GUARANTOR      NONGUARANTOR      (PARENT        ELIMINATION     CONSOLIDATED
                                      SUBSIDIARIES    SUBSIDIARIES    CORPORATION)       ENTRIES          TOTAL
                                      ------------    ------------    ------------    -------------    ------------
                                                                     (IN THOUSANDS)
Net cash provided by (used in)
  operating activities............     $  50,509        $11,254         $(30,875)       $     --        $  30,888
                                       ---------        -------         --------        --------        ---------
Cash flows from Investing
  Activities:
  Purchase of plant and
     equipment....................       (31,237)       (14,531)            (472)             --          (46,240)
  Acquisitions, net of cash
     acquired.....................      (131,952)        15,774              (60)             --         (116,238)
  Purchase of other assets........        (6,398)          (608)            (257)             --           (7,263)
  Investment in joint ventures and
     other........................       118,704          3,901         (124,659)             --           (2,054)
  Proceeds/(payments) of
     intercompany note
     receivable...................            --            500             (500)             --               --
  Proceeds from disposal of
     assets.......................           167              7            3,953              --            4,127
                                       ---------        -------         --------        --------        ---------
Net cash provided by (used in)
  investing activities............       (50,716)         5,043         (121,995)             --         (167,668)
                                       ---------        -------         --------        --------        ---------
Cash Flows from Financing
  Activities:
  Net borrowings (repayments)
     under revolving
     line-of-credit agreements....            --         13,797           50,000              --           63,797
  Debt repayments.................          (516)       (12,659)            (366)             --          (13,541)
  Proceeds from issuance of
     long-term debt...............           815            120          109,615              --          110,550
  Proceeds from issuance of common
     stock and options............            --             --              168              --              168
  Financing fees paid.............            --             --           (4,778)             --           (4,778)
  Cash dividends paid.............            --             --           (3,428)             --           (3,428)
                                       ---------        -------         --------        --------        ---------
Net cash provided by (used in)
  financing activities............           299          1,258          151,211              --          152,768
                                       ---------        -------         --------        --------        ---------
Effect of Exchange Rate Changes on
  Cash............................           (92)          (861)             217              --             (736)
                                       ---------        -------         --------        --------        ---------
Net Increase (Decrease) in Cash...            --         16,694           (1,442)             --           15,252
Cash at Beginning of Year.........            75          2,525            1,940              --            4,540
                                       ---------        -------         --------        --------        ---------
Cash at End of Year...............     $      75        $19,219         $    498        $     --        $  19,792
                                       =========        =======         ========        ========        =========

     Basis of Presentation -- In July 1995, the Company issued $110,000,000 in aggregate principal amount of 9.875% Senior Notes due in 2005 (the 2005 Notes). In December 1997, the Company sold $100,000,000 in aggregate principal amount of 10.125% Senior Notes due in 2007 (the 2007 Notes). The 2005 and 2007 Notes are guaranteed on a senior unsecured basis, jointly and severally, by each of the Company's principal wholly-owned domestic operating subsidiaries and certain of its indirect wholly-owned subsidiaries (the Guarantors). The Guarantors include Walbro Automotive Corporation, Walbro Engine Management Corporation, Whitehead Engineered Products, Inc. and Sharon Manufacturing Co. The condensed consolidating financial statements of the Guarantors are presented on pages 24 through 31 and should be read in connection with the

                      WALBRO CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED

consolidated financial statements of the Company. Separate financial statements of the Guarantors are not presented because the Guarantors are jointly, severally and unconditionally liable under the guarantees, and the Company believes the condensed consolidating financial statements presented are more meaningful in understanding the financial position of the Guarantors.

     Distributions -- There are no significant restrictions on the ability of the Guarantors to make distributions to Walbro Corporation.

     Selling and Administrative Expenses -- During 1997, 1996 and 1995, the Parent Corporation allocated $5,267,000, $10,422,000 and $3,637,000, respectively, of corporate selling and administrative expenses to its operating subsidiaries.

     Long-term debt of the Parent Corporation and the Guarantors consisted of the following at December 31 (in thousands):

                                                                  1997        1996
                                                                  ----        ----
Senior notes due 2005, unsecured, stated interest at 9.875%
  (9.92% effective interest rate) net of unamortized
  discount of $331 and $369 as of December 31, 1996 and
  1995, respectively........................................    $109,708    $109,669
Senior notes due 2007, unsecured, interest at 10.125%.......     100,000          --
Revolving credit facility, secured, interest at the agent's
  base rate plus an additional margin.......................      19,700     114,062
Purchase money loan agreement, secured, interest payable
  quarterly at the agents base rate plus an additional
  margin (see below)........................................       2,852          --
Term loan from the State of Connecticut, secured, interest
  at 6% per annum, payable in monthly amounts from 1997 to
  2005......................................................       3,400       3,400
Senior notes, secured, interest at 7.68%, payable in annual
  amounts from 1998 to 2004.................................      45,000      45,000
Industrial revenue bond, issued by Town of Ossian, Indiana,
  interest at a variable municipal bond rate, due in
  2023......................................................       9,000       9,000
Industrial revenue bond, issued by City of Ligonier,
  Indiana, interest at a variable municipal bond rate plus
  1%, payable in annual amounts from 2003 to 2007...........       6,300       6,300
Capital lease obligations, interest at 7.5%, payable in
  monthly installments through February 2002................       3,042       3,640
Other.......................................................         462         884
                                                                --------    --------
                                                                 299,464     291,955
Less -- Current portion.....................................      13,884       1,007
                                                                --------    --------
                                                                $285,580    $290,948
                                                                ========    ========

     For a more detailed description of the above indebtedness, see Note 5 of Notes to Consolidated Financial Statements.

     Aggregate minimum principal payment requirements on long-term debt, including capital lease obligations, in each of the five years subsequent to
December 31, 1997 are as follows (in thousands): 1998 -- $13,884   ;
1999 -- $7,349   ; 2000 -- $29,965   ; 2001 -- $7,484   ; 2002 -- $6,844 and
thereafter -- $233,938.

============================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS


                                                       PAGE
                                                       ----
AVAILABLE INFORMATION................................     4
DOCUMENTS INCORPORATED BY REFERENCE..................     4
FORWARD-LOOKING STATEMENTS...........................     5
PROSPECTUS SUMMARY...................................     6
SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA......    13
RISK FACTORS.........................................    15
USE OF PROCEEDS......................................    20
CAPITALIZATION.......................................    20
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL
  DATA...............................................    21
THE EXCHANGE OFFER...................................    25
SELECTED FINANCIAL AND OPERATING DATA................    33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS................    35
BUSINESS.............................................    43
MANAGEMENT...........................................    55
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT.........................................    60
DESCRIPTION OF OTHER INDEBTEDNESS....................    62
DESCRIPTION OF THE EXCHANGE NOTES....................    65
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.........    89
REGISTRATION RIGHTS OF THE OLD NOTES.................    91
BOOK ENTRY; DELIVERY AND FORM........................    93
PLAN OF DISTRIBUTION.................................    94
LEGAL MATTERS........................................    95
INDEPENDENT PUBLIC ACCOUNTANTS.......................    95
INDEX TO FINANCIAL PAGES.............................   F-1


============================================================
============================================================

                                  WALBRO LOGO

                               WALBRO CORPORATION

                               OFFER TO EXCHANGE

                    10 1/8% SENIOR NOTES DUE 2007, SERIES B
                              FOR ALL OUTSTANDING
                    10 1/8% SENIOR NOTES DUE 2007, SERIES A

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                  JUNE 3, 1998

============================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including directors and officers, who are (or are threatened to be made) parties to any threatened, pending or completed legal action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of their being directors or officers of the corporation. The indemnity may include expenses, attorneys' fees, judgments, fines and amounts paid in settlement, provided such sums were actually and reasonably incurred in connection with the action, suit or proceeding and provided the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, in the case of criminal proceedings, provided he had no reasonable cause to believe that his or her conduct was unlawful. The corporation may indemnify directors and officers in a derivative action (in which suit is brought by a stockholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged liable to the corporation. If the director or officer is successful on the merits or otherwise in defense of any actions referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

     Article VIII of the Company's By-Laws provides that the Company shall indemnify its officers and directors to the fullest extent permitted by Section 145.

     Under an existing policy of insurance, the Company is entitled to be reimbursed for certain indemnity payments it is required or permitted to make to directors and officers of the Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.


EXHIBIT NO.
-----------
    2          Agreement for Sale of the Assets of Sharon Manufacturing
               Company dated April 9, 1998 between Sharon Manufacturing
               Company, the Company and Millennium Industries
               Corporation.(1)

    3.1 Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement on
               Form S-3, File No. 333-18317.(2)

    3.2        By-laws of the Company, as amended through July 7, 1993.(1)

    3.3 Amendment to Section 2.9 of the By-laws of the Company, filed as Exhibit 3.3 to the Company's Annual Report on Form
               10-K for the fiscal year ended December 31, 1994.(2)

    4.1        Indenture for the 10 1/8% Senior Notes due 2007 dated as of
               December 15, 1997 among the Company, Walbro Automotive
               Corporation, Walbro Engine Management Corporation, Sharon
               Manufacturing Company, Whitehead Engineered Products, Inc.
               and Bankers Trust Company, as Trustee (including form of the Exchange Note and form of Guarantee), filed as Exhibit 4.1 to the Company's Registration Statement on Form S-4, File
               No. 333-45693.(2)

    4.2        Purchase Agreement dated December 11, 1997 among the
               Company, Walbro Automotive Corporation, Walbro Engine
               Management Corporation, Sharon Manufacturing Company,
               Whitehead Engineered Products, Inc. and Salomon Brothers
               Inc., filed as Exhibit 4.2 to the Company's Registration
               Statement on Form S-4, File No. 333-45693.(2)

    4.3 Registration Rights Agreement dated December 11, 1997 among the Company, Walbro Automotive Corporation, Walbro Engine
               Management Corporation, Sharon Manufacturing Company,
               Whitehead Engineered Products, Inc. and Salomon Brothers
               Inc., filed as Exhibit 4.3 to the Company's Registration
               Statement on Form S-4, File No. 333-45693.(2)

    4.4        Form of the Exchange Note (included in Exhibit 4.1).

EXHIBIT NO.
-----------
    4.5        Form of Guarantee (included in Exhibit 4.1).
    4.6        Shareholder Rights Plan dated December 8, 1988, filed as the
               Exhibit to the Company's Registration Statement on Form 8-A
               for Shareholder Stock Purchase Rights filed December 12,
               1988.(2)
    4.7        First Amendment to Rights Agreement dated February 6,
               1991.(1)
    4.8        Loan Agreement between City of Ligonier, Indiana, and Sharon
               Manufacturing Company dated as of June 1, 1992.(1)
    4.9        Loan Agreement between Walbro Automotive Corporation and the
               Town of Ossian, Indiana, dated as of December 1, 1993, filed as Exhibit 4.13 to the Company's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1993.(2)
    4.10       Note Agreement among the Company and the purchasers named
               therein dated as of October 1, 1994 relating to the 7.68%
               Senior Notes of the Company, filed as Exhibit 4.9 to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1994.(2)
    4.11       Indenture for the 9 7/8% Senior Notes due 2005 dated as of
               July 27, 1995 among the Company, Walbro Automotive
               Corporation, Walbro Engine Management Corporation, Sharon
               Manufacturing Company, Whitehead Engineered Products, Inc.
               and Bankers Trust Company, as Trustee (including form of
               Exchange Note), filed as Exhibit 2.3 to the Company's
               Current Report on Form 8-K dated July 27, 1995.(2)
    4.12       Amended and Restated Credit Agreement dated as of September
               22, 1995 among the Company, certain of its subsidiaries,
               Comerica Bank, as agent, and Harris Bank, as co-agent, filed as Exhibit 4.2 to the Company's Registration Statement on
               Form S-4, filed September 27, 1995.(2)
    4.13       First Amendment dated March 8, 1996 to the Amended and
               Restated Credit Agreement among the Company, certain of its subsidiaries, Comerica Bank, as agent, and Harris Bank, as co-agent, filed as Exhibit 4.8 to the Company's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               1995.(2)
    4.14       First Amendment dated as of July 26, 1995 to the Note
               Agreement among the Company and the purchasers named
               therein, relating to the 7.68% Senior Notes of the Company, filed as Exhibit 4.9 to the Company's Annual Report on Form
               10-K for the fiscal year ended December 31, 1995.(2)
    4.15       Certificate of Trust of Walbro Capital Trust dated December
               17, 1996 filed as Exhibit 4.10 to the Company's Registration
               Statement on Form S-3, File No. 333-18317.(2)
    4.16       Amended and Restated Declaration of Trust of Walbro Capital
               Trust dated as of February 3, 1997 among Walbro Corporation, as Sponsor, Bankers Trust (Delaware), as Delaware Trustee,
               and Lambert E. Althaver, Daniel L. Hittler and Michael A.
               Shope, as Regular Trustees, filed as Exhibit 4.11 to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1996.(2)
    4.17       Indenture between Walbro Corporation and Bankers Trust
               Company, as Indenture Trustee, dated as of February 3, 1997, filed as Exhibit 4.12 to the Company's Annual Report on Form
               10-K for the fiscal year ended December 31, 1996.(2)
    4.18       Form of Preferred Security issued by Walbro Capital Trust, included as Exhibit A-1 to Exhibit 4.11 to the Company's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1996.(2)
    4.19       Convertible Debenture issued by Walbro Corporation to Walbro
               Capital Trust, included as Exhibit A to Exhibit 4.12 to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1996.(2)

EXHIBIT NO.
-----------
    4.20       Preferred Securities Guarantee Agreement between Walbro
               Corporation, as Guarantor, and Bankers Trust Company, as
               Guarantee Trustee, with respect to the Preferred Securities of Walbro Capital Trust dated as of February 3, 1997, filed as Exhibit 4.15 to the Company's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1996.(2)
    4.21       Second Amendment dated as of March 17, 1997 to Credit
               Agreement among the Company, Comerica Bank, as agent, and
               Harris Bank, as co-agent, filed as Exhibit 4.21 to the
               Company's Registration Statement on Form S-4, File No.
               333-45693.(2)
    4.22       Third Amendment dated as of August 27, 1997 to Credit
               Agreement among the Company, Comerica Bank, as agent, and
               Harris Bank, as co-agent, filed as Exhibit 4.22 to the
               Company's Registration Statement on Form S-4, File No.
               333-45693.(2)
    4.23       Purchase Money Loan Agreement dated as of August 27, 1997
               among the Company, Comerica Bank, as agent, and Harris Bank, as co-agent, filed as Exhibit 4.23 to the Company's
               Registration Statement on Form S-4, File No. 333-45693.(2)
    4.24       Purchase Money Guaranty dated as of August 27, 1997 by the
               Company and certain of its subsidiaries to Comerica Bank, as agent, filed as Exhibit 4.24 to the Company's Registration
               Statement on Form S-4, File No. 333-45693.(2)
    4.25       Purchase Money Security Agreement dated as of August 27,
               1997 among the Company, and certain of its subsidiaries and
               Comerica Bank, as agent, filed as Exhibit 4.25 to the
               Company's Registration Statement on Form S-4, File No.
               333-45693.(2)
    4.26       Amended and Restated Second Amendment and Waiver Agreement
               dated as of March 3, 1998 to the Note Agreement among the
               Company and the purchasers named therein, relating to the
               7.68% Senior Notes of the Company, filed as Exhibit 4.26 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.(2)
    4.27       Financing and Securities Agreement dated May 29, 1998
               between the Company and subsidiaries and NationsBank, N.A., as Administrative Agent and Lender.(1)
    5          Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).(1)
   10.1        Joint Venture Agreement between the Company and Mitsuba
               Electric Manufacturing Company, Ltd. dated December 12,
               1986.(1)
   10.2        The Company's Equity Based Long-Term Incentive Plan as
               amended and restated effective June 20, 1994.(1)
   10.3        Retirement Income Plan for Directors dated February 23,
               1988.(1)(3)
   10.4        The Company's Employee Stock Ownership Plan as amended and restated effective January 1, 1997.(1)
   10.5        Walbro Engine Management Incentive Compensation Plan.(1)(3)
   10.6        Joint Venture Agreement dated June 17, 1991 between the
               Company and Jaeger S.A., an indirect, majority-controlled
               subsidiary of Magneti Marelli S.p.A., relating to the Marwal
               Systems S.A. joint venture, filed as Exhibit 10.23 to the
               Company's Registration Statement on Form S-2, File No.
               33-41425.(2)
   10.7        Joint Venture Agreement between the Company and Jaeger S.A.
               dated as of January 1, 1993 relating to the Marwal do Brasil joint venture.(1)
   10.8        The Company's Advantage Plan, as amended and restated
               effective January 1, 1997.(1)(3)
   10.9        Joint Venture Contract among Walbro Engine Management
               Corporation, Fujian Fuding Carburetor Factory and Twin
               Winner Trading Co., Ltd. dated December 30, 1993 relating to the Fujian Hualong Carburetor Co. Ltd. joint venture.(1)
   10.10       Agreement among the Company, Walbro Automotive Corporation and Magneti Marelli France S.A. dated February 7, 1995.(1)

EXHIBIT NO.
-----------
   10.11       Joint Venture Agreement between the Company and Daewoo
               Precision Industries, Ltd. dated November 30, 1994.(1)
   10.12       Purchase and Sale Agreement dated as of April 7, 1995
               between the Company and Dyno Industrier AS, filed as Exhibit
               2.1 to the Company's Quarterly Report on Form 10-Q for the
               quarter ended March 31, 1995.(2)
   10.13       Addendum to Purchase and Sale Agreement between the Company and Dyno Industrier AS dated as of July 27, 1995, filed as
               Exhibit 2.2 to the Company's Current Report on Form 8-K
               dated July 27, 1995.(2)
   10.14       General Partnership Agreement dated August 18, 1995 between
               Iwaki Diecast U.S.A., Inc. and Walbro Tucson Corp.(1)
   10.15       Employment Agreement between the Company and L.E. Althaver dated August 16, 1996, filed as Exhibit 10.21 to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1996.(2)(3)
   10.16       Termination and Change of Control Agreement between the
               Company and L.E. Althaver dated August 16, 1996, filed as
               Exhibit 10.22 to the Company's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1996.(2)(3)
   10.17       Employment Agreement between the Company and Daniel L.
               Hittler dated August 16, 1996, filed as Exhibit 10.23 to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1996.(2)(3)
   10.18       Termination and Change of Control Agreement between the
               Company and Daniel L. Hittler dated August 16, 1996, filed as Exhibit 10.24 to the Company's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1996.(2)(3)
   10.19       Employment Agreement between the Company and Michael A.
               Shope dated August 16, 1996, filed as Exhibit 10.25 to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1996.(2)(3)
   10.20       Termination and Change of Control Agreement between the
               Company and Michael A. Shope dated August 16, 1996, filed as
               Exhibit 10.26 to the Company's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1996.(2)(3)
   10.21       Employment Agreement between the Company and Robert H.
               Walpole dated August 16, 1996, filed as Exhibit 10.27 to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1996.(2)(3)
   10.22       Termination and Change of Control Agreement between the
               Company and Robert H. Walpole dated August 16, 1996, filed as Exhibit 10.28 to the Company's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1996.(2)(3)
   10.23       Employment Agreement between the Company and R.H. Whitehead
               III dated August 16, 1996, filed as Exhibit 10.29 to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1996.(2)(3)
   10.24       Termination and Change of Control Agreement between the
               Company and R.H. Whitehead III dated August 16, 1996, filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1996.(2)(3)
   10.25       Employment Agreement between the Company and Frank E.
               Bauchiero dated October 3, 1996, filed as Exhibit 10.31 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.(2)(3)
   10.26       Termination and Change of Control Agreement between the
               Company and Frank E. Bauchiero dated October 3, 1996, filed as Exhibit 10.32 to the Company's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1996.(2)(3)
   10.27       The Company's Broad-Based Long Term Incentive Plan, filed as
               Exhibit 10.33 to the Company's Registration Statement on
               Form S-4, File No. 333-45693.(2)

EXHIBIT NO.
-----------
   10.28       The Company's Supplemental Employee Retirement Plan,
               effective January 1, 1997.(1)
   10.29       Separation Agreement and General Release dated May 20, 1998 between the Company and Lambert E. Althaver.(1)(3)
   12          Computation of ratio of earnings to fixed charges.(1)
   21          Subsidiaries of the Company, filed as Exhibit 21 to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1997.(2)
   23.1        Consent of Arthur Andersen LLP.(1)
   23.2        Consent of Ernst & Young Audit.(1)
   23.3        Consent of Katten Muchin & Zavis (contained in its opinion filed as Exhibit 5).
   24          Power of Attorney, included in signature page to the
               Company's Registration Statement on Form S-4, File No.
               333-45693.(2)
   25          Statement of eligibility under the Trust Indenture Act of
               1939, as amended, on Form T-1 of Bankers Trust Company, as
               Trustee under the Indenture, filed as Exhibit 25 to the
               Company's Registration Statement on Form S-4, File No.
               333-45693.(2)
   27          Financial Data Schedule.(1)
   99.1        Form of Letter of Transmittal for the Exchange Notes, filed as Exhibit 99.1 to the Company's Registration Statement on
               Form S-4, File No. 333-45693.(2)
   99.2        Form of Notice of Guaranteed Delivery for the Exchange
               Notes, filed as Exhibit 99.2 to the Company's Registration
               Statement on Form S-4, File No. 333-45693.(2)
   99.3        Form of Letter to Registered Holders and Depository Trust
               Company Participants, filed as Exhibit 99.3 to the Company's
               Registration Statement on Form S-4, File No. 333-45693.(2)
   99.4        Form of Letter to Clients, filed as Exhibit 99.4 to the
               Company's Registration Statement on Form S-4, File No.
               333-45693.(2)
   99.5        Form of Instruction to Registered Holder and/or Book Entry
               Transfer Participant from Beneficial Owner, filed as Exhibit
               99.5 to the Company's Registration Statement on Form S-4,
               File No. 333-45693.(2)
   99.6        Guidelines for Certificate of Taxpayer Identification Number
               on Substitute Form W-9, filed as Exhibit 99.6 to the
               Company's Registration Statement on Form S-4, File No.
               333-45693.(2)


-------------------------

(1) Filed herewith.



(2) Incorporated by reference.



(3) Management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules.


     (1) VALUATION AND QUALIFYING ACCOUNTS.


     The financial statement schedule Valuation and Qualifying Accounts is included in the Supplemental Notes to Consolidated Financial Statements.


     (2) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS


     The financial statement schedule Supplemental Guarantor Condensed Consolidating Financial Statements is included in the Supplemental Notes to Consolidated Financial Statements.


(c) Not Applicable.

ITEM 22. UNDERTAKINGS.

     (a) (i) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (ii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (iii) The undersigned registrant hereby undertakes that:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cass City, State of Michigan on May 29, 1998.


                                          WALBRO CORPORATION


                                          By:    /s/ FRANK E. BAUCHIERO

                                            ------------------------------------

                                            Frank E. Bauchiero


                                            Chief Executive Officer and
                                              President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                       TITLE                         DATE
---------------------------------------------    ---------------------------------------    ------------

           /s/ FRANK E. BAUCHIERO                Chief Executive Officer, President and
---------------------------------------------    Director                                   May 29, 1998
             Frank E. Bauchiero

                      *
---------------------------------------------    Vice President and Director                May 29, 1998
              Robert H. Walpole

            /s/ MICHAEL A. SHOPE                 Chief Financial Officer and Treasurer
---------------------------------------------    (Principal Financial and Accounting        May 29, 1998
              Michael A. Shope                   Officer)

                      *
---------------------------------------------    Director                                   May 29, 1998
            William T. Bacon, Jr.

                      *
---------------------------------------------    Director                                   May 29, 1998
            J. Dwane Baumgardner

                      *
---------------------------------------------    Director                                   May 29, 1998
              Vernon E. Oechsle

                      *
---------------------------------------------    Director                                   May 29, 1998
              Robert D. Tuttle

                      *
---------------------------------------------    Director                                   May 29, 1998
                John E. Utley

          *By: /s/ MICHAEL A. SHOPE
   ---------------------------------------
              Michael A. Shope
              Attorney-In-Fact

                                   SIGNATURES



     Each of the Guarantors pursuant to the requirements of the Securities Act of 1933, as amended, has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cass City, State of Michigan on May 29, 1998.



                                        WALBRO AUTOMOTIVE CORPORATION


                                        WALBRO ENGINE MANAGEMENT CORPORATION


                                        SHARON MANUFACTURING COMPANY


                                        WHITEHEAD ENGINEERED PRODUCTS, INC.



                                        By:      /s/ FRANK E. BAUCHIERO

                                           -------------------------------------

                                           Frank E. Bauchiero


                                           Chief Executive Officer and President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                       TITLE                           DATE
------------------------------------------    ------------------------------------------    ------------

          /s/ FRANK E. BAUCHIERO              Chief Executive Officer, President and
------------------------------------------    Director (Principal Executive Officer)        May 29, 1998
            Frank E. Bauchiero

           /s/ MICHAEL A. SHOPE               Treasurer (Principal Financial and
------------------------------------------    Accounting Officer)                           May 29, 1998
             Michael A. Shope

                                 EXHIBIT INDEX


EXHIBIT
  NO.
-------
   2      Agreement for Sale of the Assets of Sharon Manufacturing
          Company dated April 9, 1998 between Sharon Manufacturing
          Company, the Company and Millennium Industries
          Corporation.(1)
   3.1    Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement on
          Form S-3, File No. 333-18317.(2)
   3.2    By-laws of the Company, as amended through July 7, 1993.(1)
   3.3    Amendment to Section 2.9 of the By-laws of the Company,
          filed as Exhibit 3.3 to the Company's Annual Report on Form
          10-K for the fiscal year ended December 31, 1994.(2)
   4.1    Indenture for the 10 1/8% Senior Notes due 2007 dated as of
          December 15, 1997 among the Company, Walbro Automotive
          Corporation, Walbro Engine Management Corporation, Sharon
          Manufacturing Company, Whitehead Engineered Products, Inc.
          and Bankers Trust Company, as Trustee (including form of the
          Exchange Note and form of Guarantee), filed as Exhibit 4.1 to the Company's Registration Statement on Form S-4, File
          No. 333-45693.(2)
   4.2    Purchase Agreement dated December 11, 1997 among the
          Company, Walbro Automotive Corporation, Walbro Engine
          Management Corporation, Sharon Manufacturing Company,
          Whitehead Engineered Products, Inc. and Salomon Brothers
          Inc., filed as Exhibit 4.2 to the Company's Registration
          Statement on Form S-4, File No. 333-45693.(2)
   4.3    Registration Rights Agreement dated December 11, 1997 among the Company, Walbro Automotive Corporation, Walbro Engine
          Management Corporation, Sharon Manufacturing Company,
          Whitehead Engineered Products, Inc. and Salomon Brothers
          Inc., filed as Exhibit 4.3 to the Company's Registration
          Statement on Form S-4, File No. 333-45693.(2)
   4.4    Form of the Exchange Note (included in Exhibit 4.1).
   4.5    Form of Guarantee (included in Exhibit 4.1).
   4.6    Shareholder Rights Plan dated December 8, 1988, filed as the
          Exhibit to the Company's Registration Statement on Form 8-A
          for Shareholder Stock Purchase Rights filed December 12,
          1988.(2)
   4.7    First Amendment to Rights Agreement dated February 6,
          1991.(1)
   4.8    Loan Agreement between City of Ligonier, Indiana, and Sharon
          Manufacturing Company dated as of June 1, 1992.(1)
   4.9    Loan Agreement between Walbro Automotive Corporation and the
          Town of Ossian, Indiana, dated as of December 1, 1993, filed as Exhibit 4.13 to the Company's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1993.(2)
   4.10   Note Agreement among the Company and the purchasers named
          therein dated as of October 1, 1994 relating to the 7.68%
          Senior Notes of the Company, filed as Exhibit 4.9 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1994.(2)
   4.11   Indenture for the 9 7/8% Senior Notes due 2005 dated as of
          July 27, 1995 among the Company, Walbro Automotive
          Corporation, Walbro Engine Management Corporation, Sharon
          Manufacturing Company, Whitehead Engineered Products, Inc.
          and Bankers Trust Company, as Trustee (including form of
          Exchange Note), filed as Exhibit 2.3 to the Company's
          Current Report on Form 8-K dated July 27, 1995.(2)
   4.12   Amended and Restated Credit Agreement dated as of September
          22, 1995 among the Company, certain of its subsidiaries,
          Comerica Bank, as agent, and Harris Bank, as co-agent, filed as Exhibit 4.2 to the Company's Registration Statement on
          Form S-4, filed September 27, 1995.(2)
   4.13   First Amendment dated March 8, 1996 to the Amended and
          Restated Credit Agreement among the Company, certain of its subsidiaries, Comerica Bank, as agent, and Harris Bank, as co-agent, filed as Exhibit 4.8 to the Company's Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1995.(2)

EXHIBIT
  NO.
-------
   4.14   First Amendment dated as of July 26, 1995 to the Note
          Agreement among the Company and the purchasers named
          therein, relating to the 7.68% Senior Notes of the Company, filed as Exhibit 4.9 to the Company's Annual Report on Form
          10-K for the fiscal year ended December 31, 1995.(2)
   4.15   Certificate of Trust of Walbro Capital Trust dated December
          17, 1996 filed as Exhibit 4.10 to the Company's Registration
          Statement on Form S-3, File No. 333-18317.(2)
   4.16   Amended and Restated Declaration of Trust of Walbro Capital
          Trust dated as of February 3, 1997 among Walbro Corporation, as Sponsor, Bankers Trust (Delaware), as Delaware Trustee,
          and Lambert E. Althaver, Daniel L. Hittler and Michael A.
          Shope, as Regular Trustees, filed as Exhibit 4.11 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1996.(2)
   4.17   Indenture between Walbro Corporation and Bankers Trust
          Company, as Indenture Trustee, dated as of February 3, 1997, filed as Exhibit 4.12 to the Company's Annual Report on Form
          10-K for the fiscal year ended December 31, 1996.(2)
   4.18   Form of Preferred Security issued by Walbro Capital Trust, included as Exhibit A-1 to Exhibit 4.11 to the Company's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996.(2)
   4.19   Convertible Debenture issued by Walbro Corporation to Walbro
          Capital Trust, included as Exhibit A to Exhibit 4.12 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1996.(2)
   4.20   Preferred Securities Guarantee Agreement between Walbro
          Corporation, as Guarantor, and Bankers Trust Company, as
          Guarantee Trustee, with respect to the Preferred Securities of Walbro Capital Trust dated as of February 3, 1997, filed as Exhibit 4.15 to the Company's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1996.(2)
   4.21   Second Amendment dated as of March 17, 1997 to Credit
          Agreement among the Company, Comerica Bank, as agent, and
          Harris Bank, as co-agent, filed as Exhibit 4.21 to the
          Company's Registration Statement on Form S-4, File No.
          333-45693.(2)
   4.22   Third Amendment dated as of August 27, 1997 to Credit
          Agreement among the Company, Comerica Bank, as agent, and
          Harris Bank, as co-agent, filed as Exhibit 4.22 to the
          Company's Registration Statement on Form S-4, File No.
          333-45693.(2)
   4.23   Purchase Money Loan Agreement dated as of August 27, 1997
          among the Company, Comerica Bank, as agent, and Harris Bank, as co-agent, filed as Exhibit 4.23 to the Company's
          Registration Statement on Form S-4, File No. 333-45693.(2)
   4.24   Purchase Money Guaranty dated as of August 27, 1997 by the
          Company and certain of its subsidiaries to Comerica Bank, as agent, filed as Exhibit 4.24 to the Company's Registration
          Statement on Form S-4, File No. 333-45693.(2)
   4.25   Purchase Money Security Agreement dated as of August 27,
          1997 among the Company, and certain of its subsidiaries and
          Comerica Bank, as agent, filed as Exhibit 4.25 to the
          Company's Registration Statement on Form S-4, File No.
          333-45693.(2)
   4.26   Amended and Restated Second Amendment and Waiver Agreement
          dated as of March 3, 1998 to the Note Agreement among the
          Company and the purchasers named therein, relating to the
          7.68% Senior Notes of the Company, filed as Exhibit 4.26 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.(2)
   4.27   Financing and Security Agreement date May 29, 1998 between the Company and subsidiaries and NationsBank, N.A., as
          Administrative Agent and Lender.(1)
   5      Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).(1)
  10.1    Joint Venture Agreement between the Company and Mitsuba
          Electric Manufacturing Company, Ltd. dated December 12,
          1986.(1)

EXHIBIT
  NO.
-------
  10.2    The Company's Equity Based Long-Term Incentive Plan as
          amended and restated effective June 20, 1994.(1)
  10.3    Retirement Income Plan for Directors dated February 23,
          1988.(1)(3)
  10.4    The Company's Employee Stock Ownership Plan as amended and restated effective January 1, 1997.(1)
  10.5    Walbro Engine Management Incentive Compensation Plan.(1)(3)
  10.6    Joint Venture Agreement dated June 17, 1991 between the
          Company and Jaeger S.A., an indirect, majority-controlled
          subsidiary of Magneti Marelli S.p.A., relating to the Marwal
          Systems S.A. joint venture, filed as Exhibit 10.23 to the
          Company's Registration Statement on Form S-2, File No.
          33-41425.(2)
  10.7    Joint Venture Agreement between the Company and Jaeger S.A.
          dated as of January 1, 1993 relating to the Marwal do Brasil joint venture.(1)
  10.8    The Company's Advantage Plan, as amended and restated
          effective January 1, 1997.(1)(3)
  10.9    Joint Venture Contract among Walbro Engine Management
          Corporation, Fujian Fuding Carburetor Factory and Twin
          Winner Trading Co., Ltd. dated December 30, 1993 relating to the Fujian Hualong Carburetor Co. Ltd. joint venture.(1)
  10.10   Agreement among the Company, Walbro Automotive Corporation and Magneti Marelli France S.A. dated February 7, 1995.(1)
  10.11   Joint Venture Agreement between the Company and Daewoo
          Precision Industries, Ltd. dated November 30, 1994.(1)
  10.12   Purchase and Sale Agreement dated as of April 7, 1995
          between the Company and Dyno Industrier AS, filed as Exhibit
          2.1 to the Company's Quarterly Report on Form 10-Q for the
          quarter ended March 31, 1995.(2)
  10.13   Addendum to Purchase and Sale Agreement between the Company and Dyno Industrier AS dated as of July 27, 1995, filed as
          Exhibit 2.2 to the Company's Current Report on Form 8-K
          dated July 27, 1995.(2)
  10.14   General Partnership Agreement dated August 18, 1995 between
          Iwaki Diecast U.S.A., Inc. and Walbro Tucson Corp.(1)
  10.15   Employment Agreement between the Company and L.E. Althaver dated August 16, 1996, filed as Exhibit 10.21 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1996.(2)(3)
  10.16   Termination and Change of Control Agreement between the
          Company and L.E. Althaver dated August 16, 1996, filed as
          Exhibit 10.22 to the Company's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1996.(2)(3)
  10.17   Employment Agreement between the Company and Daniel L.
          Hittler dated August 16, 1996, filed as Exhibit 10.23 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1996.(2)(3)
  10.18   Termination and Change of Control Agreement between the
          Company and Daniel L. Hittler dated August 16, 1996, filed as Exhibit 10.24 to the Company's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1996.(2)(3)
  10.19   Employment Agreement between the Company and Michael A.
          Shope dated August 16, 1996, filed as Exhibit 10.25 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1996.(2)(3)
  10.20   Termination and Change of Control Agreement between the
          Company and Michael A. Shope dated August 16, 1996, filed as
          Exhibit 10.26 to the Company's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1996.(2)(3)

EXHIBIT
  NO.
-------
  10.21   Employment Agreement between the Company and Robert H.
          Walpole dated August 16, 1996, filed as Exhibit 10.27 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1996.(2)(3)
  10.22   Termination and Change of Control Agreement between the
          Company and Robert H. Walpole dated August 16, 1996, filed as Exhibit 10.28 to the Company's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1996.(2)(3)
  10.23   Employment Agreement between the Company and R.H. Whitehead
          III dated August 16, 1996, filed as Exhibit 10.29 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1996.(2)(3)
  10.24   Termination and Change of Control Agreement between the
          Company and R.H. Whitehead III dated August 16, 1996, filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1996.(2)(3)
  10.25   Employment Agreement between the Company and Frank E.
          Bauchiero dated October 3, 1996, filed as Exhibit 10.31 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.(2)(3)
  10.26   Termination and Change of Control Agreement between the
          Company and Frank E. Bauchiero dated October 3, 1996, filed as Exhibit 10.32 to the Company's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1996.(2)(3)
  10.27   The Company's Broad-Based Long Term Incentive Plan, filed as
          Exhibit 10.33 to the Company's Registration Statement on
          Form S-4, File No. 333-45693.(2)
  10.28   The Company's Supplemental Employee Retirement Plan,
          effective January 1, 1997.(1)
  10.29   Separation Agreement and General Release dated May 20, 1998 between the Company and Lambert E. Althaver.(1)(3)
  12      Computation of ratio of earnings to fixed charges.(1)
  21      Subsidiaries of the Company, filed as Exhibit 21 to the
          Company's Annual Report on Form 10-K for the fiscal year
          ended December 31, 1997.(2)
  23.1    Consent of Arthur Andersen LLP.(1)
  23.2    Consent of Ernst & Young Audit.(1)
  23.3    Consent of Katten Muchin & Zavis (contained in its opinion filed as Exhibit 5).
  24      Power of Attorney, included in signature page to the
          Company's Registration Statement on Form S-4, File No.
          333-45693.(2)
  25      Statement of eligibility under the Trust Indenture Act of
          1939, as amended, on Form T-1 of Bankers Trust Company, as
          Trustee under the Indenture, filed as Exhibit 25 to the
          Company's Registration Statement on Form S-4, File No.
          333-45693.(2)
  27      Financial Data Schedule.(1)
  99.1    Form of Letter of Transmittal for the Exchange Notes, filed as Exhibit 99.1 to the Company's Registration Statement on
          Form S-4, File No. 333-45693.(2)
  99.2    Form of Notice of Guaranteed Delivery for the Exchange
          Notes, filed as Exhibit 99.2 to the Company's Registration
          Statement on Form S-4, File No. 333-45693.(2)
  99.3    Form of Letter to Registered Holders and Depository Trust
          Company Participants, filed as Exhibit 99.3 to the Company's
          Registration Statement on Form S-4, File No. 333-45693.(2)
  99.4    Form of Letter to Clients, filed as Exhibit 99.4 to the
          Company's Registration Statement on Form S-4, File No.
          333-45693.(2)

EXHIBIT
  NO.
-------
  99.5    Form of Instruction to Registered Holder and/or Book Entry
          Transfer Participant from Beneficial Owner, filed as Exhibit
          99.5 to the Company's Registration Statement on Form S-4,
          File No. 333-45693.(2)
  99.6    Guidelines for Certificate of Taxpayer Identification Number
          on Substitute Form W-9, filed as Exhibit 99.6 to the
          Company's Registration Statement on Form S-4, File No.
          333-45693.(2)


-------------------------

(1) Filed herewith.



(2) Incorporated by reference.



(3) Management contract or compensatory plan or arrangement.